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                                                                  Exhibit 10.16

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                           FIRST AMENDED AND RESTATED
                                 LOAN AGREEMENT


                                    between


                          DVI Financial Services Inc.,

                   The Banks Signatory to this Loan Agreement

                                    - and -

                               NatWest Bank N.A.,
                    as Agent, Pre-Funding Lender and a Bank



                              $81,500,000 Facility



                              Dated June 14, 1991
                   Amended and Restated as of March 28, 1995





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                               TABLE OF CONTENTS


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ARTICLE 1.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         Section 1.1      General Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         Section 1.2      Borrowing Base  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         Section 1.3      Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

ARTICLE 2.  COMMITMENTS; LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         Section 2.1      Loans; Credit Period; Term Conversion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         Section 2.2      Changes in Commitment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         Section 2.3      Borrowing Notice; Borrowing Base Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         Section 2.4      Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         Section 2.5      Lending Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         Section 2.6      Disbursement of Loan Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         Section 2.7      Conversions of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         Section 2.8      Mandatory and Optional Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         Section 2.9      Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         Section 2.10     Principal Repayment Schedule  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         Section 2.11     Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         Section 2.12     Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         Section 2.13     Time and Method of Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         Section 2.14     Computations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         Section 2.15     Minimum Borrowings, Conversions and Prepayments . . . . . . . . . . . . . . . . . . . . . . . . .   34
         Section 2.16     Additional Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         Section 2.17     Limitation on Types of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         Section 2.18     Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         Section 2.19     Forced Conversions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         Section 2.20     Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         Section 2.21     Security Documents; Guaranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         Section 2.22     Forms of Borrower Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         Section 2.23     Required Borrowing Documentation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         Section 2.24     Lock-Box Arrangements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         Section 2.25     Pro Rata Treatment Among Banks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         Section 2.26     Non-Receipt of Funds by the Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         Section 2.27     Sharing of Payments and Set-Off Among Banks . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         Section 2.28     Several Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         Section 2.29     Release of Agent's Lien . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         Section 2.30     Pre-Funding Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43

ARTICLE 3. REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         Section 3.1      Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         Section 3.2      Power, Authority, Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         Section 3.3      No Violation of Law or Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         Section 3.4      Due Execution, Validity, Enforceability . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         Section 3.5      Properties, Priority of Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         Section 3.6      Judgments, Actions, Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         Section 3.7      No Defaults, Compliance With Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         Section 3.8      Burdensome Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         Section 3.9      Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50





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                               TABLE OF CONTENTS
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         Section 3.10     Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         Section 3.11     Intangible Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         Section 3.12     Regulation U  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         Section 3.13     Name Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         Section 3.14     Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         Section 3.15     Labor Disputes; Collective Bargaining Agreements; Employee Grievances . . . . . . . . . . . . . .   51
         Section 3.16     Condition of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         Section 3.17     ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         Section 3.18     Non-Recourse Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         Section 3.19     Finders or Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         Section 3.20     Investment Company Act; Public Utility Holding Company Act  . . . . . . . . . . . . . . . . . . .   52
         Section 3.21     Borrowing Base Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         Section 3.22     Licenses and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         Section 3.23     Independent Credit Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53

ARTICLE 4.  CONDITIONS TO THE LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         Section 4.1      Conditions to Initial Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         Section 4.2      Conditions to Subsequent Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53

ARTICLE 5.  DELIVERY OF FINANCIAL REPORTS,
                     DOCUMENTS AND OTHER INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         Section 5.1      Annual Financial Statements and Budgets . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         Section 5.2      Quarterly Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         Section 5.3      Other Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         Section 5.4      No Default Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         Section 5.5      Copies of Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         Section 5.6      Notices of Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
         Section 5.7      ERISA Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
         Section 5.8      Borrowing Base Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56

ARTICLE 6.  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         Section 6.1      Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         Section 6.2      Inspections and Audits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         Section 6.3      Maintenance and Repairs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         Section 6.4      Continuance of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         Section 6.5      Copies of Corporate Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
         Section 6.6      Perform Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
         Section 6.7      Notice of Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
         Section 6.8      Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
         Section 6.9      Financial Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         Section 6.10     Reportable Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         Section 6.11     Comply with ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
         Section 6.12     Upgrades and Add-ons  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
         Section 6.13     Possession of Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
         Section 6.14     Obligor Insurance Policies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
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         Section 6.15     Preservation and Perfection of Agent's Liens  . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         Section 6.16     Environmental Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         Section 6.17     Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62

ARTICLE 7.  NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
         Section 7.1      Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
         Section 7.2      Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         Section 7.3      Mergers, Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
         Section 7.4      Redemptions; Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
         Section 7.5      Stock Issuance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
         Section 7.6      Changes in Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
         Section 7.7      Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
         Section 7.8      Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
         Section 7.9      Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
         Section 7.10     ERISA Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
         Section 7.11     Amendment of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
         Section 7.12     Capital Expenditures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
         Section 7.13     Rental Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
         Section 7.14     Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
         Section 7.15     Changes in Calculation of Net Book Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
         Section 7.16     Non-DVI Generated Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72

ARTICLE 8.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
         Section 8.1      Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
         Section 8.2      Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
         Section 8.3      Other Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
         Section 8.4      Other Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
         Section 8.5      Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
         Section 8.6      Bankruptcy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
         Section 8.7      Judgments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
         Section 8.8      ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
         Section 8.9      Ownership of Stock of Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
         Section 8.10     Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
         Section 8.11     Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
         Section 8.12     Parent Subordinated Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
         Section 8.13     Warehouse Loan Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75

ARTICLE 9.  THE AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
         Section 9.1      Appointment, Powers and Immunities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
         Section 9.2      Reliance by Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
         Section 9.3      Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
         Section 9.4      Rights as a Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
         Section 9.5      Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
         Section 9.6      Non-Reliance on Agent and other Banks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
         Section 9.7      Failure to Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79
         Section 9.8      Resignation or Removal of Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79
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         Section 9.9      Sharing of Collateral and Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79

ARTICLE 10.  MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
         Section 10.1     Fees and Expenses; Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
         Section 10.2     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   81
         Section 10.3     No Set-Off of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82
         Section 10.4     Survival of Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82
         Section 10.5     Lien on and Set-off of Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82
         Section 10.6     Modifications, Consents and Waivers; Entire Agreement . . . . . . . . . . . . . . . . . . . . . .   83
         Section 10.7     Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
         Section 10.8     Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
         Section 10.9     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
         Section 10.10    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
         Section 10.11    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial  . . . . . . . . . . . . . . . . . .   85
         Section 10.12    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
         Section 10.13    Binding Effect; No Assignment by Borrower . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
         Section 10.14    Assignments and Participations by Banks . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
         Section 10.15    Scope of Agent's Lien . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88


SCHEDULES:

         1.      States of Incorporation and Qualification, and Capitalization and Ownership of Stock, of DVI and
                      its Subsidiaries
         2.      Consents, Waivers, Approvals; Violation of Agreements
         3.      Judgments, Actions, Proceedings
         4.      Defaults; Compliance with Laws, Regulations and Agreements
         5.      Burdensome Documents
         6.      Patents, Trademarks, Trade Names, Service Marks and  Copyrights
         7.      Name Changes, Mergers, Acquisitions; Location of Collateral
         8.      Labor Disputes; Collective Bargaining Agreements; Employee Grievances
         9.      Existing Non-Recourse and Partial Recourse Debt
         10.     Conditions Precedent to Original Agreement
         11.     Permitted Recourse Indebtedness
         12.     Guaranties of Obligations of Affiliates
         13.     Certain Restricted Investments



EXHIBITS:

         A       Form of Note
         B       Form of Pre Funding Note
         C       Form of Borrowing Notice
         D       Form of Borrowing Base Report
         E       Form of Assignment and Acceptance
         F       Form of DBC Financing Agreements
         G       Form of Eligible Progress Payment Agreements

                           FIRST AMENDED AND RESTATED
                                 LOAN AGREEMENT




                 This FIRST AMENDED AND RESTATED LOAN AGREEMENT, dated June 14, 1991 and amended and restated as of March 28, 1995 (as amended and restated, this "Agreement"), is between DVI Financial Services Inc., a Delaware corporation (the "Borrower"), the banks that have executed a signature page to this Agreement (the "Banks"), NatWest Bank N.A. (successor by merger to National Westminster Bank USA), as Pre-Funding Lender pursuant to the terms of
Section 2.30 (in such capacity, the "Pre-Funding Lender"), and NatWest Bank N.A. as agent for the Banks pursuant to the terms of Article 9 (in such capacity, the "Agent").

RECITALS:

                 (1) The Borrower, the Banks and the Agent are parties to the Loan Agreement, dated June 14, 1991, as heretofore amended, modified and supplemented (the "Original Agreement"), pursuant to which the Borrower obtained commitments for loans from the Banks in the aggregate principal sum of $79,000,000.

                 (2) The Borrower, the Banks and the Agent wish to amend the Original Agreement to increase the maximum available loans to $81,500,000 and to make certain other changes in the terms of the Original Agreement, and to restate the Original Agreement as amended by such amendments for their convenience.

                 (3) Following such restatement, this Agreement will set forth the definitive terms and conditions of the agreement of the Borrower, the Banks and the Agent regarding the matters covered by this Agreement as of and after the date the Original Agreement is restated, and the Original Agreement will continue to govern such terms prior to such date.

                 NOW, THEREFORE, in consideration for the foregoing agreements and for other good and valuable consideration whose receipt and sufficiency are acknowledged, the Borrower, the Banks and the Agent agree to the following terms.

         ARTICLE 1.  DEFINITIONS

                 Section 1.1 General Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings for purposes of this Agreement:

                 "Additional Costs" - as defined in Section 2.16.

                 "Affiliate" - as to any Person, any other Person that directly or indirectly controls, is under common control with or is controlled by such Person. As used in this definition,

"control", "under common control with" and "controlled by" mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that (i) any Person that owns, directly or indirectly, 5% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation, or 5% or more of the non-limited partnership or other ownership interests of any other Person, will be deemed to control such Person, and (ii) each shareholder, director and officer of the Borrower shall be deemed to be an Affiliate of the Borrower.

                 "Agent's Lien" - the Liens granted to the Agent for the ratable benefit of the Banks pursuant to the Security Documents.

                 "Applicable Law" - all applicable (i) laws, treaties and international agreements of any national government, (ii) laws of any state, province, territory, locality or other political subdivision of a national government, and (iii) rules, regulations, judgments, decrees, orders, injunctions, writs, directives, ordinances, licenses and permits of any government, governmental agency, court or arbitration authority.

                 "Applicable Lending Office" - with respect to each type of Loan for each Bank, the lending office designated for such type of Loan on such Bank's signature page to this Agreement, or such other office as such Bank may specify from time to time to the Borrower, as the office at which its Loans of such type are to be made and maintained.

                 "Applicable Margin" - during any calendar month (i) during the Credit Period, the following amounts based on the Leverage Ratio of the Borrower at the end of the second preceding calendar month (and reported before the end of the preceding month): (A) if the Leverage Ratio is less than 2:1, 0.0% for Prime Rate Loans and 1.5% for Eurodollar Loans, (B) if the Leverage Ratio is equal to or more than 2:1 and less than or equal to 4:1, 0.125% for Prime Rate Loans and 1.65% for Eurodollar Loans, and (C) if the Leverage Ratio is more than 4:1, 0.25% for Prime Rate Loans and 1.8% for Eurodollar Loans; and
(ii) from and after the Term Conversion Date, 0.875% for Prime Rate Loans and 2.625% for Eurodollar Loans.

                 "Assignment and Acceptance" - an Assignment and Acceptance agreement in the form attached as Exhibit E.

                 "Assignment of Agreements" - the Assignment of Agreements, dated June 14, 1991, between Borrower and Agent, as confirmed by the Confirmation.

                 "Assignment of Leases" - the Assignment of Leases, dated June 14, 1991, between Borrower and Agent, as confirmed by the Confirmation.

                 "Balance of Payments" - at any date, the total unpaid regularly scheduled rental payments under a Lease or the total unpaid regularly scheduled payments under an Equipment Note, CSA or Third Party Note, in each case due or to become due during the next succeeding 84 months or the remainder, whichever is less, of the Initial Term of the applicable Eligible Contract, but not in any event including payments or amounts due directly or indirectly on account of user, sales or property taxes, maintenance, repairs, management fees, insurance and similar items and net of any credits, customer deposits, rebates, offsets, holdbacks or other adjustments or commissions payable to third parties that are adjustments to such payments, and provided that the Balance of Payments with respect to an item of related Equipment is that portion of the Balance of Payments attributable to such item of Equipment.

                 "Borrowing Availability" - the difference between (a) the Borrowing Capacity, minus (b) the aggregate outstanding balance of all Loans and all Pre-Funding Loans.

                 "Borrowing Base" - as defined in Section 1.2(a).

                 "Borrowing Base Report" - a report in the form attached as Exhibit D that includes a Borrowing Base computation.

                 "Borrowing Capacity" - as defined in Section 2.1.

                 "Borrowing Notice" - a notice in the form attached as Exhibit C, as further described in Section 2.3.

                 "Business Day" - any day other than Saturday, Sunday or other day on which commercial banks in the city where the Principal Office is located are authorized or required to close under the laws of the State where the Principal Office is located.

                 "Capitalized Lease Obligations" - obligations (determined in accordance with GAAP) of a Person to pay rent or other amounts under a lease (or other agreement conveying the right to use) of real or personal property that is required to be classified and accounted for as a capital lease under GAAP.

                 "Cash Operating Expenses" - as of any date of determination, the sum of the following items actually paid in cash by the Borrower and arising out of the conduct of its business in the ordinary course: (i) interest expense on recourse debt; (ii) selling, general and administrative expenses and sales commissions, excluding amortization of initial direct costs but including any initial direct costs actually paid in cash during the current accounting period; and (iii) all other expenses paid in cash; provided, however, that "Cash Operating Expenses" shall not include any bad debt expense.

                 "Cash Receipts" - as of any date of determination, the sum of the following items actually received in cash by the Borrower and arising out of the conduct of the business of the Borrower in the ordinary course: (i) cash payments received under conditional sales agreements before Securitization;
(ii) cash proceeds from the sale of fair market value lease streams net of repayment of Indebtedness; (iii) cash rental payments from operating leases (as defined in Financial Accounting Standards Board Statement No. 13); (iv) all cash payments from leases held in the portfolio of the Borrower before Securitization; (v) cash interest income, including cash profits or losses from hedging activities; (vi) cash proceeds from sales of residuals; (vii) dividends or other such payments from the lessees of the Affiliate Leases pursuant to profit sharing agreements or arrangements between the Borrower and such Affiliates, and (viii) fees, commissions and other miscellaneous income actually received in cash.

                 "Code" - the Internal Revenue Code of 1986.

                 "Collateral" - the collateral covered by each of the Security Documents.

                 "Commitment" - as to each Bank, the amount set forth opposite such Bank's name on its signature pages to this Agreement under the caption "Commitment", as reduced pursuant to Sections 2.1 and 2.2.

                 "Commitment Fee" - as defined in Section 2.4.

                 "Confirmation" - the Confirmation, dated March 28, 1995, between the Borrower, DVI, DBC, the Banks, the Pre-Funding Lender and the Agent.

                 "Contract" - a Lease, Equipment Note, CSA or Third Party Note, and "related Contract" means, with reference to any Equipment, the Contract covering or secured by such Equipment.

                 "Contract Payments" - the aggregate amount payable under a Contract by the Obligor thereunder as rental, debt service or installment payments, including all security deposits, advance rentals, indemnity payments, insurance proceeds, purchase price payments, principal, interest, payments in connection with any purchase, renewal, termination, option or obligation and other amounts at any time made, due or to become due, whether or not earned by performance, under or pursuant to a Contract.

                 "Contract Receivables Clause" - Section 1.2(a)(i).

                 "Controlled Group" - all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b), 414(c) or 414(m) of the Code and Section 4001(a)(2) of ERISA.

                 "Credit Period" - the period commencing on June 14, 1991 and ending on the Term Conversion Date.

                 "CSA" - a conditional sale agreement or similar arrangement providing for the sale of Equipment by the Borrower, as vendor, to an Obligor and for the retention of a Lien on such Equipment to secure amounts payable by such Obligor under such CSA.

                 "DBC" - DVI Business Credit Corporation, a Delaware corporation and wholly-owned subsidiary of DVI.

                 "DBC Financed Amount" - at any date of determination, the sum of (i) with respect to all Eligible Healthcare Receivables purchased by DBC, the aggregate purchase price paid by DBC for such Eligible Healthcare Receivables, and (ii) with respect to all Eligible Healthcare Receivables in which a Healthcare Provider has granted a security interest and assigned its rights and interests to DBC, the then outstanding principal amount advanced by DBC with respect to, and secured by, such Eligible Healthcare Receivables, in each case as reported by the Borrower on a Borrowing Base Report.

                 "DBC Financing Agreement" - an agreement between DBC and a Healthcare Provider substantially in one of the forms attached as Exhibit F or as otherwise approved pursuant to Section 2.22 pursuant to which the Healthcare Provider has or will either (i) sell Eligible Healthcare Receivables to DBC for a purchase price not exceeding 80% of the face value of such Eligible Healthcare Receivables on their date of purchase, or (ii) grant a security interest and assign to DBC all of its rights and interests in Eligible Healthcare Receivables in connection with the borrowing from DBC of an amount not exceeding 80% of the face value of such pledged Eligible Healthcare Receivables.

                 "DBC Guaranty" - the Guaranty Agreement, dated December 29, 1994, from DBC to the Agent, as confirmed by the Confirmation.

                 "DBC Promissory Note" - the Promissory Note, dated December 29, 1994, from DBC to the Borrower and endorsed to the Agent.

                 "DBC Security Agreement" - the Security Agreement, dated December 29, 1994, from DBC to the Agent, as confirmed by the Confirmation.

                 "Default" - an event that with notice or lapse of time or both would constitute an Event of Default.

                 "Dollars" and "$" - lawful money of the United States of America.

                 "DVI" - DVI, Inc., a Delaware corporation and the parent of the Borrower.

                 "Eligible Assignee" - a commercial bank or other financial institution having a combined capital and surplus of at least $50,000,000.

                 "Eligible Contract" - a Contract that meets each of the following requirements at all times:

                 (a) no Contract Payment is more than 60 days past due, and no other material default exists by the Obligor under such Contract or under any security or other documents executed in connection with such Contract or by any other Obligor of its obligations with respect to such Contract;

                 (b) it has not been rejected or refused as unacceptable for inclusion in a Securitization under any Warehousing Loan Agreement except on the basis of concentration issues only (including geographical, equipment type and Dollar amount);

                 (c) it arises in the ordinary course of the Borrower's business, is the legal, valid, binding and enforceable obligation of the Obligor under such Contract, is in full force and effect and complies with all Applicable Laws, and the obligations of the Obligor have been duly authorized and have not been cancelled or terminated;

                 (d) its Initial Term has commenced and is continuing, it is noncancellable during its Initial Term and it provides that the Obligor under such Contract will pay all amounts due without setoff, counterclaim, defense or abatement;

                 (e) no setoffs, counterclaims, defenses or disputes exist with the Obligor or any Affiliate of the Obligor with respect to such Contract, the Obligor has not denied liability under such Contract in whole or in part, the payment of amounts due under such Contract is subject to no conditions precedent that are unsatisfied, and no agreement relating to such Contract imposes any obligation on the Borrower (other than a warranty of title) that if not performed would give rise to a right of offset, counterclaim or any other defense on the part of such Obligor to payment of any part of such Contract;

                 (f) the forms of Contracts, including all related security documents, (i) constitute a non-cancelable Lease or a non-prepayable and non-cancelable Equipment Note, CSA or Third Party Note, (ii) can be assigned as collateral by the Borrower without Obligor consent, (iii) cannot be assigned or transferred by the Obligor except as permitted by Section 7.2, (iv) are marked in accordance with Section 6.13; and (v) include an obligation on the part of the Obligor to maintain or cause to be maintained the Equipment at the Obligor's expense in good condition, repair and working order;

                 (g) all Equipment covered by such Contract is at all times Eligible Equipment;

                 (h) no bankruptcy or insolvency proceeding shall have been commenced by or against the Obligor under such Contract, such Obligor shall not have taken any corporate action relating to any such proceeding and no foreclosure or similar proceeding shall have been commenced by any holder of a Lien on the Equipment related to such Contract;

                 (i) any Lease is a net-net lease with no more than 96 remaining months in the Initial Term, and any Equipment Note, CSA or Third Party Note has a final maturity date not more than 96 months in the future;

                 (j) the Agent has received or has available to it for inspection pursuant to Section 6.2 a photocopy of the file stamped "acknowledgement copy" containing the recording information of Financing Statements filed with respect to such Contract in all appropriate and necessary offices naming the Obligor as debtor or lessee, the Borrower as Secured Party or lessor and the Agent as assignee;

                 (k) the Obligor under such Contract is not, and any lessee under a Third Party Lease is not, the United States of America, any agency or instrumentality of the United States of America, any entity entitled to full or partial sovereign immunity or any entity as to which an assignment of claims is subject to consent;

                 (l) each Obligor under such Contract and each lessee under a Third Party Lease is an entity duly organized and existing under the laws of its jurisdiction of organization in, or an individual legally and permanently residing in, the United States of America or a U.S. Territory; provided that the foregoing shall not preclude a Lessee or the lessee under a Third Party Lease that has no right to terminate or discontinue from making payments in the event of nonappropriation of funds by any governmental agency or body;

                 (m) payment under such Contract is to be made in Dollars, and if such Contract is a Lease either (i) the rental payments are not determined wholly or partly by the volume of use of the related Equipment, or
(ii) if the rental payments are determined partly by the volume of use of the related Equipment, then only the guaranteed or fixed rental payments are included in computing the Borrowing Base;

                 (n) the Borrower knows of no fact or circumstance that might render such Contract less valuable than it purports to be, and the Borrower has not taken any action that will impair the value of such Contract, the related Equipment or the rights of any party with respect to such Contract or the related Equipment;

                 (o) such Contract has not been amended or rewritten in any respect, except for an Eligible Twelve-Month Restructured Lease or an upgrade;

                 (p) the Obligor under such Contract and any lessee under a Third Party Lease are not Affiliates of the Borrower, except that a Lessee may be an Affiliate of the Borrower in accordance with Section 7.14(c);

                 (q) in the case of a Lease, the Borrower holds good and marketable title to the Contract, all related Contract Payments and all Equipment covered by such Contract, and has granted to the Agent a valid first priority perfected Lien on all of the Borrower's right, title and interest in such Contract, Contract Payments and Equipment, subject to no Liens other than Permitted Liens, and such Lease constitutes chattel paper;

                 (r) in the case of an Equipment Note or CSA, the Borrower holds good and marketable title to the Contract and all related Contract Payments, the Borrower has a valid first priority perfected Lien on all Equipment securing or covered by such Contract, and the Borrower has granted to the Agent a first priority perfected Lien on all of the Borrower's right, title and interest in such Contract, Contract Payments and Equipment, subject to no Liens other than Permitted Liens, and any CSA constitutes chattel paper;

                 (s) in the case of a Third Party Note, the Borrower holds good and marketable title to the Contract and all related Contract Payments, the Borrower has a valid first priority perfected Lien on the Third Party Lease (including all payments to be made to the Obligor under the Third Party Lease) and all Equipment covered by such Third Party Lease, and the Borrower has granted to the Agent a valid first priority perfected Lien on all of the Borrower's right, title and interest in such Third Party Note, Third Party Lease and Equipment, subject to no Liens other than Permitted Liens, and the related Third Party Lease constitutes chattel paper; and

                 (t) the Borrower's and Agent's Lien on the Equipment related to any such Contract is created under and pursuant to the UCC of an applicable jurisdiction, except that for motor vehicles the appropriate endorsement on the certificate of title in favor of the Agent shall have been effected if more than six motor vehicles are included in computation of the Borrowing Base at that time or, if six or less motor vehicles are then included in computation of the Borrowing Base, the Agent has requested in writing that such endorsement be effected.

                 "Eligible Equipment" - any item of Equipment that meets each of the following requirements at all times:

                 (a) such Equipment is personalty and does not constitute fixtures except for fixtures that are immaterial in type or quantity;

                 (b) such Equipment is not used primarily for personal, family or household purposes and is not consumer goods;

                 (c) such Equipment is located at all times in one of the United States of America, a U.S. Territory in which the UCC is in effect or Washington, D.C.;

                 (d) such Equipment is located at either the Borrower's premises (if it constitutes inventory) or the related Obligor's premises, except for Equipment with a Net Book Value of up to $3,000,000 at any time that is covered by a UCC-1 Financing Statement filed by the Borrower against the warehouseman, manufacturer or other Person in possession of such Equipment;

                 (e) such Equipment is not installed in or affixed to other equipment which is not Collateral;

                 (f) such Equipment is in good condition, repair and working order and is insured in accordance with this Agreement and the Security Documents;

                 (g) if such Equipment is software, the Borrower has or will have after foreclosure against the related Obligor the right to remarket such Equipment with the associated software remaining in place without obtaining any consent or approval from the licensor of such software; and

                 (h) if such Equipment is a motor vehicle, it is a truck, trailer or tractor-trailer in or on which major medical imaging Equipment has been installed, or it is an ambulance or is otherwise used in connection with the health care industry;


and "related Equipment" shall mean, when used with reference to any Contract, the Eligible Equipment covered by or securing the repayment of obligations under such Contract.

                 "Eligible Healthcare Receivable" - a Healthcare Receivable that meets each of the following requirements at all times:

                 (a) it is a liability of a commercial insurance company, Blue Cross/Blue Shield plan, health maintenance organization, preferred provider organization or hospital corporation organized under the laws of any jurisdiction in, and having its principal office in, the United States of America;

                 (b) the Obligor of which is not an Affiliate of its related Healthcare Provider or any Loan Party;

                 (c) the Obligor of which is not subject to any actions or proceedings of the type described in Section 8.6;

                 (d) it is not a receivable arising in whole or in part under or whose payment is wholly or partially administered under (i) the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. Section Section 1395 et seq.) and any succeeding statutes (i.e., Medicare), (ii) the medical assistance program established by Title XIX of the Social Security Act (42 U.S.C. Section Section 1396 et seq.) and any succeeding statutes (i.e., Medicaid), or (iii) the Civilian Health and Medical Program of the Uniformed Services established by 10 U.S.C. Section Section 1071 et seq. (i.e., CHAMPUS);

                 (e) it is denominated and payable in Dollars in the United States of America;

                 (f) it was sold to DBC by a Healthcare Provider or in which a Healthcare Provider granted a security interest and assigned all of its rights and interests to DBC pursuant to a DBC Financing Agreement;

                 (g) a security interest in all of DBC's right, title and interest in it has been granted to the Agent pursuant to the DBC Security Agreement, which security interest has been perfected by the filing of Financing Statements listing DBC as "Debtor" and the Agent as "Secured Party" and covering such Eligible Healthcare Receivable;

                 (h) it is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor thereon enforceable against such Obligor in accordance with its terms;

                 (i) it has not been satisfied, has not been and is not subject to being compromised, adjusted, modified, subordinated or rescinded and is net of contractual allowances;

                 (j)      it is not past due more than 60 days; and

                 (k) it is paid or caused to be paid into a lockbox account established pursuant to Section 2.24.

                 "Eligible Lease" - an Eligible Contract which is a Lease.

                 "Eligible Progress Payment Agreement" - an agreement between the Borrower and a Lessee pursuant to which (i) the Borrower agrees to purchase Equipment that will be leased to the Lessee under a Lease and to make Progress Payments to the vendors of such Equipment before delivery and acceptance of such Equipment under such Lease, and (ii) the Lessee agrees to reimburse the Borrower for all such Progress Payments or to accept delivery of the Equipment under the Lease, in either case within nine months of the first Progress Payment, and to pay a daily rental charge calculated on the basis of an agreed upon rate of interest on all unreimbursed Progress Payments from time to time, which agreement meets the following additional requirements at all times:

                 (a) the Lease meets all of the requirements of the definition of an "Eligible Contract" applicable to a Lease except clause (c) as to the Lease not yet being in full force and effect, clause (d) as to the Initial Term having commenced, and clause (f) as to title to the Leased Property;

                 (b) the Equipment subject to such agreement meets all of the requirements of the definition of "Eligible Equipment" except that such Equipment is work-in-progress of the manufacturer and therefore does not meet the requirements of clause (f) of the definition of "Eligible Equipment";

                 (c) the Obligor is not in default of any of its obligations under such agreement;

                 (d) no setoffs, disputes, counterclaims or defenses exist by or with the vendor of such Equipment; and

                 (e) such agreement is substantially in the form attached as Exhibit H or as otherwise approved pursuant to Section 2.22.

                 "Eligible Six-Month Restructured Lease" - at any date, a Lease
(i) under which the Borrower previously agreed to a suspension of or a substantial reduction in three or more regularly scheduled consecutive rental payments due or to become due during the Initial Term, (ii) under which all amounts payable have been paid within 15 days of the date when due for a period of at least six consecutive months following the date of commencement of payment under the restructured terms, and (iii) that meets all of the requirements of an Eligible Lease. Notwithstanding the foregoing, Eligible Six-Month Restructured Leases do not include any Eligible Twelve-Month Restructured Leases.

                 "Eligible Twelve-Month Restructured Lease" - an Eligible Six-Month Restructured Lease (i) under which all amounts payable have been paid within 15 days of the date when due for a period of at least 12 consecutive months following the date of commencement of payment under the restructured terms, and (ii) the Borrower has given the Agent notice that it has elected to include such Lease in the Contract Receivables Clause.

                 "Environmental Laws and Regulations" - all Applicable Laws relating to Environmental Matters, health and safety applicable to the any Loan Party.

                 "Environmental Liability" - any liability under any Applicable Law for any release of a hazardous substance caused by the seeping, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of hazardous wastes or other chemical substances, pollutants or contaminants into the environment, and any liability for the costs of any clean-up or other remedial action including costs arising out of security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body having jurisdiction over any Loan Party to prevent or minimize any actual or threatened release by any Loan Party of any hazardous wastes or other chemical substances, pollutants and contaminants into the environment that would endanger the public health or the environment.

                 "Environmental Matter" - a release of any toxic or hazardous waste or other chemical substance, pollutant or contaminant into the environment or the generation, treatment, storage or disposal of any toxic or hazardous wastes or other chemical substances.

                 "Environmental Proceeding" - any judgment, action, proceeding or investigation pending before any court or governmental authority, bureau or agency, including any environmental regulatory body, with respect to or threatened against or affecting the Borrower or any other Loan Party or relating to the assets or liabilities of any of them, including in respect of any "facility" owned, leased or operated by any of them under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or under any state, local or municipal statute, ordinance or regulation in respect thereof, in connection with any release of any toxic or hazardous waste or other chemical substance, pollutant or contaminant into the environment, or with the generation, storage or disposal of any toxic or hazardous wastes or other chemical substances.

                 "Equipment" - medical equipment and computer equipment that is used in the care, treatment, hospitalization, diagnosis or testing of patients in a medical setting, furniture and office equipment located at such hospital or medical setting and used in connection with such care, and trailers, trucks, vans and transportable buildings used in conjunction with diagnostic testing, therapeutic or other equipment in a medical setting.

                 "Equipment Note" - a loan agreement, security agreement and any related agreement setting forth (i) an Obligor's agreement either to purchase Equipment from the Borrower or to repay a loan from the Borrower the proceeds of which were used to purchase Equipment from the Borrower and all other obligations of such Obligor in connection with such purchase or repayment, and (ii) granting to Borrower a security interest in such Equipment to secure all such obligations; provided that such agreements shall not include a promissory note or other instrument the possession of which is required for perfection of the Agent's Lien on such Equipment Note.

                 "ERISA" - the Employee Retirement Income Security Act of 1974 and the regulations thereunder.

                 "Eurodollar Base Rate" - for any Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by one of NatWest's international banking facilities selected by NatWest at approximately 10:00 a.m. New York time (or as soon thereafter as practicable) two Business Days prior to the first day of such Interest Period for the offering by NatWest to leading banks in the Eurodollar interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan made by the Banks to which such Interest Period relates.

                 "Eurodollar Business Day" - a Business Day on which dealings in Dollar deposits are carried out in the Eurodollar interbank market.

                 "Eurodollar Loans" - Loans or portions of Loans the interest on which is determined on the basis of rates referred to in the definition of "Eurodollar Rate".

                 "Eurodollar Rate" - for any Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to (x) the Eurodollar Base Rate for such Interest Period; divided by (y) 1 minus the Reserve Requirement for such Interest Period. The Agent shall use its best efforts to advise the Borrower of the Eurodollar Rate as soon as practicable after each change in the Eurodollar Rate; provided, however, that any failure of the Agent to so advise the Borrower shall not affect the rights of the Banks or the Agent or the obligations of the Borrower under this Agreement.

                 "Event of Default" - as defined in Article 8.

                 "Federal Funds Rate" - for any day, the weighted average of the rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers as published by the Federal Reserve Bank of New York for such day or, if such day is not a Business Day, for the next preceding Business Day (or, if such rate is not so published for any such day, the average rate charged to the Agent on such day on such transactions as reasonably determined by the Agent).

                 "Fees" - the Commitment Fee and all other fees payable by the Borrower to the Agent or the Banks (including NatWest as Pre-Funding Lender and as Agent).

                 "Financial Statements" - on any date, the most recent annual financial statements delivered pursuant to Section 5.1 and, and as amended by, the most recent quarterly financial statement delivered pursuant to Section 5.2.

                 "Financing Statements" - UCC-form financing statements duly executed and completed and in the form necessary for perfection of a security interest under the UCC of an applicable jurisdiction when filed in the appropriate filing offices prescribed by the UCC of such jurisdiction.

                 "GAAP" - generally accepted accounting principles as in effect from time to time and, subject to changes in such principles from time to time, consistently applied in accordance with the past practices of a Person.

                 "Guaranty" - the Guaranty Agreement, dated June 14, 1991, from DVI to the Agent, as confirmed by the Confirmation.

                 "Healthcare Provider" - a Person that has provided services or sold merchandise to an Obligor and sold and/or granted a security interest in the resulting Healthcare Receivable to DBC pursuant to a DBC Financing Agreement.

                 "Healthcare Receivable" - (a) an account receivable billed by a Healthcare Provider arising from the provision of health care services (and any services or sales ancillary thereto) by the Healthcare Provider or physicians or other professionals employed thereby including the right to payment of any interest or finance charges and other obligations with respect to such account receivable;

                 (b) all security interests or liens and the property subject thereto from time to time purporting to secure payment of such account receivable;

                 (c) all guarantees, indemnities and warranties and proceeds thereof, proceeds of insurance policies, Financing Statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of such account receivable;

                 (d) all cash collections with respect to any of the foregoing;

                 (e)  all Records with respect to any of the foregoing; and

                 (f)  all proceeds of any of the foregoing.

A Healthcare Receivable is considered to be "due" for payment 120 days after being invoiced.

                 "Healthcare Receivables Clause" - Section 1.2(a)(v).

                 "Indebtedness" - with respect to any Person, all (i) liabilities or obligations, direct and contingent, that in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, including contingent liabilities that in accordance with GAAP would be set forth in a specific Dollar amount on the liability side of such balance sheet and Capitalized Lease Obligations, (ii) liabilities or obligations of others for which such Person is directly or indirectly liable by way of direct guaranty, suretyship, discount, endorsement, reimbursement of amounts drawn under letters of credit, take-or-pay agreement, agreement to purchase or advance or keep in funds, other agreements having the effect of a guaranty (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business) or otherwise, whether or not such liabilities would be included in determining total liabilities as shown on a balance sheet in accordance with GAAP, (iii) obligations in respect of interest rate exchange, swap, cap and other agreements or arrangements designed to provide protection against fluctuations in interest rates, (iv) without duplication, liabilities or obligations secured by liens on any assets of such Person, whether or not such liabilities or obligations have been assumed by it, and (v) liabilities or obligations of such Person, direct or contingent, with respect to letters of credit issued for the account of such Person and bankers acceptances created for such Person.

                 "Initial Term" - as of any date of determination, (i) with respect to a Lease the period from and including the commencement date of such Lease and ending on the last day of the then current lease term that is non-cancelable by the Lessee, and (ii) with respect to any other Contract the period commencing on the date which is comparable to the commencement date under a lease and ending on the then last scheduled non-cancelable installment or maturity date.

                 "Intangibles" - good will and other items shown as intangible on the Borrower's balance sheet.

                 "Interest Expense" - at any date, the sum of all payments of interest on Indebtedness of the Borrower that were paid during the 12-month period immediately preceding such date, excluding interest on Non-Recourse Debt.

                 "Interest Period" - with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or converted from a Loan or Pre-Funding Loan of another type, or the last day of the next preceding Interest Period with respect to such Eurodollar Loan, and ending on the same day in the 1st, 2nd or 3rd calendar month thereafter as the Borrower may select as provided in Section 2.3 (subject to availability of funds), except that each such Interest Period which commences on the last Eurodollar Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Eurodollar Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) any Interest Period which commences prior to a Payment Date shall end no later than such Payment Date if the aggregate principal amount of the Eurodollar Loans or portions thereof to which such Interest Period would be applicable would include any portion of the aggregate principal amount of the Loans which are due and payable on such Payment Date; (ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for Eurodollar Loans, if such next succeeding Eurodollar Business Day falls in the next succeeding calendar month, on the next preceding Eurodollar Business Day);
(iii) no more than seven Interest Periods for Eurodollar Loans shall be in effect at the same time; and (iv) notwithstanding clause (i) above, no Interest Period shall have a duration of less than one month. In the event that the Borrower fails to select the duration of any Interest Period for any Eurodollar Loan as provided in Section 2.7, such Loan will be automatically converted into a Prime Rate Loan on the last day of the preceding Interest Period for such Eurodollar Loan.

                 "Inventory and Per Procedure Clause" - Section 1.2(a)(iii).

                 "Investment" - in any Person by the Borrower:

                 (a) the amount paid or committed to be paid, or the value of property or services contributed or committed to be contributed, by the Borrower for or in connection with the acquisition by the Borrower of any stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such Person; and

                 (b) the amount of any advance, loan or extension of credit to, or guaranty or other similar obligation with respect to any Indebtedness of, such Person by the Borrower and (without duplication) any amount committed to be advanced, loaned or extended to, or the payment of which is committed to be assured by a guaranty or similar obligation for the benefit of, such Person by the Borrower.

                 "Invoiced Cost" - of any item of Eligible Equipment, the cost of such Eligible Equipment to the Borrower including sales and excise taxes, and all installation and delivery costs, as evidenced by invoice(s) of the vendor(s) of such Eligible Equipment; provided that the Invoiced Cost of Eligible Equipment subject to an Equipment Note or CSA and sold by the vendor directly to the Obligor shall be the cost charged by the vendor to such Obligor.

                 "IRS" - Internal Revenue Service.

                 "Lease" - any document evidencing an agreement (including all amendments, addenda or supplements) pursuant to which the Borrower leases Eligible Equipment to a Lessee. Such term includes in its meaning both unitary leases as well as individual lease schedules that incorporate all terms and conditions of a master lease.

                 "Leased Property" - all items of Eligible Equipment covered by or leased under a Lease, and all replacements and substitutions for such Eligible Equipment, and all additions, parts and accessories to such Eligible Equipment and all proceeds of such Eligible Equipment.

                 "Lessee" - the Obligor leasing Leased Property from the Borrower under a Lease.

                 "Leverage Ratio" - with respect to the Borrower, the ratio of
(x) Total Recourse Liabilities to (y) Tangible Net Worth plus Subordinated Debt not due within the twelve-month period immediately preceding any date of computation.

                 "Lien" - any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any Financing Statement intended as security under the UCC of any jurisdiction) and any agreement to give any of the foregoing.

                 "Loans" - as defined in Section 2.1. Loans of different types made or converted from Loans of other types on the same day (or of the same type but having different Interest Periods) shall be deemed to be separate Loans for all purposes of this Agreement. Loans do not include Pre-Funding Loans.

                 "Loan Documents" - this Agreement, the Notes, the Guaranty, the DBC Guaranty, the Security Documents, the Pre-Funding Note, the Confirmation, any interest rate swaps or other derivative agreements limiting interest rate exposure on the Loans and the Pre-Funding Loans and all other documents executed and delivered at any time in connection with such agreements.

                 "Loan Party" - the Borrower, DVI, DBC and any other Person that from time to time executes and delivers to the Banks or the Agent any Loan Document then in effect.

                 "Majority Banks" - at any time that no Loans are outstanding, Banks having at least 66% of the aggregate amount of the Commitments, and at any time that Loans are outstanding, Banks holding at least 66% of the aggregate principal amount of the Loans then outstanding.

                 "Monthly Dates" - the last day of each calendar month commencing with the first such day after the date of this Agreement or, if any Eurodollar Loans are then outstanding and the last day of any calendar month is not a Eurodollar Business Day, the relevant Monthly Date shall be the next preceding Eurodollar Business Day.

                 "NatWest" - NatWest Bank N.A. in its individual capacity.

                 "Net Book Value" - with respect to Eligible Equipment, the Invoiced Cost of such Eligible Equipment minus accumulated depreciation with respect to such Eligible Equipment in accordance with GAAP.

                 "Non-Current Portion" - at any date of determination, the portion of Indebtedness that matures, or at the option of the obligor may mature, more than one year after such date.

                 "Non-Recourse Debt" - Indebtedness of any Person for borrowed money that, at all times, (i) is secured by Liens on specific assets of such Person and the proceeds of such assets that constitute the sole source of repayment to the lender or obligee of such Indebtedness, and (ii) as to which such Person is not otherwise liable for repayment in the event of a deficiency or default in payment except for liability for misrepresentations by such Person, defects in title caused by such Person or impairment of the obligee's or lender's Lien caused by such Person.

                 "Note" - as defined in Section 2.12.

                 "Notes Assignment Agreement" - the Notes Assignment Agreement, dated June 14, 1991, between Borrower and Agent, as confirmed by the Confirmation.

                 "Obligations" - all of the Indebtedness, liabilities and obligations of the Borrower to the Banks (including the Pre-Funding Lender) and the Agent, whether now existing or hereafter arising, under the Loan Documents.

                 "Obligor" - any Lessee or other Person obligated in respect of a Lease, any maker of an Equipment Note, any vendee under a CSA, any obligor of a Third Party Note or any other Person obligated in respect of a Lease, Equipment Note, CSA or Third Party Note or obligated under any other asset included in the Borrowing Base other than the Borrower.

                 "Parent Subordinated Debt" - as defined in Section 7.4(b)(ii).

                 "Partial Recourse Debt" - Indebtedness of any Person for which such Person has only partial liability for repayment of any deficiency and the balance of which is Non-Recourse Debt.

                 "Payment Dates" - each Monthly Date in each year commencing with the first Monthly Date after the Term Conversion Date.

                 "PBGC" - Pension Benefit Guaranty Corporation.

                 "Permitted Liens" - as defined in Section 7.2.

                 "Person" - an individual, corporation, partnership, joint venture, trust or unincorporated organization, joint stock company or other similar organization, government or political subdivision of a government, court or any other legal entity, whether acting in an individual, fiduciary or other capacity.

                 "Plan" - at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by the Borrower or any member of the Controlled Group for employees of the Borrower, or by the Borrower for any other member of such Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

                 "Post-Default Rate" - a rate per annum equal to (i) for each Eurodollar Loan, 2% above the rate of interest in effect for such Eurodollar Loan on the date the Post-Default Rate commences until the end of the then current Interest Period for such Eurodollar Loan, and thereafter 2% above the Prime Rate as in effect from time to time plus the Applicable Margin for Prime Rate Loans, and (ii) for Prime Rate Loans and for all other amounts payable by the Borrower under the Loan Documents, 2% above the Prime Rate as in effect from time to time plus the Applicable Margin for Prime Rate Loans.

                 "Pre-Funding Commitment" - at any date of determination, the agreement of the Pre-Funding Lender to make Pre-Funding Loans in the amount equal to the lesser of (i) the difference between the Total Commitment as in effect on such date and the then aggregate outstanding principal amount of all Loans plus Pre-Funding Loans, and (ii) $8,000,000.

                 "Pre-Funding Commitment Fee" - as defined in Section
2.30(f)(iv).

                 "Pre-Funding Loan" - as defined in Section 2.30.

                 "Pre-Funding Note" - as defined in Section 2.30(d)(i).

                 "Present Value" - on any date of computation of the Borrowing Base, the present value of the Balance of Payments under an Unfunded Eligible Contracts computed by discounting at a rate per annum equal to the interest rate then applicable to Prime Rate Loans.

                 "Prime Rate" - the interest rate established from time to time by NatWest as its prime rate at the Principal Office. Notwithstanding the foregoing, the Borrower acknowledges the fact that NatWest may regularly make domestic commercial loans at rates of interest less than the rates of interest referred to in the preceding sentence. Each change in any interest rate under this Agreement resulting from a change in the Prime Rate shall take effect at the time of such change in the Prime Rate.

                 "Prime Rate Loans" - Loans or Pre-Funding Loans, or portions thereof, that bear interest at a rate based upon the Prime Rate.

                 "Principal Office" - the principal office of NatWest, presently located at 175 Water Street, New York, New York 10038 or, if a successor Agent is named, the office of the successor Agent designated by notice of the successor Agent to the Banks and the Borrower.

                 "Progress Payments" - amounts paid by the Borrower to vendors of Equipment subject to a Lease pursuant to an Eligible Progress Payment Agreement, net of any credits, rebates, offsets, holdbacks or other adjustments or commissions payable to third parties that are adjustments to such payments.

                 "Progress Payments Clause" - Section 1.2(a)(ii).

                 "Records" - all agreements pursuant to or under which an Obligor shall be obligated to pay for services rendered or merchandise sold to patients of the Healthcare Providers and all other documents, books, records and other information (including computer programs, tapes, disks, punch cards, data processing software and related property and rights) prepared and maintained by the Healthcare Providers or DBC with respect to the Healthcare Receivables and the related Obligors.

                 "Recourse Debt" - Indebtedness of any Person as to which such Person is liable for repayment in full in the event of a deficiency or default in payment.

                 "Regulation D" - Regulation D of the Board of Governors of the Federal Reserve System.

                 "Regulatory Change" - any change after February 28, 1995 in United States federal, state or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including any of the Banks of or under any United States federal, state, or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                 "Reserve Requirement" - for any Eurodollar Loans for any Interest Period, (i) the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 against "Eurocurrency liabilities" (as such term is used in Regulation D), and (ii) any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which the Eurodollar Rate for Eurodollar Loans is to be determined as provided in the definition of "Eurodollar Rate" in this Section 1.1, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans.

                 "Restricted Investments" - as defined in Section 7.8(c).

                 "Restructured Lease Clause" - Section 1.2(a)(iv).

                 "Risk-Adjusted Leverage Ratio" - with respect to the Borrower, the ratio of (i) Total Recourse Liabilities to (ii) Tangible Net Worth plus Subordinated Debt not due within the twelve-month period immediately preceding any date of computation, minus the greater of (a) $1,000,000 or (b) the lesser of (1) the Borrower's unfinanced interests in Securitized accounts receivable (the so-called "C" piece) or (2) the product resulting from multiplying (A) the Borrower's actual loss experience, expressed as a decimal, times (B) five, times (C) the Borrower's total Securitized accounts receivable.

                 "SEC" - the U.S. Securities and Exchange Commission.

                 "Securitization" - the transfer of legal ownership in leases and other obligatory contracts and the equipment related to such contracts to a corporation (which may be an Affiliate of the transferor), trust or other bankruptcy-remote special purpose entity that either uses such assets to collateralize the issuance of debt obligations or sells securities that evidence undivided interests in such assets.

                 "Securitized" - with respect to assets, such assets after being the subject of a Securitization.

                 "Security Agreement" - the Security Agreement, dated June 14, 1991, between Borrower and Agent, as confirmed by the Confirmation.

                 "Security Documents" - the Security Agreement, Assignment of Leases, Assignment of Agreements, DBC Security Agreement, Notes Assignment Agreement and such other agreements, instruments and documents as the Agent may reasonably require in order to effect the purposes of the Security Agreement, Assignment of Leases, Assignment of Agreements, Notes Assignment Agreement and DBC Security Agreement.

                 "Subordinated Debt" - unsecured Indebtedness for money borrowed that permits payments of its principal and interest only on a basis that is subordinate to the prior payment of the Obligations on terms satisfactory in form and substance to the Majority Banks as evidenced by the Agent's written consent given before the incurrence of such Indebtedness.

                 "Subsidiary" - with respect to any Person at any time, (i) any corporation of which a majority of the securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Person and one or more Subsidiaries of such Person, and (ii) any partnership or joint venture in which such Person is a general partner or joint venturer of which a majority of the partnership or other ownership interests are at the time owned by such Person and one or more of its Subsidiaries.

                 "Super-Majority Banks" - at any time that no Loans are outstanding, Banks having at least 75% of the aggregate amount of the Commitments, and at any time that Loans are outstanding, Banks holding at least 75% of the aggregate principal amount of the Loans then outstanding.

                 "Supporting Documents" - as defined in Section 5.8(a).

                 "Tangible Net Worth" - the sum of additional capital, retained earnings, earned surplus and capital stock minus Intangibles and treasury stock.

                 "Term Conversion Date" - December 31, 1995.

                 "Term Period" - the period of time commencing on the day after the Term Conversion Date and expiring on the final date of repayment of the Loans, which shall not be later than the fourth anniversary of the Term Conversion Date.

                 "Third Party Lease" - any document evidencing an agreement (including any amendments, addenda, or supplements thereto) pursuant to which an Obligor, as lessor, leases Equipment to another Person. Such term includes in its meaning both unitary leases and individual lease schedules which incorporate into such schedules all terms and conditions of a master lease pursuant to which such schedule is executed.

                 "Third Party Note" - a non-recourse loan and security agreement, and all related agreements, setting forth obligations of an Obligor to the Borrower to repay a loan from the Borrower the proceeds of which were used to finance Equipment subject to a Third Party Lease and as collateral for which the Borrower has a first priority perfected Lien (that has been assigned to the Agent) on all right, title and interest of the Obligor in such Equipment and such Third Party Lease.

                 "Total Commitment" - the aggregate sum of the Commitments of the Banks.

                 "Total Recourse Liabilities" - at any time, as to the Borrower, the sum (without duplication) of (i) all liabilities which, in accordance with GAAP, would be shown as liabilities on the Borrower's balance sheet, including all accounts payable but excluding (to the extent included therein) Non-Recourse Debt, Subordinated Debt not due within the next 12 months, deferred income taxes payable and accrued expenses, (ii) all liabilities for which the Borrower is contingently liable, plus (iii) the recourse portion of all Partial Recourse Debt.

                 "UCC" - the Uniform Commercial Code as in effect from time to time in the State of New York unless otherwise indicated.

                 "Unfunded" - with respect to any Contract, Contract Payment or other obligation of any Obligor, such Contract, Contract Payment or other obligation has not been sold, discounted or otherwise financed by the Borrower or granted as a Lien by the Borrower to secure any obligations (whether with or without recourse) to or with any Person other than under this Agreement and the Security Documents.

                 "Unused Commitment" - at any date, the difference between (i) the amount of the Total Commitment as in effect on such date, and (ii) the then aggregate outstanding principal amount of all Loans.

                 "Warehousing Lender" - the lender to the Borrower under a Warehousing Loan Agreement.

                 "Warehousing Loan Agreement" - a loan agreement, security agreement, custody agreement and all related documents providing for advances to the Borrower with a repayment term, including all extensions and renewals, not exceeding six months for the purpose of financing the Borrower's acquisition of assets or of refinancing existing assets of the Borrower in preparation for the Securitization of such assets or other similar transactions, including (i) the Interim Loan and Security Agreement, dated as of March 16, 1994, between the Borrower and Prudential Securities Realty Funding Corporation, and (ii) the Interim Warehouse and Security Agreement, dated as of February 2, 1995, as amended by the Credit Increase Confirmation and Amendment, dated March 8, 1995, between the Borrower, DVI and ContiTrade Services Corporation.

                 Section 1.2 Borrowing Base. (a) At any date of determination, the sum of the following clauses (i) through (v) minus clause
(vi) shall constitute the "Borrowing Base":

                          (i) Contract Receivables Clause - 95% (90% on and after the Term Conversion Date) of the Present Value of the Balance of Payments under Unfunded Eligible Contracts; plus

                          (ii) Progress Payments Clause - 95% (90% on and after the Term Conversion Date) of Unfunded Progress

         Payments, provided that Unfunded Progress Payments may not be included under this Section 1.2(a)(ii) from and after the earliest to occur of
         (1) the last day of the month during which the Borrower receives a certificate of delivery and acceptance relating to the subject Equipment, or (2) the Borrower receives full reimbursement of such Progress Payments; plus

                          (iii) Inventory and Per Procedure Clause - 70% of the Net Book Value of all Eligible Equipment owned by the Borrower, provided that (1) the aggregate amount included under this Section 1.2(a)(iii) shall not exceed 10% of the Total Commitment on any date,
         (2) Equipment included in this Section 1.2(a)(iii) must be depreciated according to GAAP, and (3) the Borrower must have an appraisal from an independent appraiser supporting the Net Book Value of Equipment included in this Section 1.2(a)(iii) that has been repossessed from a lessee; plus

                          (iv) Restructured Lease Clause - 75% of the Net Book Value of Eligible Equipment subject to an Unfunded Eligible Six-Month Restructured Lease; plus

                          (v) Healthcare Receivables Clause - 85% of the DBC Financed Amount of Eligible Healthcare Receivables, provided that the aggregate amount included under this Section 1.2(a)(v) shall not exceed $7,000,000; minus

                          (vi) Excludable Recourse Liabilities - 100% of the amount by which (1) all accrued but unpaid federal, state and local taxes (not including deferred taxes or taxes reimbursable by an Obligor), and all recourse liabilities, contingent or otherwise, constituting equipment payables in respect of Equipment included in any clause of the Borrowing Base, exceed (2) the amount of the Borrower's unrestricted cash greater than $500,000.

                 (b) The Borrowing Base under Section 1.2(a) shall be calculated in accordance with the following principles:

                          (i) Multiple Inclusion. At no time shall assets covered by any of the clauses of the Borrowing Base be included under any other clause.

                          (ii) Assets and Values. At no time shall the amount originally included under any clause of the Borrowing Base with respect to any Eligible Contract exceed the lesser of the Invoiced Cost or the Net Book Value of any item of Equipment individually or items of Equipment in the aggregate covered by such Eligible Contract, and at no time shall the sum of the amounts included under clauses (i) and (ii) of the Borrowing Base with respect to an item of Equipment exceed the Invoiced Cost for such item of Equipment;

                          (iii) Concentration Limits. At no time shall amounts included in the Borrowing Base under all Eligible Contracts between the Borrower and a single Obligor exceed 20% of the Borrower's Tangible Net Worth at such time. In addition, at no time shall amounts included in the Borrowing Base under all Eligible Contracts originated by and purchased from a Person not an Affiliate of the Borrower exceed 20% of the Borrower's Tangible Net Worth at such time, except that any individual Contracts approved by the Credit Committee in accordance with criteria applicable to Borrower-originated Contracts will be excluded from this limitation so long as, if such Contract was acquired concurrently with other Contracts from a seller or its Affiliates, all such Contracts have been individually approved or disapproved by the Credit Committee.

                          (iv) Transactions with Affiliates. At no time shall Eligible Leases with Affiliates included in clauses (i), (ii) and (iv) of the Borrowing Base exceed $5,000,000 in the aggregate.

                          (v) No Liens. Assets included in the Borrowing Base shall be subject to no Liens other than the Agent's Lien and Permitted Liens.

                          (vi) Representation as to No Adverse Selection. Inclusion of any assets in computation of the Borrowing Base shall be deemed to constitute a continuing representation and warranty by the Borrower to the Banks and the Agent that no selection procedures believed by the Borrower to be materially adverse to the interest of the Banks have been or are being or shall be used in selecting any contracts to be provided under any Warehousing Loan Agreement, and such contracts were and shall continue to be selected at random.

                          (vii) Defaults by DBC. At no time shall any amounts be included under the Healthcare Receivables Clause if one or more of the following events shall have occurred and be continuing: (1) DBC shall fail to perform or observe any material term, condition or covenant of any agreement to which it is a party, including any provision obligating DBC for the payment of money in excess of $500,000; or (2) any judgment shall be rendered against DBC or any attachment, levy or execution against any of its properties for any amount in excess of $100,000 shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days or more.

                 Section 1.3      Interpretation.

                 (a) All accounting terms used but not specifically defined in this Agreement shall have the meanings customarily given to them in accordance with GAAP.

                 (b) All terms used in Article 9 of the UCC and not specifically defined in this Agreement are used in this Agreement as defined in
Article 9 of the UCC.

                 (c) Unless otherwise indicated, any Applicable Law defined or referred to in this Agreement is intended to mean or refer to such Applicable Law as amended from time to time or any successor Applicable Law as amended from time to time.

                 (d) Unless otherwise indicated, any agreement defined or referred to in this Agreement means or refers to such agreement as amended or supplemented from time to time or as the terms of such agreement are waived or modified in accordance with its terms.

                 (e) Unless otherwise indicated, any definition or reference to a Person (other than an individual) in this Agreement means or refers to such Person and all divisions of such Person, regardless of their tradename or "doing business" names, and all successors and permitted assigns from time to time.

                 (f) Terms defined in this Agreement in the singular include the plural of such terms, and terms defined in this Agreement in the plural include the singular of such terms.

                 (g) The term "including", when used in this Agreement, means "including without limitation" and "including but not limited to".

                 (h) Unless otherwise indicated, any reference to a specified "article", "section", "subsection", "clause", "exhibit" or "schedule" shall refer to such article, section, subsection, clause, exhibit or schedule of this Agreement.

                 (i) The captions and headings of this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.

                 (j) Unless otherwise indicated, all hourly references in this Agreement shall refer to New York City time or, in the event that the Principal Office is in a time zone other than New York City's time zone, the time in the time zone in which the Principal Office is located.


         ARTICLE 2.  COMMITMENTS; LOANS

                 Section 2.1 Loans; Credit Period; Term Conversion. Each Bank hereby agrees, on the terms and subject to the conditions of this Agreement, to make loans (the "Loans") to the Borrower during the Credit Period in an aggregate principal amount at any one time outstanding up to, but not exceeding, the lesser of the Commitment of such Bank as then in effect or such

Bank's pro rata share of the Borrowing Base based on the proportion that such Bank's Commitment as then in effect bears to the Total Commitment (such lesser amount in the aggregate with respect to all of the Banks is hereinafter referred to as the "Borrowing Capacity"), and in no event may the aggregate outstanding principal amount of all Loans plus all Pre-Funding Loans exceed the lesser of the Total Commitment and the Borrowing Base. Subject to the terms of this Agreement, during the Credit Period the Borrower may borrow, prepay (as provided in Section 2.8) and reborrow the amount of the Total Commitment by means of Prime Rate Loans or Eurodollar Loans, and during the Credit Period and following the Term Conversion Date the Borrower may convert Loans of one type into Loans of another type as provided in Section 2.7.

                 Section 2.2 Changes in Commitment. The Borrower shall be entitled at its option to reduce permanently the Total Commitment provided that the Borrower shall give notice of such reduction to the Banks as provided in
Section 2.3 and that any partial reduction of the Total Commitment shall be in an amount equal to $1,000,000 or an integral multiple. The Borrower shall be entitled at its option to terminate the Total Commitment on 30 days prior notice to the Banks and the Agent. Any such termination or reduction shall be permanent and irrevocable once notice is given to any Bank or the Agent.

                 Section 2.3 Borrowing Notice; Borrowing Base Report. (a) The Borrower shall give the Agent written notice of each reduction of the Total Commitment, each borrowing of a Pre-Funding Loan, each conversion or prepayment of a Loan and the duration of each Interest Period applicable to each Eurodollar Loan by the delivery to the Agent of a Borrowing Notice. Each such Borrowing Notice shall be effective only if received by the Agent not later than noon on the date which is:

                          (i) in the case of each notice of the borrowing, reduction or prepayment of Pre-Funding Loans and the prepayment of Eurodollar Loans, on the date of the requested borrowing, reduction or prepayment;

                          (ii) in the case of each notice of the borrowing, reduction or prepayment of, or the conversion into, Prime Rate Loans, one Business Day before the date of the requested borrowing, reduction, prepayment or conversion; and

                          (iii) in the case of each notice of the borrowing of or conversion into, or of the duration of an Interest Period for, Eurodollar Loans, two Eurodollar Business Days before the date of the requested prepayment or conversion or the first day of such Interest Period.

Each such notice of borrowing, conversion or prepayment shall specify the amount (subject to Section 2.1) of the Pre-Funding

Loans to be borrowed, the amount and type of the Loans and Pre-Funding Loans to be converted or prepaid (and, in the case of a conversion, the type of Loans to result from such conversion), and the date of borrowing, conversion or prepayment (which shall be a Business Day in the case of each borrowing, prepayment or conversion of or into Prime Rate Loans and a Eurodollar Business Day in the case of each borrowing, prepayment or conversion of or into Eurodollar Loans). Each notice of the duration of an Interest Period shall specify the Eurodollar Loans to which such Interest Period is to relate.

                 (b) Each Borrowing Notice requesting a Loan or Pre-Funding Loan shall include a representation by the Borrower that the borrowing requested shall not on the date of borrowing exceed the Borrowing Availability, as measured by the most recent Borrowing Base Report delivered to the Banks and the Agent in accordance with the terms of this Agreement, provided that any Borrowing Notice requesting an amount exceeding the Borrowing Availability reported on the most recent Borrowing Base Report delivered to the Agent as a result of an increase in the Borrowing Base since the most recent Borrowing Base Report shall be accompanied either by a new Borrowing Base Report or by such additional Borrowing Base information and Supporting Documents as shall evidence the increase in the Borrowing Availability from the most recent Borrowing Base Report and that after giving effect to the Loans and Pre-Funding Loans requested the outstanding principal amount of Loans and Pre-Funding Loans do not exceed the Borrowing Capacity as of such date.

                 Section 2.4 Fees. (a) The Borrower shall pay to the Agent for the account of each Bank a non-refundable commitment fee (the "Commitment Fee") on the daily average amount of the Unused Commitment for the period from the date this Agreement is restated to and including the earlier of the date such Bank's Commitment is terminated or the Term Conversion Date, at the rate of (i) 1/4 of 1% per annum on that portion of the Unused Commitment equal to or less than, in Dollar amount, one-third of the Total Commitment then in effect, and (ii) 1/2 of 1% per annum on the balance of the Unused Commitment.

                 (b) The accrued Commitment Fee shall be payable quarterly in arrears on the last day of each calendar quarter and on the earlier of the date the Commitments are terminated or the Term Conversion Date, and, in the event the Borrower reduces the Commitment as provided in Section 2.2, on the effective date of such reduction.

                 (c) The Borrower shall pay to the Agent for the account of each Bank a non-refundable fee of $5,000 per Bank for each amendment to this Agreement and each waiver or consent granted by the Banks pursuant to this Agreement.

                 Section 2.5 Lending Offices. The Loans of each type made by each Bank shall be made and maintained at such Bank's Applicable Lending Office for Loans of such type.

                 Section 2.6 Disbursement of Loan Proceeds. The Borrower shall give the Agent notice of each borrowing hereunder as provided in Section
2.3. Not later than 1:00pm on the date specified for each borrowing under this Agreement, each Bank shall transfer to the Agent by wire transfer or otherwise, but in any event in immediately available funds, the amount of the Loan to be made by it on such date, and the Agent, upon its receipt of each such amount, shall disburse such amount to the Borrower by depositing it in an account of the Borrower designated by the Borrower and maintained with the Agent.

                 Section 2.7 Conversions of Loans. The Borrower shall have the right to convert Loans of one type into Loans of another type from time to time, provided that: (i) the Borrower shall give the Agent notice of each such conversion as provided in Section 2.3; (ii) Eurodollar Loans may be converted only on the last day of an Interest Period for such Loans; and (iii) no Prime Rate Loan may be converted into a Eurodollar Loan if on the proposed date of conversion a Default or an Event of Default exists.

                 Section 2.8 Mandatory and Optional Prepayments. (a) Notwithstanding any other provisions of this Agreement but in addition to the provisions of Section 2.8(b) below, in the event that at any time the outstanding principal amount of the Loans and Pre-Funding Loans shall at any time exceed the Borrowing Base, the Borrower shall, within three Business Days following the date on which such excess first exists (or, if sooner, concurrently with delivery of the Borrowing Base Report next due to be delivered following the date on which such excess first exists), (i) prepay any outstanding Pre-Funding Loans and then any outstanding Loans, (ii) so long as no Default or Event of Default shall then have occurred and be continuing, include additional assets in the Borrowing Base and deliver to the Agent a new Borrowing Base Report and the other documents required to be delivered to the Banks and the Agent in connection with a Borrowing Base Report under Section 2.3(b), or (iii) a combination of the actions permitted by the preceding clauses (i) and (ii), in any case including computations that show such prepayment, substitution or both are in an amount or of a value sufficient that the above-described excess under the Borrowing Base no longer exists.

                 (b) From and after the Term Conversion Date, in the event of any sale, lease or other disposition of assets or any refinancing of any asset included in the Borrowing Base, the Borrower shall simultaneously with the consummation of such transaction prepay the Loans in an amount equal to the amount of the Loans made on the basis of the inclusion of such asset in the Borrowing Base.

                 (c) The Borrower shall have the right to prepay the Loans and any Pre-Funding Loans from time to time in whole or in part upon notice to the Agent in accordance with Section 2.3. Any Loans and Pre-Funding Loans repaid during the Credit Period may be reborrowed during the Credit Period in accordance with the terms and conditions of this Agreement. Loans prepaid after the Term Conversion Date may not be reborrowed.

                 (d) All prepayments of Eurodollar Loans shall include payment of all interest accrued on the principal amount prepaid. No premium or penalty is required to be made with any prepayment except as otherwise provided in Section 2.20.

                 (e) Prepayments shall be applied first to installments of the Prime Rate Loans and second to installments of Eurodollar Loans, in each case in the order of their maturity, and the Borrower shall be liable for any payments due under Section 2.20 as a result of any prepayment.

                 Section 2.9 Use of Proceeds. The proceeds of the Loans and Pre-Funding Loans may be used solely for:

                 (a) repayment of all outstanding Recourse Debt as more specifically set forth on the attached Schedule 12;

                 (b) financing Eligible Contracts, Eligible Equipment and the other assets described in the Borrowing Base;

                 (c) Investments permitted under Section 7.8;

                 (d) other working capital purposes; and

                 (e) in the case of Loans, the conversion of Pre-Funding Loans.

                 Section 2.10 Principal Repayment Schedule. (a) Subject to Section 2.8, the Borrower shall pay to the Agent for the account of each Bank the principal of the Loans made by such Bank that is outstanding at the close of business on the Term Conversion Date in 48 consecutive monthly installments on the Payment Dates, each such installment to be in a principal amount equal to 1/48th of the principal amount of the Loans outstanding on the Term Conversion Date (provided that the last such payment shall be in an amount sufficient to repay in full the principal amount of such Loans).

                 (b) Except as set forth in Sections 2.16 through 2.19, all repayments made pursuant to this Section 2.10 shall be applied first to outstanding Prime Rate Loans and second to Eurodollar Loans.

                 (c) The Borrower may request a Eurodollar Loan only if compliance with the schedule set forth in Section 2.10(a) will not result in any portion of the principal amount of such

Eurodollar Loan being paid prior to the last day of the Interest Period applicable to such Eurodollar Loan.

                 Section 2.11 Interest. (a) The Borrower shall pay to the Agent for the account of each Bank interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan shall be paid in full at the following rates per annum:

                          (i) during such periods such Loan is a Prime Rate Loan, the Prime Rate plus the Applicable Margin; and

                          (ii) during such periods such Loan is a Eurodollar Loan, for each Interest Period relating to such Eurodollar Loan, the Eurodollar Rate for such Loan for such Interest Period plus the Applicable Margin.

Accrued interest on each Loan shall be payable in arrears (i) on each Monthly Date commencing with the Monthly Date for June 1991, and (ii) on any date of payment or prepayment of such Loan (other than a conversion of such Loan into a Loan of another type) but only on the principal amount paid or prepaid. The Applicable Margin will change on the Term Conversion Date as provided in the definition of "Applicable Margin" in Section 1.1 for any Eurodollar Loan whose Interest Period begins before the Term Conversion Date and ends after the Term Conversion Date.

                 (b) Notwithstanding Section 2.11(a), if an Event of Default occurs the Borrower shall pay interest at the applicable Post-Default Rate on all Loans and on any other amount (other than interest) payable by the Borrower under this Agreement for the period commencing on the date the Event of Default occurred and ending on the earlier of the date the Event of Default is cured or the date all Loans and other amounts are paid in full. Interest payable at the Post-Default Rate shall be payable from time to time on demand of the Agent.

                 (c) Promptly after the establishment or change of any interest rate provided for in this Agreement, the Agent will notify the Banks and the Borrower of such interest rate or change in interest rate, but the failure of the Agent to so notify the Borrower or the Banks shall not affect the obligations of the Borrower under this Agreement or the Notes in any respect.

                 (d) The obligation of the Borrower to make payments of interest shall be subject at all times to the limitation that payments of interest shall not be required to be made to any Bank to the extent that such Bank's receipt of such interest payments would not be permissible under Applicable Laws limiting rates of interest that may be charged or collected by such Bank. Any such payments of interest that are not made as a result of the limitation referred to in the preceding sentence shall be made by the Borrower to such Bank on the earliest interest payment date or dates on which the receipt of such payments would be permissible under Applicable Laws limiting rates of interest that may be charged or collected by such Bank.

                 Section 2.12 Notes. The Loans made by each Bank shall be evidenced by a promissory note of the Borrower in substantially the form attached as Exhibit A (the "Notes"), each dated the date of the initial borrowing of Loans from such Bank, payable to the order of such Bank in a principal amount equal to such Bank's Commitment and otherwise duly completed. The Notes shall be subject to repayment as provided in Sections 2.1, 2.10 and
2.11. All Loans made by each Bank under this Agreement, all payments and prepayments made on account of the principal of such Loans and all conversions of such Loans shall be recorded by each Bank on the schedule attached to its Note, but any failure by any Bank to make any such recordation shall not affect the obligations of the Borrower under this Agreement or the Notes to repay the Loans in accordance with their respective terms. Upon payment in full of any Note, the Bank shall mark the Note "Paid" and return it to the Borrower.

                 Section 2.13 Time and Method of Payments. All payments of principal, interest, Fees,indemnities and other amounts payable by the Borrower under the Loan Documents shall be made in Dollars, in immediately available funds, to the Agent at the Principal Office not later than noon on the date on which such payment shall become due, and the Agent or any Bank for whose account any such payment is to be made may, but shall not be obligated to, debit the amount of any such payment that is not made by such time to any ordinary deposit account of the Borrower with the Agent or such Bank. Any payment made on any date after such time shall, if the amount paid bears interest, be deemed to have been made on, and interest shall continue to accrue and be payable until, the next succeeding Business Day. If any payment of principal or interest becomes due on a day other than a Business Day, such payment may be made on the next succeeding Business Day and such extension shall be included in computing interest in connection with such payment. Each payment received by the Agent for the account of a Bank shall be paid promptly to such Bank, in like funds, for the account of such Bank's Applicable Lending Office for the Loan in respect to which such payment is made.

                 Section 2.14 Computations. Interest on all Loans, Pre-Funding Loans and Fees shall be computed on the basis of a year of 360 days and the actual days elapsed (including the first day but excluding the last) in the period for which payable.

                 Section 2.15 Minimum Borrowings, Conversions and Prepayments. Except for borrowings of the remaining amount of the Total Commitment, conversions and prepayments of all Loans of a particular type, conversions made pursuant to Section 2.19, conversions under Section 2.30(c) and mandatory prepayments under Section 2.8, each borrowing, conversion of Loans of one type into another and each repayment or prepayment of the principal of

Loans shall be in an amount at least equal to $2,000,000, any Prime Rate Loans shall be in an amount of at least $2,000,000 and any Eurodollar Loans shall be in an amount equal to $2,000,000 or an integral multiple of $100,000 in excess of $2,000,000 (borrowings, conversions and prepayment of different types of Loans at the same time are deemed separate borrowings, conversions and prepayments for purposes of this Section 2.15, one for each type).

                 Section 2.16 Additional Costs. (a) In the event that any existing or future law, regulation or guideline or interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, or the compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority shall impose, modify, deem applicable or result in the application of any capital maintenance, capital ratio or similar requirement against loan commitments made by any Bank, and the result is to impose upon any Bank or increase any capital requirement applicable as a result of the making or maintenance of such Bank's Commitment or the obligation of the Borrower under this Agreement with respect to its Commitment (which imposition of capital requirements may be determined by each Bank's reasonable allocation of the aggregate of such capital increases or impositions), then, upon demand made by such Bank as promptly as practicable after it obtains knowledge that such law, regulation, guideline, interpretation, request or directive exists and determines to make such demand, the Borrower shall immediately pay to such Bank from time to time as specified by such Bank additional amounts sufficient to compensate such Bank for such imposition of or increase in capital requirements together with interest on each such amount commencing five days from the date payment of such additional costs is demanded until payment in full is made at the Post-Default Rate. A certificate setting forth in reasonable detail the amount necessary to compensate such Bank as a result of an imposition of or increase in capital requirements submitted by such Bank to the Borrower shall be conclusive as to the amount of such compensation, absent manifest error. For purposes of this
Section 2.16(a), in calculating the amount necessary to compensate any Bank for any imposition of or increase in capital requirements, such Bank shall be deemed to be entitled to a rate of return on capital (after federal, state and local taxes) of 15% per annum and all references to any "Bank" shall be deemed to include any participant in such Bank's Commitment.

                 (b) In the event that any Regulatory Change shall (i) change the basis of taxation of any amounts payable to any Bank under this Agreement or the Notes in respect of any Loans (other than taxes imposed on the overall net income of such Bank for any Loans by the United States or the jurisdiction in which such Bank has its principal office), (ii) impose or modify any reserve, Federal Deposit Insurance Corporation premium or assessment, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any of such Loans or any deposits referred to in the definition of "Eurodollar Rate" in Section 1.1), or (iii) impose any other conditions affecting this Agreement in respect of Loans (or any of such extensions of credit, assets, deposits or liabilities), and the result of any event referred to in clause (i), (ii) or (iii) above shall be to increase such Bank's costs of making or maintaining any Loans or its Commitment or to reduce any amount receivable by such Bank under this Agreement in respect of its Eurodollar Loans or its Commitment (such increases in costs and reductions in amounts receivable are hereinafter referred to as "Additional Costs"), in each case only to the extent that such Additional Costs are not included in the Eurodollar Rate applicable to such Eurodollar Loans, then upon demand made by such Bank as promptly as practicable after it obtains knowledge that such a Regulatory Change exists and determines to make such demand (a copy of which demand shall be delivered to the Agent), the Borrower shall pay to such Bank from time to time as specified by such Bank additional amounts sufficient to compensate such Bank for such Additional Costs from the date of such change, together with interest on each such amount from the date demanded until payment in full at the Post-Default Rate. All references to any "Bank" shall be deemed to include any participant in such Bank's Commitment.

                 (c) Without limiting the effect of the foregoing provisions of this Section 2.16, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes Eurodollar Loans, or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then if such Bank so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Bank to make, and to convert Loans of any other type into, Loans of such type hereunder shall be suspended until the date such Regulatory Change ceases to be in effect and all Loans of such type then outstanding shall be converted into Prime Rate Loans or into Eurodollar Loans of another duration, as the case may be, in accordance with Sections 2.7 and 2.19. Such Bank shall promptly notify the Borrower and the Agent if such Regulatory Change ceases to be in effect.

                 (d)      Determinations by any Bank for purposes of this
Section 2.16 of the effect of any Regulatory Change on its costs of making or maintaining Loans or on amounts receivable by it in respect of Loans, and of the additional amounts required to compensate such Bank in respect of any Additional Costs, when set forth in a written notice to the Borrower shall be conclusive, absent manifest error.

                 Section 2.17 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if on or prior to the determination of an interest rate for any Eurodollar Loans for any Interest Period any Bank determines (which determination shall be conclusive) that:

                          (a) by reason of any event affecting the money markets in the United States or the interbank Eurodollar market, quotations of interest rates for the relevant deposits are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Eurodollar Loans under this Agreement; or

                          (b) the rates of interest referred to in the definition of "Eurodollar Base Rate" in Section 1.1 do not accurately reflect the cost to such Bank of making or maintaining such Eurodollar Loans for such Interest Period;


then upon notification by such Bank to the Agent, the Agent shall give the Borrower and each Bank prompt notice of such condition and, so long as such condition remains in effect, the Banks shall be under no obligation to make new Eurodollar Loans or to convert Prime Rate Loans or refinance Pre-Funding Loans into Eurodollar Loans. If such condition remains in effect, on the last day of each then current Interest Period for the outstanding Eurodollar Loans the Borrower shall either prepay such Eurodollar Loans in accordance with Section
2.8 or convert such Eurodollar Loans into Prime Rate Loans in accordance with
Section 2.7. The Agent shall give the Borrower and each Bank prompt notice of the cessation of such condition.

                 Section 2.18 Illegality. Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to (i) honor its obligation to make new Eurodollar Loans, or (ii) maintain existing Eurodollar Loans, then such Bank shall promptly notify the Borrower (with a copy to the Agent) describing such illegality in reasonable detail. Upon giving such notice to the Borrower, such Bank's obligation to make new Eurodollar Loans and to convert Prime Rate Loans into Eurodollar Loans shall be suspended until such time as such Bank may again make and maintain Eurodollar Loans, and such Bank's outstanding Eurodollar Loans shall be converted into Prime Rate Loans in accordance with Sections 2.7 and 2.19. Such Bank shall promptly notify the Borrower and the Agent of the cessation of such illegality.

                 Section 2.19 Forced Conversions. If any Loans of any Bank are to be converted pursuant to Section 2.16(c) or 2.18, such Loans shall be converted into Loans of another type or duration, as the case may be, on the last day of the then current Interest Period for such Loan or on such earlier date as such Bank may specify to the Borrower. Until the Bank gives notice as provided in Section 2.16(c) or 2.18 that the circumstances that gave rise to such conversion no longer exist, such Bank shall not be required to make new Loans, or convert existing Loans into Loans, of the particular type to be converted pursuant to Section 2.16(c) or 2.18.

                 Section 2.20 Indemnification. The Borrower shall pay to the Agent, upon the request of each Bank, such amount or amounts as shall compensate such Bank for any loss (including loss of profit), cost or expense incurred by such Bank (as reasonably determined by such Bank) as a result of:

                          (a) any payment, prepayment or conversion of a Eurodollar Loan held by such Bank on a date other than the last day of an Interest Period for such Eurodollar Loan; or

                          (b) any failure by the Borrower to borrow a Eurodollar Loan from such Bank on the date specified in a Borrowing Notice delivered under Section 2.3;


such compensation to include an amount equal to (i) any loss or expense suffered by such Bank during the period from the date of receipt of such early payment or prepayment or the date of such conversion or date of intended borrowing to the last day of such Interest Period if the rate of interest obtainable by such Bank upon the redeployment of an amount of funds equal to such payment, prepayment or conversion or failure to borrow or convert is less than the rate of interest applicable to such Eurodollar Loan for such Interest Period, or (ii) any loss or expense suffered by such Bank in liquidating Eurodollar or other deposits prior to maturity which correspond to the payment, prepayment, conversion, failure to borrow or failure to convert. The determination by each Bank of the amount of any such loss or expense, when set forth in a written notice to the Borrower containing such Bank's calculation of such loss in reasonable detail, shall be presumed correct in the absence of manifest error.

                 Section 2.21 Security Documents; Guaranties. In order to secure the due payment and performance by the Borrower of the Obligations, the Borrower has entered into or caused to be entered into the Security Documents, DVI has entered into the Guaranty and DBC has entered into the DBC Guaranty. The Borrower shall execute and deliver, or cause to be executed and delivered, such other agreements, instruments and documents as the Agent may reasonably require in order to effect the purposes of the Security Documents, the Guaranty and the DBC Guaranty.

                 Section 2.22 Forms of Borrower Agreements. The forms of DBC Financing Agreements and Eligible Progress Payment Agreements used by the Borrower and DBC are attached as Exhibits F and G, respectively, to this Agreement. From time to time either the Borrower or the Agent may propose amendments to such forms, or new forms, of agreements for purposes of any future transactions entered into by the Borrower or DBC that require such forms of agreements. Upon the giving by either the Borrower or the Agent of such notice, the Borrower and the Agent shall cooperate in good faith to amend such forms or to agree upon new forms of agreements within 30 days after such notice.

                 Section 2.23 Required Borrowing Documentation. On or before the date of delivery of a Borrowing Base Report and with respect to the assets included in the Borrowing Base:

                 (a) Contract Receivables Clause. The Borrower shall have and maintain possession of:

                          (i)   all original master leases for Eligible Leases;

                          (ii) the original chattel paper copy of each Eligible Lease schedule and all executed originals of such Lease schedules other than the counterparts held by the Lessee;

                          (iii) an original of each Equipment Note, CSA and Third Party Note, including the original security and financing documents and each original schedule relating to each Equipment Note and CSA and the original chattel paper copy of each Third Party Lease; and

                          (iv) an original of each other related document or instrument executed by an Obligor relating to an Eligible Contract or to its related Equipment.

                 (b) Progress Payments Clause. The Borrower shall have and, except to the extent forwarded to the Agent, maintain possession of:

                          (i) each Eligible Progress Payment Agreement, as originally executed by the Borrower and the Lessee;

                          (ii) the original of the Borrower's purchase order, manufacturer's or other vendor's invoice and evidence of payment thereof, and bills of sale from the manufacturer of the Equipment and all owners of the related Equipment prior to the Borrower; and

                          (iii) each check evidencing payment of a Progress Payment.

                 (c) Inventory and Per Procedure Clause. The Borrower shall have and maintain possession of:

                          (i) warehouse receipts and other written evidence of the return of Equipment to a location under the control of the Borrower; and

                          (ii) the original chattel paper copy of each operating lease covering Eligible Equipment included under the Inventory and Per Procedure Clause, and all executed originals of such operating leases other than the counterparts held by the lessee.

                 (d) Restructured Leases Clause. The Borrower shall have and maintain possession of:

                          (i) all original master leases for Eligible Six-Month Restructured Leases; and

                          (ii) the original chattel paper copy of each Eligible Six-Month Restructured Lease schedule and all executed originals of such schedules other than the counterparts held by the Lessee.

                 (e) Healthcare Receivables Clause. The Borrower shall have and maintain possession of all documents to be delivered to DBC pursuant to the DBC Financing Agreements.

                 (f) With respect to the documents listed in Sections 2.23(a)-(e), the Borrower shall have and maintain original executed copies of all exhibits, schedules, annexes, amendments and supplements relating to such documents.

                 (g) With respect to the Contract Receivables Clause, Progress Payments Clause and Restructured Lease Clause of the Borrowing Base, the Borrower shall have and maintain photocopies (and acknowledgment copies when received) of the Financing Statements (informational or otherwise) filed by the Borrower as Lessor/secured party against the Obligor covering the related Equipment, Contract Payments and other assets, as appropriate, and assigned to the Agent. With respect to the Healthcare Receivables Clause, the Borrower shall have and maintain photocopies (and acknowledgment copies when received) of the Financing Statements (informational or otherwise) filed by DBC as purchaser/secured party against a Healthcare Provider or the Obligor under an Eligible Healthcare Receivable, as the case may be, and assigned to the Agent. All of such Financing Statements shall have been filed in the appropriate filing offices as necessary for perfection of a security interest in favor of the Borrower or DBC, as the case may be, and the Agent as assignee prior to the date of inclusion of any related asset in the Borrowing Base. The Borrower shall also maintain copies of letters sent to Lessees, other obligors and issuers of insurance policies as required by Section 6.14, and originals of loss payee endorsements received in response.

                 (h) The Agent may, at any time, in the exercise of its sole discretion, require the Borrower to deliver to the Agent originals or photocopies of all of the agreements, instruments and documents referred to in this Section 2.23.

                 Section 2.24 Lock-Box Arrangements. (a) At its own expense, the Borrower shall establish and maintain at all times with the Agent or any of the Banks lock-box arrangements into which the Borrower shall deposit all payments made under contracts included in the Borrowing Base, and notify forthwith all Obligors or other obligors who have obligations in respect of assets included in the Borrowing Base to make payments only to the above-mentioned lock-box accounts; except that (i) the Borrower may establish and maintain lock-box arrangements with other banks if such other banks have entered into a written agreement satisfactory to the Agent pursuant to which such other bank acknowledges the Lien of the Agent and waives its rights of set-off with respect to such deposits, and (ii) DBC may establish and maintain lock-box or other collection arrangements with other banks or collection agents acceptable to the Agent if such other banks or collection agents have entered into a written agreement satisfactory to the Agent. Amounts deposited in the lock-box accounts shall be disbursed to the Borrower so long as (1) any Event of Default that had occurred and has been cured to the satisfaction of the Majority Banks, and (2) after the Term Conversion Date, the obligations of the Borrower under Section 2.8 are then satisfied in full, whether from amounts deposited in the lock-box or otherwise. The Banks and the Agent acknowledge that payments delivered to a lock-box account under this Section 2.24(a) that are payable to third parties (such as user taxes, maintenance, repairs, management fees (other than to Affiliates) and insurance) are not entitled to be retained by the Banks and the Agent.

                 (b) The Borrower and each Bank confirm and acknowledge that any payments received by any Bank pursuant to lock- box arrangements existing prior to the date of this Agreement shall be received by each such Bank as agent for the Agent to be held in escrow for application and direction exclusively pursuant to the terms and conditions of this Agreement (including for application to repayment of the Loans as directed from time to time by the Agent in a manner not inconsistent with the provisions of this Agreement). Notwithstanding the provisions of Section 2.24(a), at the request of the Agent all such payments shall be turned over to the Agent from and after the date of notice to such effect given by the Agent in its sole discretion following the occurrence of any Event of Default, and the Borrower and each Bank, if so required by the Agent's notice, shall forthwith deliver notices to all Obligors and other obligors under assets included in the Borrowing Base that all payments shall be delivered directly to the lock-box accounts maintained with the Agent.

                 Section 2.25 Pro Rata Treatment Among Banks. Except as otherwise provided in this Agreement: (a) each borrowing from the Banks under
Section 2.1 will be made from the Banks and each payment of the Commitment Fee (but not the Pre-Funding Commitment Fee) shall be made for the account of the Banks pro rata according to their respective Unused Commitments; (b) each partial reduction of the Total Commitment shall be applied to the Commitments of the Banks pro rata according to each Bank's Commitment; (c) each conversion of Loans of a particular type under Section 2.7 (other than conversions provided for by Section 2.18) will be made pro rata among the Banks holding Loans of such type according to the respective principal amounts of such Loans held by such Banks; (d) each payment and prepayment of principal of or interest on Loans of a particular type will be made to the Agent for the account of the Banks holding Loans of such type pro rata in accordance with the respective unpaid principal amounts of such Loans (but not Pre-Funding Loans) held by such Banks; and (e) Interest Periods for Eurodollar Loans shall be allocated among the Banks holding Eurodollar Loans pro rata according to the respective principal amounts of such Eurodollar Loans held by such Banks.

                 Section 2.26 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or the Borrower prior to the date on which such Bank is to make payment to the Agent of the proceeds of a Loan or the Borrower is to make a payment to the Agent for the account of one or more of the Banks, that such Bank or the Borrower does not intend to make the required payment, the Agent may assume that the required payment has been made and may, in reliance upon such assumption, make the amount thereof available to the intended recipient on such date and, if such Bank or the Borrower, as the case may be, has not in fact made the required payment, the recipient of such payment shall on demand repay to the Agent the amount made available to it together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day (when the recipient is a Bank) or equal to the rate of interest applicable to such Loan (when the recipient is the Borrower).

                 Section 2.27 Sharing of Payments and Set-Off Among Banks. The Borrower agrees that in addition to and without limiting any right of set-off, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances held by it at any of its offices (including under any lock-box arrangements) against any principal of or interest on any of its Loans or Pre-Funding Loans or any Fee payable to it that is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent of such offset although its failure to give such notice shall not affect the validity of such offset. If a Bank shall effect payment of any principal of or interest on its Loans through the exercise of any right of set-off, banker's lien, counterclaim or similar right, it shall promptly purchase from the other Banks participations in their Loans in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such payment pro rata in accordance with the unpaid principal and interest on their Loans and each Bank shall have a Lien on its ratable portion of the amounts received from the Borrower. To such end the Banks shall make appropriate adjustments among themselves (by the resale of participations or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Bank so purchasing a participation in the Loans held by the other Banks may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans in the amount of such participation. Nothing contained in this Section
2.27 shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise and retain the benefits of exercising any such right with respect to any other indebtedness or obligation of the Borrower.

                 Section 2.28 Several Obligations. The failure of any Bank to make any Loan to be made by it on the date specified for such Loan shall not relieve the other Banks of their respective obligations to make their Loans on such date, but no Bank shall be responsible for the failure of the other Banks to make Loans to be made by such other Banks.

                 Section 2.29 Release of Agent's Lien. The Borrower may finance specific assets with Indebtedness permitted under this Agreement. In such event, on any date that the Borrowing Base exceeds the outstanding principal amount of all Loans and Pre-Funding Loans, then subject to the other terms and conditions of this Agreement the Agent shall at its election either release or subordinate the Agent's lien on and security interest in such properties and assets proposed to be used as collateral for such indebtedness, and such assets and properties shall be excluded from the Borrowing Base, upon and subject to the following conditions:

                          (a) no Default or Event of Default then exists or would exist after giving effect to the proposed release or subordination;

                          (b) the Borrower shall provide the Agent with at least five Business Days' prior written notice of any such proposed incurrence of Indebtedness and shall provide the Agent with (i) the lender's identity, (ii) the amount and terms of the proposed Indebtedness, including whether such Indebtedness is Non-Recourse Debt, Partial Recourse Debt or Recourse Debt, (iii) the specific Leases and Leased Property being financed by such Indebtedness, and
         (iv) such other information as the Agent may reasonably request;

                          (c) the Borrower shall cause to be delivered to the Agent not later than five Business Days prior to any proposed release or subordination all UCC-3 amendment statements (if appropriate) and any other agreements, instruments and documents necessary, desirable or requested by the Agent in connection with such release or subordination, and all of the foregoing shall be satisfactory in form and substance to the Agent; and

                          (d) the Borrower shall bear and pay on demand all costs and expenses, including legal fees and expenses, incurred by the Agent and the Banks in connection with the review, preparation and filing of any of the foregoing.

                 Section 2.30 Pre-Funding Loans. (a) Intent. The obligations of the Banks under this Section 2.30 shall be absolute and unconditional and shall not be affected by any circumstance including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Pre-Funding or the Borrower, (ii) the occurrence or continuance of a Default or Event of Default, (iii) any adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower, (iv) any breach of any Loan Document by the Borrower, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                 (b) Pre-Funding Commitment. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties set forth in this Agreement, the Pre-Funding Lender agrees to make advances (the "Pre-Funding Loans") to the Borrower from time to time until but excluding the Term Conversion Date in an aggregate principal amount not to exceed the Pre-Funding Commitment as then in effect. The Pre-Funding Lender is not obligated to make Pre-Funding Loans during the continuation of a Default or Event of Default.

                 (c) Borrowings. During the Credit Period, the Borrower may borrow, repay and reborrow Pre-Funding Loans in accordance with and subject to the terms and conditions of this Section 2.30. Minimum borrowings of Pre-Funding Loans shall be in a principal amount of not less than $100,000 or, if less, the remaining Pre-Funding Commitment. All Pre-Funding Loans shall be Prime Rate Loans. Pre-Funding Loans shall be entitled to all of the guaranties and securities applicable to Loans under the Loan Documents.

                 (d) Refinancing. Each Pre-Funding Loan shall be refinanced by Loans made pursuant to Section 2.1, without demand on or notice to the Borrower, on the earliest to occur of (i) the Term Conversion Date or any earlier termination of the Commitments or the Pre-Funding Commitment, (ii) the occurrence of a Default or an Event of Default, (iii) the election of the Pre-Funding Lender as set forth in Section 2.30(i), or (iv) the election of the Borrower given by delivery of a Borrowing Notice in accordance with Section
2.3. Each such refinancing shall be for the full outstanding principal amount of the Pre-Funding Loans. The advances to be made by the Banks under this
Section 2.30(d) shall be in the amounts set forth in Section 2.30(i) and such amounts shall be advanced to the Agent for the account of the Pre-Funding Lender. All such advances by the Banks pursuant to this Section 2.30 shall constitute Loans under the Total Commitment. Any Pre-Funding Loan not refinanced as set forth in this Section 2.30 (despite the absolute obligations of refinancing set forth in this Section 2.30) shall be due and payable in full by the Borrower on demand by the Pre-Funding Lender and shall, if the Loans are then due and payable, be repaid to the Pre-Funding Lender prior to repayment of the Loans to the Banks.

                 (e) Pre-Funding Loan Note and Records. The Pre-Funding Loans shall be evidenced by a single promissory note of the Borrower (the "Pre-Funding Loan Note") in substantially the form attached as Exhibit B, dated June 14, 1991, in the principal amount of $8,000,000 and otherwise duly completed. The Pre-Funding Lender shall maintain a record in which appropriate entries will be made from time to time showing the unpaid principal of the Pre-Funding Loans made, the interest accrued on the Pre-Funding Loans, payments made in respect of the principal of and interest on the Pre-Funding Loans and debits and credits in respect of other amounts payable by the Borrower Pre-Funding Lender pursuant to this Agreement. The entries made by the Pre-Funding Lender in such record shall constitute prima facie evidence of (i) the Borrower's obligations in respect of the Pre-Funding Loans, (ii) payments of principal and interest made by the Borrower in respect of the Pre-Funding Loans, and (iii) any other amounts owing by the Borrower to the Pre-Funding Lender under this Agreement and payments made on such amounts, but the failure by the Pre-Funding Lender to make such entries shall not affect the rights of the Pre-Funding Lender or the obligations of the Borrower under this Agreement.

                 (f) Application for Pre-Funding Loan. Application for a Pre-Funding Loan (a "Pre-Funding Borrowing Notice") shall be made to the Pre-Funding Lender by telecopy notice which must be received by the Pre-Funding Lender before 1:00pm on the Business Day of the requested date for borrowing
(i) setting forth the amount requested to be borrowed, and (ii) otherwise in compliance with the requirements of a Borrowing Notice under Section 2.3(b).
On the date for borrowing proposed in a Pre-Funding Borrowing Notice, subject to satisfaction of the applicable conditions precedent set forth in Section 4.2, the Pre-Funding Lender will advance to the Borrower, and the Borrower will borrow from the Pre-Funding Lender, the amount specified in such Pre-Funding Borrowing Notice and the Borrower will then be indebted to the Pre-Funding Lender in such principal amount. The Pre-Funding Lender will credit the amount of the Pre-Funding Loan to an account on its books in the name of the Borrower or will transmit such amount upon the Borrower's order.

                 (g) Interest on Pre-Funding Loans. So long as no Event of Default has occurred and is continuing, the Borrower shall pay to the Pre-Funding Lender interest on the unpaid principal amount of each Pre-Funding Loan for the period commencing on the date of such Pre-Funding Loan until such Pre-Funding Loan is paid in full at a rate per annum equal to the Prime Rate. If an Event of Default occurs, the Borrower shall pay interest at the Post-Default Rate for Prime Rate Loans on the Pre-Funding Loans and on any other amount payable by the Borrower under this
Section 2.30 for the period commencing on the date such Event of Default occurred and ending on the earlier of the date the Event of Default is cured or the date all Pre-Funding Loans and other amounts are paid in full. Interest on each Pre-Funding Loan shall be payable monthly in arrears commencing on the first Monthly Date following the making of each Pre-Funding Loan and on the date of payment in full, except that unpaid interest accrued on a Pre-Funding Loan through any date of refinancing by Loans shall be payable on the last day of the calendar month in which such refinancing occurs.

                 (h) Prepayments of Pre-Funding Loans. Subject to the provisions of this Section 2.30(h), the Borrower shall be permitted to repay and prepay Pre-Funding Loans in whole or in part from time to time without premium or penalty. Partial prepayments may not be less than $50,000 or an integral multiple of $50,000 unless the Pre-Funding Loans are paid in full. The Borrower shall prepay the Pre-Funding Loans when required, and in the manner required, by Section 2.8. All prepayments shall be made to the Pre-Funding Lender and shall be made together with interest accrued on the amount prepaid and any additional amount payable pursuant to Section 2.16,
Section 2.20 or otherwise.

                 (i) Refinancing by Banks at Election of Pre-Funding Lender. (i) At any time (whether or not a Default or an Event of Default exists) the Pre-Funding Lender may, in its sole discretion, determine that it desires to convert the Pre-Funding Loans into Loans under Section 2.1 and desires the Banks to refinance the Pre-Funding Loans. At such time, the Pre-Funding Lender shall notify the Borrower and the Agent of such fact, the Agent shall then notify the Banks of such determination and thereafter the Banks shall on the second Business Day after the giving of such notice by the Pre-Funding Lender advance funds to the Agent for the account of the Pre-Funding Lender in an amount equal to the product of (1) a fraction in which the numerator is such Bank's Commitment then in effect and the denominator is the Total Commitment then in effect, multiplied by (ii) the aggregate outstanding principal balance of the Pre-Funding Loans to be refinanced, which funds shall be remitted by the Agent to the Pre-Funding Lender to be applied by the Pre-Funding Lender to refinance the Pre-Funding Loans; provided, however, that no Bank shall be required to advance funds to the Agent in an aggregate amount in excess of the amount of such Bank's Unused Commitment as in effect on such date.

                 (ii) If prior to the making of a Loan pursuant to Section 2.30(i)(i) one of the events described in Section 8.6 shall occur, each Bank shall, on the date such Loan was to have been made, purchase an undivided participation interest equal to the product of
(1) a fraction in which the numerator is such Bank's Commitment then in effect and the denominator is the Total Commitment then in effect, multiplied by (ii) the aggregate outstanding principal balance of all Pre-Funding Loans. Each Bank will immediately transfer to the Pre-Funding Lender, in immediately available funds, the amount of its participation and upon receipt of such amount the Pre-Funding Lender will deliver to such Bank a participation certificate dated the date of receipt of such funds and in such amount.

                 (iii) At any time after the Pre-Funding Lender has received from any Bank such Bank's participating interest in a Pre-Funding Loan pursuant to Section 2.30(i)(ii) that the Pre-Funding Lender receives any payment on account of the Pre-Funding Loans, the Pre-Funding Lender will distribute to such Bank its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's participating interest was outstanding and funded) in like funds as received; provided, however, that in the event that such payment received by the Pre-Funding Lender is required to be returned, such Bank will return to the Pre-Funding Lender any portion thereof previously distributed by the Pre-Funding Lender to it in like funds as such payment is required to be returned by the Pre-Funding Lender.

                 (j) Pre-Funding Commitment Fee. The Borrower shall pay to the Pre-Funding Lender for its own account a commitment fee (the "Pre-Funding Commitment Fee") on the daily average unused amount of the Pre-Funding Commitment at 1/4 of 1% per annum on the unused Pre-Funding Commitment for the period from the date this Agreement is restated to and including the earlier of the date on which the Pre-Funding Commitment is terminated or the Term Conversion Date. Such fee shall be payable quarterly in arrears on the last day of each calendar quarter and on the earlier of the date the Pre-Funding Commitment is terminated or the Term Conversion Date.


         ARTICLE 3. REPRESENTATIONS AND WARRANTIES

                 The Borrower represents and warrants to the Banks and the Agent that:

                 Section 3.1 Organization. (a) Each of DVI and its Subsidiaries is duly organized and validly existing under the laws of its state of organization and has the power to own its assets and to transact the business in which it is presently engaged and in which it proposes to be engaged. The attached Schedule 1 lists each of the Subsidiaries of DVI, the state of incorporation of DVI and each of its Subsidiaries, the authorized and outstanding shares of common stock of each such corporation, the owners of the outstanding shares of common stock of the Borrower and the other Subsidiaries of DVI and the business in which each of such entities is engaged. All of the issued and outstanding shares of capital stock of the Borrower and the other Subsidiaries of DVI have been duly and validly issued, are fully paid and non-assessable and are owned by DVI free and clear of any Lien except as stated on the attached Schedule 1. Except as set forth on the attached Schedule 1, no warrants, options, contracts or commitments of any kind are outstanding entitling any Person to purchase or otherwise acquire any shares of capital stock of the Borrower or any other subsidiaries of DVI, and no securities are outstanding that are convertible into or exchangeable for any shares of capital stock of the Borrower or any other subsidiaries of DVI.

                 (b) Each of the Borrower, DVI and DBC is in good standing in its state of incorporation and in each state in which it is qualified to do business. There are no jurisdictions other than as set forth on the attached
Schedule 1 in which the character of the properties owned by the Borrower or in which the transaction of the business of the Borrower as now conducted requires or will require the Borrower to qualify to do business, except jurisdictions in which the failure to so qualify would not have a material adverse effect on the Collateral or the business, operations, financial condition or assets of the Borrower.

                 Section 3.2 Power, Authority, Consents. (a) Each Loan Party has the power to execute, deliver and perform the Loan Documents to be executed by it, (b) the Borrower has the power to borrow under this Agreement and has taken all necessary corporate action to authorize borrowing on the terms and conditions of this Agreement, and (c) each Loan Party has taken all necessary action, corporate or otherwise, to authorize the execution, delivery and performance of the Loan Documents to be executed by it. No consent or approval of any Person (including the stockholder of the Borrower or any other Loan Party), no consent or approval of any landlord or mortgagee, no waiver of any Lien or right of distraint or other similar right and no consent, license, approval, authorization or declaration of any governmental authority, bureau or agency is or will be required in connection with the execution, delivery or performance by any Loan Party or for the validity, enforcement or priority of the Loan Documents or the Agent's Lien except as set forth on the attached
Schedule 2, each of which either has been duly and validly obtained on or prior to the date of the restatement of this Agreement and is now in full force and effect or is designated on the attached Schedule 2 as waived by the Majority Banks.

                 Section 3.3 No Violation of Law or Agreements. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party does not and will not violate any provision of law and does not and will not, except as set forth on the attached Schedule 2, conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree or other similar document or instrument of any court or governmental authority, bureau or agency, domestic or foreign, or any certificate of incorporation or by-laws of such Loan Party, or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, instrument, document, bond, note or indenture to which such Loan Party is a party or by which it or any of its properties or assets is bound or affected, or result in the imposition of any Lien upon any of the properties or assets owned by or used in connection with the business of such Loan Party, except for the Liens created and granted pursuant to the Security Documents.

                 Section 3.4      Due Execution, Validity, Enforceability.
Each Loan Document to which any Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes the valid and legally binding obligation of such Loan Party enforceable in accordance with its terms, except that the remedy of specific performance and other equitable remedies are subject to judicial discretion and except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally, but such laws shall not materially interfere with the practical benefits of the Security Documents or the Liens created by the Security Documents except for (a) possible delay, (b) situations which may arise under Chapter 11 of the Bankruptcy Code, and (c) equitable orders of a Bankruptcy Court.

                 Section 3.5 Properties, Priority of Liens. All of the properties and assets owned by the Borrower are owned by it free and clear of any Lien except as provided for in the Security Documents and Permitted Liens. The Liens created and granted by the Security Documents constitute valid, perfected Liens on the Collateral subject to no prior or equal Liens except Permitted Liens.

                 Section 3.6 Judgments, Actions, Proceedings. Except as set forth on the attached Schedule 3, no judgments, actions or proceedings are pending before any court or governmental authority, bureau or agency or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower involving a claim in excess of $1,000,000 individually or $2,500,000 in the aggregate, to the best of the Borrower's knowledge no reasonable basis exist for the institution of any such action or proceeding which is probable of assertion, and the Borrower is not a plaintiff or complainant in any such actions or proceedings.

                 Section 3.7 No Defaults, Compliance With Laws. Except as set forth on the attached Schedule 4, the Borrower is not in default under any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound or under any other agreement or instrument by which any of the properties or assets owned by it or used in the conduct of its business is affected, and the Borrower has complied and is in compliance in all respects with all Applicable Laws the default or non-compliance with which could have a material adverse effect on the business, operations, financial condition or assets of the Borrower or on the ability of any Loan Party to perform its obligations under the Loan Documents to which it is a party.

                 Section 3.8 Burdensome Documents. Except as set forth on the attached Schedule 5, no Loan Party is a party to or bound by, nor are any of the properties or assets owned by the Borrower used in the conduct of its businesses affected by, any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment which materially and adversely affects its business, assets or condition, financial or otherwise.

                 Section 3.9 Financial Statements. Each of the Financial Statements is correct and complete, presents fairly the financial position of the Borrower at its date and has been prepared in accordance with GAAP.
Neither DVI nor the Borrower has any material obligation, liability or commitment, direct or contingent, which is not reflected in the Financial Statements. No material adverse change in the financial position or operations of DVI or the Borrower has occurred since the date of the latest balance sheet included in the Financial Statements. The fiscal year of both DVI and the Borrower is the twelve-month period ending on June 30 in each year.

                 Section 3.10 Tax Returns. Each of DVI, the Borrower and DBC has filed all federal, state and local tax returns required to be filed by it and has paid all taxes, interest and penalties required on or before their respective due dates except for (i) taxes being contested in good faith by appropriate proceedings for which adequate reserves have been provided in DVI's, the Borrower's or DBC's financial statements according to GAAP and, to the extent required by GAAP then in effect, proper and adequate reserves are established by the Borrower and a bond is filed if necessary to avoid the creation of a Lien against any properties of DVI, the Borrower and DBC, and
(ii) taxes whose nonpayment will not have a material adverse effect on the condition, financial or otherwise, of DVI, the Borrower or DBC. Except to the extent that reserves therefor are reflected in the Financial Statements, (a) no material federal, state or local tax liabilities of DVI, the Borrower or DBC are due or to become due for any tax year ended on or prior to the date of the latest balance sheet included in the Financial Statements relating to such entity, whether incurred in respect of or measured by the income of such entity, which are not properly reflected in the Financial Statements, and (b) no material claims are pending or, to the knowledge of the Borrower, proposed or threatened against DVI, the Borrower or DBC for past federal, state or local taxes except those as to which proper reserves are reflected in the Financial Statements.

                 Section 3.11 Intangible Assets. The Borrower possesses, owns or has rights to use all necessary patents, trademarks, service marks, trademark and service mark rights, trade names, trade name rights and copyrights to conduct its business as now conducted and as proposed to be conducted, without any conflict with the patents, trademark, service mark, trademark and service mark rights, trade names, trade name rights and copyrights of any other Person, a complete listing of which is set forth on the attached Schedule 6.

                 Section 3.12 Regulation U. No part of the proceeds received by the Borrower from the Loans or the Pre-Funding Loans will be used directly or indirectly for (a) any purpose other than as set forth in Section 2.9, or (b) the purpose of purchasing or carrying, or for payment in full or in part of Indebtedness incurred for the purpose of purchasing or carrying, "margin stock" as such term is defined in Section 221.3 of Regulation G or Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II, Part 221.

                 Section 3.13 Name Changes. Except as set forth on the attached Schedule 7, the Borrower has not within the six years immediately preceding the date of restatement of this Agreement changed its name, been the surviving entity of a merger or consolidation or acquired all or substantially all of the assets of any Person. Schedule 7 also lists all locations of the Borrower at which the Borrower may store Equipment constituting Collateral from time to time.

                 Section 3.14 Full Disclosure. None of the Financial Statements, nor any certificate, opinion or any other statement made or furnished in writing to the Agent or any Bank by or on behalf of the Borrower, DVI or DBC in connection with this Agreement or the transactions contemplated in this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make such statements not misleading as of the date such statement was made. The Borrower knows of no fact that has or would in the now foreseeable future have a material adverse effect on the business, prospects or condition, financial or otherwise, of the Borrower, DVI or DBC which fact has not been set forth in this Agreement, in the Financial Statements or in a certificate, opinion or other written statement made or furnished to the Agent and the Banks.

                 Section 3.15 Labor Disputes; Collective Bargaining Agreements; Employee Grievances. Except as set forth on the attached Schedule 8, (a) no collective bargaining agreements or other labor contracts exist covering the Borrower, (b) no union or other labor organization is seeking to organize, or to be recognized as bargaining representative for, a bargaining unit of employees of the Borrower, (c) no strike, work stoppage, material unfair labor practice claim or charge, arbitration or other material labor dispute against or affecting the Borrower or its representative employees has occurred during the five years prior to the date of the restatement of this Agreement or is pending or threatened, and (d) no actions, suits, charges, demands, claims, counterclaims or proceedings are pending or, to the best of the Borrower's knowledge, threatened against the Borrower by or on behalf of, or with, its employees other than employee grievances arising in the ordinary course of business which are not, in the aggregate, material.

                 Section 3.16 Condition of Assets. (a) All of the assets and properties of the Borrower which are reasonably necessary for the operation of its business are in good working condition, ordinary wear and tear excepted, and are able to serve the function for which they are currently being used.

                 (b) All of the assets and properties of the Borrower subject to a Lease are in good working condition, ordinary wear and tear excepted, and are able to serve the function for which they are currently being used.

                 Section 3.17 ERISA. (a) The Borrower does not have and has never had any Plan in connection with which there could arise a direct or contingent liability of the Borrower to the PBGC, the Department of Labor or the IRS. The Borrower is not a participating employer in any Plan under which more than one employer makes contributions, as described in Sections 4063 and 4064 of ERISA, or a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                 (b) All references to the Borrower in this Agreement relating to ERISA shall be deemed to refer to the Borrower and all other entities which are, together with the Borrower, part of a Controlled Group.

                 Section 3.18 Non-Recourse Debt. Except as set forth on the attached Schedule 9, none of the loan documents relating to any Non-Recourse Debt or Partial Recourse Debt of the Borrower provide that (a) the Lien of a lender of Non-Recourse Debt or Partial Recourse Debt in any equipment, leases and receivables will not be released until the Borrower has fully repaid Indebtedness owed to such lender not incurred to finance such equipment, leases and receivables, or (b) a default under such loan documents will constitute a default for the benefit of such lender under any other loan documents of the Borrower.

                 Section 3.19 Finders or Brokers. None of the Borrower, DVI or DBC has employed or agreed to employ or made use of the services of any investment banker, broker, finder, intermediary or similar Person in connection with the transactions contemplated by the Loan Documents who might be entitled to a fee or any commission that has not been paid.

                 Section 3.20 Investment Company Act; Public Utility Holding Company Act. None of the Borrower, DVI or DBC is (i) an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of

1940, or (ii) a "public utility holding company" or a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935.

                 Section 3.21 Borrowing Base Reports. The information set forth in each Borrowing Base Report is true, correct and complete and each asset included in the Borrowing Base conforms with and satisfies the requirements for such item set forth in this Agreement, including under the respective definitions applicable to such assets.

                 Section 3.22 Licenses and Approvals. The Borrower has all necessary licenses, permits and governmental authorizations, including licenses, permits and authorizations relating to Environmental Matters, to own and operate its properties and to carry on its business as now conducted.

                 Section 3.23 Independent Credit Committee. The Borrower's Credit Committee has and shall continue to, in practice, exercise its judgment and reach determinations independently from those officers of the Borrower responsible for the generation and marketing of business for the Borrower.


         ARTICLE 4.  CONDITIONS TO THE LOANS

                 Section 4.1 Conditions to Initial Loans. The conditions precedent fulfilled in connection with the obligation of each Bank to make the initial Loans under this Agreement are set forth on the attached Schedule 10, and the Borrower, the Agent and each of the Banks has copies of the documents referred to on Schedule 10.

                 Section 4.2 Conditions to Subsequent Loans. After the initial Loan has been made under this Agreement, the obligation of each Bank or the Pre-Funding Lender to make a Loan or a Pre-Funding Loan, respectively, is subject to the fulfillment (to the satisfaction of the Agent) of the following conditions precedent:

                 (a) The Agent shall have received a Borrowing Notice, and, with respect to Loans that exceed the Borrowing Availability as reported in the most recent Borrowing Base Report delivered to the Agent, a Borrowing Base Report or the additional Borrowing Base information and Supporting Documents required by Section 2.3(b), and all other documents required to be delivered in connection with a Borrowing Notice and Borrowing Base Report (if applicable).

                 (b) The Borrower shall have complied and shall then be in compliance with all the terms, covenants and conditions of this Agreement and the other Loan Documents.

                 (c) No Default or Event of Default shall have occurred and be continuing.

                 (d)      The representations and warranties contained in
Article 3 shall be true with the same effect as though such representations and warranties had been made at the time of the making of such Loan, except for changes which were made in the ordinary course of business, not material and not prohibited by this Agreement.

                 (e) The Agent shall have received a certificate, dated the date of such Loan and effective as of such date, certifying that the conditions set forth in Sections 4.2(b)-(d) are satisfied as of such date, except that such certificate shall not be required in connection with a conversion of a Loan from one type into another type that does not result in an increase in the outstanding principal amount of the Loans.

                 (f) All legal matters incident to such proposed Loan shall be satisfactory to the Agent and counsel to the Agent.


         ARTICLE 5.  DELIVERY OF FINANCIAL REPORTS,
                     DOCUMENTS AND OTHER INFORMATION

                 So long as the Commitments are outstanding, any Loan remains outstanding, the Borrower is indebted to the Banks or the Agent, the Notes have not been paid in full or the Obligations have not been fully and completely performed, the Borrower shall deliver the following documents:

                 Section 5.1 Annual Financial Statements and Budgets. (a) The Borrower shall deliver to each Bank and the Agent, as soon as available but in any event within 95 days after the last day of each fiscal year, audited consolidated and unaudited consolidating balance sheets of DVI and its Subsidiaries as at the last day of such fiscal year, and audited consolidated and unaudited consolidating statements of income and retained earnings and statements of cash flow for such fiscal year, each prepared in accordance with GAAP and certified without qualification by Deloitte & Touche L.L.P. or another firm of independent certified public accountants satisfactory to the Agent as fairly presenting the financial position and the results of operations of DVI and its Subsidiaries at the end of and for such fiscal year and as having been prepared in accordance with GAAP.

                 (b) The Borrower shall also deliver to each Bank and the Agent, as soon as available, DVI's Annual Report on Form 10-K as filed with the SEC for each fiscal year.

                 (c) Promptly upon receipt, the Borrower shall deliver to each Bank and the Agent copies of all other reports submitted to DVI or the Borrower by DVI's independent accountants in connection with any annual or interim audit or review of the books of DVI or the Borrower made by such accountants.

                 Section 5.2 Quarterly Financial Statements. The Borrower shall deliver to each Bank and the Agent, as soon as available but in any event within 50 days after the end of each of the first three fiscal quarters,

                          (a) DVI's Quarterly Report on Form 10-Q as filed with the SEC for such fiscal quarter; and

                          (b) a consolidating balance sheet of DVI and its Subsidiaries as of the last day of such quarter and consolidating statements of income and retained earnings and consolidating statements of cash flow for such fiscal quarter and on a comparative basis figures for the corresponding period of the immediately preceding fiscal year all in reasonable detail, each such statement to be certified in a certificate of Borrower's chief financial officer or chief accounting officer as fairly presenting the financial position and the results of operations of the entity to which such statement relates as at its date and for such quarter (subject to year-end audit adjustments) and as having been prepared in accordance with GAAP.

                 Section 5.3 Other Information. Promptly after a written request, the Borrower shall deliver to each Bank and the Agent such other financial information evidencing compliance with the requirements of the Loan Documents or otherwise relating to the business, affairs and conditions of DVI or any Subsidiary as the Agent or any Bank may reasonably request from time to time.

                 Section 5.4 No Default Certificate. At the same time it delivers the financial statements required under Sections 5.1 and 5.2, the Borrower shall deliver to each Bank and the Agent a certificate of Borrower's chief financial officer, chief accounting officer or chief credit officer to the effect that no Event of Default exists, no default exists under any other agreement to which the Borrower is a party or by which it or, to the best of its knowledge, any of its properties or assets, taken as a whole, is bound or may be materially affected, and no event which, with the giving of notice or the lapse of time or both would constitute an Event of Default or such a default exists, or, if such cannot be so certified, specifying in reasonable detail the exceptions, if any, to such statement. Such certificate shall be accompanied by a detailed calculation indicating compliance with the covenants contained in Sections 6.9, 7.12 and 7.13.

                 Section 5.5 Copies of Documents. Promptly upon their becoming available, copies of any (a) financial statements, projections, non-routine reports, notices other than routine correspondence, requests for waivers and proxy statements delivered by the Borrower, DVI or DBC to any lending institution other than the Banks, (b) correspondence or notices received by the Borrower, DVI or DBC from any federal, state or local governmental authority that regulates the operations of the Borrower, DVI or DBC relating to an actual or threatened change or development which would be materially adverse to the Borrower, DVI or DBC, (c) registration statements and any amendments and supplements thereto, and any regular and periodic reports, filed by DVI with any securities exchange or with the SEC, (d) letters of comment or correspondence sent to DVI by any such securities exchange or the SEC in relation to the affairs of DVI, the Borrower or DBC, (e) written reports submitted to DVI, the Borrower or DBC by DVI's independent accountants in connection with any annual or interim audit of the books of DVI, the Borrower or DBC made by such accountants, and (f) any appraisals received by DVI, the Borrower or DBC with respect to the properties or assets of DVI, the Borrower or DBC.

                 Section 5.6 Notices of Defaults. The Borrower shall deliver promptly to the Agent notice of the occurrence of a Default, an Event of Default or an event which would constitute or cause a material adverse change in the condition, financial or otherwise, of the operations of the Borrower, DVI or DBC.

                 Section 5.7 ERISA Notices. (a) Concurrently with such filing, the Borrower shall deliver to the Agent a copy of each Form 5500 which is filed with respect to each Plan with the IRS.

                 (b) The Borrower shall also deliver to the Agent, promptly upon their becoming available, copies of (i) all correspondence with the PBGC, the Secretary of Labor or any representative of the IRS with respect to any Plan relating to an actual or threatened change or development which would be materially adverse to the Borrower, (ii) copies of all actuarial valuations received by the Borrower with respect to any Plan, and (iii) copies of any notices of Plan termination filed by any Plan Administrator (as those terms are used in ERISA) with the PBGC and of any notices from PBGC to the Borrower with respect to the intent of the PBGC to institute involuntary termination proceedings.

                 Section 5.8 Borrowing Base Reports. (a) The Borrower shall deliver to each Bank and the Agent, as soon as available but in any event within 45 days after the end of each calendar month, a Borrowing Base Report with respect to such calendar month that is certified as accurate and complete by the Borrower's chief financial officer, chief accounting officer, chief credit officer or the current Vice President-Structured Finance and that also contains the following additional information (collectively, the "Supporting Documents"):

                          (i) a list of all motor vehicles included in the Borrowing Base as of the last day covered in such Borrowing Base Report;

                          (ii) a list of all Contracts included in the Borrowing Base as of the last day covered in such Borrowing Base Report setting forth with respect to each Contract the name and lease number of the Obligor, the start and end dates and the monthly rentals and equipment cost;

                          (iii) a list of all Eligible Equipment delivered off-premises for repair or storage included in the Borrowing Base as of the last day covered in such Borrowing Base Report and all related Financing Statements, as applicable;

                          (iv) aging reports and total delinquencies as of the last day covered in such Borrowing Base Report for all receivables included in the Borrowing Base and for the Borrower as a whole;

                          (v) a list of all Progress Payments included in the Borrowing Base as of the last day covered in such Borrowing Base Report, including the date on which such item was included in the Borrowing Base; and

                          (vi) evidence satisfactory to the Banks and the Agent that the provisions of this Agreement have been complied with in respect of such assets, in each case dated the date of delivery, and all such other documents and information required to be delivered in connection therewith.

                 (b) In addition to the monthly Borrowing Base Reports to be delivered pursuant to Section 5.8(a), the Borrower shall deliver to each Bank and the Agent, at the same time it delivers the annual financial statements pursuant to Section 5.1, a Borrowing Base Report for the last month of the Borrower's fiscal year based on the Borrower's audited financial statements and containing the same information required under Section 5.8(a).

                 (c) The Borrower shall deliver to each Bank and the Agent, at the same time it delivers it to any Warehousing Lender, a copy of the monthly report required to be prepared by the Borrower under any Warehousing Loan Agreement.

                 (d) After the Term Conversion Date, the Borrower shall deliver to each Bank and the Agent, as soon as available but in any event within 45 days after the end of each calendar month, a detailed report regarding all cash receipts arising from transactions relating to assets included in the Borrowing Base.


         ARTICLE 6.  AFFIRMATIVE COVENANTS

                 So long as the Commitments are outstanding, any Loan remains outstanding, the Borrower is indebted to the Banks or the Agent, the Notes have not been paid in full or the Obligations have not been fully and completely performed:

                 Section 6.1 Books and Records. The Borrower shall keep proper books of record and account in a manner reasonably satisfactory to the Agent in which full, true and correct entries shall be made of all dealings or transactions in relation to its business and activities.

                 Section 6.2 Inspections and Audits. The Borrower shall permit the Banks and the Agent to make or cause to be made (and, after the occurrence of and during the continuance of an Event of Default, at the Borrower's expense), inspections and audits of any books, records and papers of the Borrower and to make extracts from and copies of such books, records and papers, and to make inspections and examinations of any properties and facilities of the Borrower on reasonable notice, all at such reasonable times and as often as the Agent or any Bank may reasonably require, in order to assure that the Borrower is and will be in compliance with its obligations under the Loan Documents or to evaluate the Banks' investment in the then outstanding Notes. In addition, the Borrower shall during all business hours provide the Banks, the Agent and the Agent's representatives full access to all of the agreements, instruments and documents referred to in Section 2.23.

                 Section 6.3 Maintenance and Repairs. The Borrower shall maintain or cause to be maintained by the Lessees in good repair, working order and condition, subject to normal wear and tear, all material properties from time to time owned by it and used in or necessary for the operation of its business, and make or cause to be made all reasonable repairs, replacements, additions and improvements to such properties.

                 Section 6.4 Continuance of Business. The Borrower shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence and all permits, rights and privileges necessary for the proper conduct of its business, and shall continue to engage in the same line of business (as required by Section 7.6), including the qualification of the Borrower to do business as a foreign corporation in each jurisdiction in which failure to so qualify could have a material adverse effect on the business, operations, financial conditions or properties of the Borrower, and shall comply in all material respects with all Applicable Laws.

                 Section 6.5 Copies of Corporate Documents. Subject to the prohibitions set forth in Section 7.11, the Borrower shall promptly deliver to the Agent copies of any amendments or modifications to its, DVI's or DBC's certificate of incorporation and by-laws, certified with respect to the certificate of incorporation by the Secretary of State of its state of incorporation and, with respect to the by-laws, by the secretary or assistant secretary of the corporation.

                 Section 6.6 Perform Obligations. (a) The Borrower shall pay and discharge all of its obligations and liabilities, including all taxes, assessments and governmental charges upon its income and properties, when due except to the extent that such obligations, liabilities, taxes, assessments and governmental charges are contested in good faith and by appropriate proceedings and, to the extent required by GAAP then in effect, proper and adequate reserves are established by the Borrower and a bond is filed if necessary to avoid the creation of a Lien against any of its properties.

                 (b) The Borrower shall perform all its obligations under each of the Contracts.

                 Section 6.7 Notice of Litigation. The Borrower shall promptly notify the Agent in writing of any litigation, legal proceeding or dispute involving amounts in excess of $1,000,000 individually or $2,500,000 in the aggregate affecting the Borrower, DVI or DBC, whether or not fully covered by insurance and regardless of the subject matter (excluding any actions relating to workmen's compensation claims or negligence claims relating to the use of motor vehicles, if fully covered by insurance, subject to deductibles).

                 Section 6.8 Insurance. (a) The Borrower shall maintain with or at responsible insurance companies such insurance on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses, including maintaining or causing Lessees to maintain all-risk insurance on each item of Leased Property in an amount at least equal to the replacement value of such item. Each such policy (i) shall have a loss payable endorsement naming each of the Agent (c/o the Agent's Leasing Division), the Borrower or the Borrower's assigns as loss payee as its interests may appear, (ii) shall name the Agent as an additional named insured in respect of liability insurance, and (iii) shall state that the insurers shall give the Agent prompt written notice of any nonpayment of premiums on such policy when due and 30 days prior written notice of an cancellation or material adverse change in such policy, all in form and substance satisfactory to the Agent with such additional provisions as the Agent may reasonably request. The Borrower shall file with the Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of policy expiration and the properties and risks covered by such insurance, and within 10 days after notice in writing from the Agent shall obtain such additional insurance as the Agent may reasonably request.

                 (b) The Borrower shall carry all insurance available through the PBGC or any private insurance companies covering its obligations to the PBGC.

                 Section 6.9 Financial Covenants. The Borrower shall maintain the following financial covenants:

                 (a) Tangible Net Worth. The Borrower shall have at the end of each fiscal quarter Tangible Net Worth in an amount equal to or greater than the sum of (i) $35,000,000, plus (ii) 75% of net income (with no deduction for losses) for the period commencing with the first day of the calendar quarter ending September 30, 1994 and each subsequent quarter on a cumulative basis, plus (iii) 100% of any new issuance of equity.

                 (b) Leverage Ratio. The Borrower shall maintain at all times a Leverage Ratio not greater than 5:1.

                 (c) Risk-Adjusted Leverage Ratio. The Borrower shall maintain at all times a Risk-Adjusted Leverage Ratio not greater than 5:1.

                 (d) Debt Service Coverage. On and before the Term Conversion Date, at the end of each fiscal quarter with respect to the 12-month period then ended, the Borrower shall have a ratio of (i) the sum of Cash Receipts minus Cash Operating Expenses plus Interest Expense, to (ii) Interest Expense of not less than 1.75:1. After the Term Conversion Date, at the end of each fiscal quarter with respect to the 12-month period then ended, the Borrower shall have a ratio of (1) the sum of Cash Receipts minus Cash Operating Expenses plus Interest Expense, to (2) Interest Expense plus all mandatory schedule payments of principal on Indebtedness of not less than 1.05:1.

                 Section 6.10 Reportable Events. (a) The Borrower shall promptly notify the Agent in writing of the occurrence of any Reportable Event, as defined in Section 4043 of ERISA, if a notice of such Reportable Event is required under ERISA to be delivered to the PBGC within 30 days after its occurrence, together with a description of such Reportable Event, a statement of the action the Borrower intends to take with respect to such Reportable Event and a copy of the notice given to the PBGC.

                 (b) The Borrower shall promptly notify the Agent in writing if any Loan Party receives (i) any notice of any violation or administrative or judicial complaint or order having been filed or about to be filed against such Loan Party alleging violations of any Environmental Law and Regulation, or (ii) any notice from any governmental body or any other Person alleging that such Loan Party is or may be subject to any Environmental Liability, and promptly upon receipt of any such notice the Borrower shall provide the Agent with a copy of such notice together with a statement of the action such Loan Party intends to take with respect to such matter.

                 Section 6.11 Comply with ERISA. The Borrower shall comply with all applicable provisions of ERISA now or hereafter in effect.





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                 Section 6.12     Upgrades and Add-ons.  The Borrower shall
deliver to the Agent, not later than simultaneously with any upgrade of or add-on to any Equipment included in the Borrowing Base, from any lender which has a Lien on such Equipment but does not finance such upgrade or add-on, the written agreement of such lender to the effect that such lender's Lien in the lease payment or receivables arising in connection with such Equipment inclusive of such upgrades and add-on shall not include the payments or receivables attributable to such upgrade or add-on.

                 Section 6.13 Possession of Contracts. The Borrower shall clearly and conspicuously mark each file folder and sticker or otherwise label the first page of each Equipment schedule (each such schedule itself a Contract incorporating the terms of a Master Lease) included in the Contract Receivables Clause, Inventory and Per Procedure Clause or Restructured Lease Clause of the Borrowing Base to indicate that a Lien in the Contract to be perfected by possession may only be perfected by possession of the chattel paper original copy. The Borrower shall at all times maintain possession of the chattel paper original copy of each Contract included in the Contract Receivables Clause, Inventory and Per Procedure Clause or Restructured Lease Clause of the Borrowing Base. The Borrower shall also maintain in each Master Lease a statement to the effect that only the chattel paper original copy of the Equipment schedule, and not such Master Lease, constitutes chattel paper the possession of which can perfect a security interest. The Borrower shall eliminate all legends stamped on any Contract included in any of the Contract Receivables Clause, Inventory and Per Procedure Clause or Restructured Lease Clause of the Borrowing Base indicating any interests of any Person in such Contract other than the Agent upon inclusion of such Contract in the Borrowing Base, and shall endorse each such Contract file and Equipment schedule (each such schedule itself a Contract incorporating the terms of a Master Lease), upon inclusion in the Borrowing Base, with a legend substantially as follows:

         "THIS CONTRACT (AND EQUIPMENT SCHEDULE AND MASTER LEASE THE TERMS OF WHICH IT INCORPORATES) HAS BEEN ASSIGNED TO, IS SUBJECT TO THE SECURITY INTEREST OF AND IS HELD IN TRUST FOR THE BENEFIT OF NATWEST BANK N.A., AS AGENT, PURSUANT TO THE TERMS AND CONDITIONS OF A SECURITY AGREEMENT DATED JUNE 14, 1991 AND RELATED DOCUMENTS, AS AMENDED FROM TIME TO TIME."

                 Section 6.14 Obligor Insurance Policies. The Borrower shall deliver, simultaneously with inclusion of any asset in the Borrowing Base, a written notice to each Obligor or other obligor who is required to maintain insurance on any asset in the Borrowing Base and to its insurance policy issuer stating that such asset has been assigned as collateral to the Agent and that a loss payee endorsement shall be delivered immediately to





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the Borrower naming the Agent, the Borrower and the Borrower's assigns as loss payees as their respective interest may appear.

                 Section 6.15 Preservation and Perfection of Agent's Liens. Without limiting any general or specific requirements set forth in this Agreement or in any of the Security Documents, the Borrower shall take all such actions as shall be necessary or desirable to maintain the Agent's Lien as a first priority perfected Lien in the Collateral, subject to no Liens other than Permitted Liens, including with respect to Equipment the filing (and continuation) of Financing Statements in all locations in which Collateral is located naming the Borrower as Debtor and the Agent as secured party and with respect to Contracts the filing of Financing Statements in all applicable locations naming the related Obligor as debtor, the Borrower as secured party and the Agent as assignee.

                 Section 6.16 Environmental Compliance. The Borrower shall operate all property owned or leased by it such that no obligation, including a clean-up obligation, shall arise under any Environmental Law and Regulation, which obligation would constitute a Lien on any property of any Loan Party; provided, however, that in the event that any such claim is made or any such obligation arises, such Loan Party shall, at its own cost and expense, immediately satisfy such claim or obligation.

                 Section 6.17 Management. Each of the current President and Senior Vice President/Chief Credit Officer shall continue in such offices and shall perform their current duties, or if either shall cease to be such an executive officer or to perform such duties a successor satisfactory to the Majority Banks in their reasonable judgment, as evidenced by a written consent signed by the Majority Banks, shall have been elected or appointed within 60 days after such cessation, and thereafter this Section 6.17 shall apply to such successor.


         ARTICLE 7.  NEGATIVE COVENANTS

                 So long as the Commitments are outstanding, any Loan remains outstanding, the Borrower is indebted to the Banks or the Agent, the Notes have not been paid in full or the Obligations have not been fully and completely performed:

                 Section 7.1 Indebtedness. The Borrower shall not create, incur, permit to exist or have outstanding any Indebtedness except:

                 (a) Indebtedness to the Banks, the Pre-Funding Lender and the Agent under this Agreement;

                 (b) taxes, assessments and governmental charges, non-interest bearing accounts payable, Equipment payables not more than 90 days past due from the original due date thereof, accrued





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liabilities and non-interest bearing deferred liabilities other than for borrowed money (e.g., prepaid income, deferred compensation and deferred taxes), in each case incurred and continuing in the ordinary course of business;

                 (c) Indebtedness secured by the security interests referred to in Section 7.2(d) and Capitalized Lease Obligations, in each case incurred in accordance with the limitations set forth in Section 7.12;

                 (d)      Subordinated Debt;

                 (e) the Recourse Debt listed on the attached Schedule 11, and any additional Recourse Debt incurred after the date of the restatement of this Agreement so long as (i) such Recourse Debt has a term, including all extensions and renewals, not exceeding one year, (ii) such Recourse Debt complies with the last sentence of this Section 7.1, (iii) after giving effect to the incurrence of such Recourse Debt no Default or Event of Default will have occurred, (iv) the Agent shall have received copies of the documents providing for such Recourse Debt at least two Business Days before its incurrence, and (v) such Recourse Debt is either unsecured or is not secured by any assets subject to the Agent's Lien;

                 (f) the Non-Recourse Debt and Partial Recourse Debt listed on the attached Schedule 9 and Non-Recourse Debt and Partial Recourse Debt hereafter incurred; and

                 (g) the Borrower may guarantee the obligations of any Person (i) by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (ii) as set forth in the attached Schedule 12 in respect of guaranties by the Borrower of obligations of its Affiliates, or (iii) otherwise up to a maximum aggregate obligation of $3,000,000 (for purposes of this clause, "guarantee" includes any agreement, whether contingent or otherwise, to assume, endorse, be or become liable for, purchase, repurchase or otherwise acquire Indebtedness of any other Person or to purchase, sell or lease, as lessee or lessor, property or services, in any such case primarily for the purpose of enabling another person to make payment of Indebtedness or to make any payment (whether as an advance, capital contribution, purchase of an equity interest or otherwise) to assure a minimum equity, asset base, working capital or other balance sheet or financial condition in connection with the Indebtedness of another Person, or to supply funds to or in any manner invest in another Person in connection with such Person's Indebtedness).


Notwithstanding the foregoing, the Borrower shall not create, incur, permit to exist or have outstanding any Indebtedness on terms and conditions setting forth affirmative or negative covenants of the Borrower or any Affiliate or events of default that are more restrictive than the covenants set forth in





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

Articles 6 and 7 and the Events of Default, the breach of which could result in a right of the lender under such Indebtedness to accelerate payment sooner than the right of acceleration provided to the Agent and the Banks under this Agreement, other than covenants or defaults under Non-Recourse Debt that permit acceleration based on defaults under financed leases.

                 Section 7.2 Liens. The Borrower shall not create, assume or permit to exist any Lien on any of the properties or assets of the Borrower, whether now owned or hereafter acquired, except for the following
(collectively, "Permitted Liens"):

                 (a) only to the extent arising and continuing in the ordinary course of business:

                          (i) pledges or deposits by the Borrower under workmen's compensation laws, unemployment insurance laws, social security laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness of the Borrower) or leases to which the Borrower is a party as lessee, or deposits to secure public or statutory obligations of the Borrower or deposits of cash or U.S. Government Bonds to secure surety, appeal, performance or other similar bonds to which the Borrower is a party, or deposits as security for contested taxes or import duties or for the payment of rent,

                          (ii) Liens imposed by law, such as carriers', warehousemen's, materialmen's and mechanics' liens, or Liens arising out of judgments or awards against the Borrower or any Subsidiary with respect to which the Borrower or any Subsidiary at the time shall currently be prosecuting an appeal or proceedings for review,

                          (iii) Liens for taxes not yet subject to penalties for non-payment and Liens for taxes the payment of which is being contested as permitted by Section 6.6 (a),

                          (iv) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for rights of way, highways and railroad crossings, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties,

                          (v) Liens incidental to the conduct of the business of the Borrower or to the ownership of its property that were not incurred in connection with Indebtedness of the Borrower or any Subsidiary, including the rights of lessors under capitalized leases, and

                          (vi) the rights of lessees under leases of Equipment, the rights and equities of vendees under conditional sale agreements of Equipment and the rights of





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

         any person claiming under or through such lessees or vendees,


so long as all of the Liens referred to in this clause (a) do not individually or in the aggregate materially detract from the value of the properties to which they relate or materially impair their use in the operation of the business, taken as a whole, of the Borrower;

                 (b) Liens incurred only upon compliance with the terms and conditions of Section 2.29;

                 (c)      the Liens of the Security Documents;

                 (d) purchase money security interests, conditional sale arrangements and other similar Liens on motor vehicles and equipment acquired by the Borrower with the proceeds of the Indebtedness referred to in this
Section 7.2(d) so long as:

                          (i) the transaction in which such a Lien is proposed to be created is not then prohibited by this Agreement,

                          (ii) any such Lien shall attach only to the property or asset acquired in such transaction and shall not extend to or cover any other assets or properties of the Borrower, and

                          (iii) the Indebtedness secured or covered by any such Lien shall not exceed the lesser of the cost or fair market value of the property or asset acquired and shall not be renewed, extended or prepaid from the proceeds of any borrowing by the Borrower;

                 (e) Liens granted by the Borrower on Equipment acquired by it within 90 days of the grant of such Lien so long as the other requirements of Section 7.2(d) are met;

                 (f) Liens securing Non-Recourse Debt, Partial Recourse Debt and Recourse Debt permitted under this Agreement;

                 (g) in the case of a Lease, the interests of the Lessee under such Lease and Liens permitted by such Lease of the type set forth in
Section 7.2(a);

                 (h) in the case of an Equipment Note or CSA, the interests of the Obligor in the Equipment securing or covered by such Equipment Note or CSA, Liens permitted by such Equipment Note or CSA of the type set forth in Section 7.2(a) and any other Lien in the Equipment granted by the Obligor to another Person so long as such Lien is subordinate to the interests of the Borrower and the Agent on terms such that the subordinate Lienholder cannot exercise any remedies prior to payment in full of all of





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the Obligor's obligations to the Borrower and, as assigned, the Agent;

                 (i) in the case of a Third Party Note, the interests of the Obligor and lessee in the Third Party Lease, Liens permitted by such Third Party Lease of the type set forth in Section 7.2(a) and any other Lien in the Equipment granted by the Obligor to another Person so long as such Lien is subordinate to the interests of the Borrower and the Agent on terms such that the subordinate Lienholder cannot exercise any remedies prior to payment in full of all of the Obligor's obligations to the Borrower and, as assigned, the Agent;

                 (j) in the case of Equipment sold to the Borrower, with or without a related Contract, a subordinate interest retained by the seller upon the sale, on a discounted basis, of such Equipment and Eligible Contract so long as the purchase agreement between the Borrower and such seller is assignable to and has been assigned to the Agent and the interest of the seller is subordinate on terms such that the seller cannot exercise any remedies prior to recovery in full of all interests of the Borrower and, as assigned, the Agent in such Equipment and Eligible Contract; and

                 (k) Liens on items of Eligible Equipment covered by the Progress Payments Clause in the form of a purchase money security interest held by the vendor of such Equipment securing the full payment of the purchase price of such Equipment, provided that such payment is made and such related purchase money security interest is discharged upon the delivery of the certificate of delivery and acceptance by the Lessee under the Lease related to such Equipment or, if earlier, the due date of such payment in full.

                 Section 7.3 Mergers, Acquisitions. The Borrower shall not merge or consolidate with any Person (whether or not the Borrower is the surviving entity) or become a general partner of any partnership or acquire all or substantially all of the assets or any of the capital stock of any Person or acquire any portion of the assets in the form of a lease portfolio of any Person.

                 Section 7.4 Redemptions; Distributions. (a) The Borrower shall not purchase, redeem, retire or otherwise acquire, directly or indirectly, or make any sinking fund payments with respect to, any shares of any class of stock of the Borrower now or hereafter outstanding, or set apart any sum for any such purpose.

                 (b) The Borrower shall not declare or pay any dividends or make any distribution of any kind on the Borrower's outstanding stock other than dividends or distributions payable solely in shares of the Borrower's common stock, or set aside any sum for any such purpose (each, a "Restricted Dividend Action"),





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

except that the Borrower may take a Restricted Dividend Action if (i) no Default or Event of Default shall exist at the time of the taking of such Restricted Dividend Action or would exist after giving effect thereto and (ii)
(A) in the case of a Restricted Dividend Action for the sole purpose of enabling DVI (the sole shareholder of the Borrower) to make a scheduled interest or scheduled principal payment on subordinated indebtedness of DVI (including the 9 1/8% Subordinated Notes due 2002 issued by DVI pursuant to that certain Note Purchase Agreement among DVI, Inc. and certain Purchasers dated as of June 21, 1994) which indebtedness is in an aggregate principal amount not greater than $22,000,000, and the incurrence of which shall have occurred by July 31, 1994 and shall have been expressly approved in advance in writing by the Agent alone (the "Parent Subordinated Debt"), (1) all of the proceeds of the Parent Subordinated Debt (net of customary expenses relating to the closing of the issuance of such Parent Subordinated Debt) shall promptly upon the receipt by DVI of such proceeds be contributed as capital to the Borrower, except that a portion of such proceeds not exceeding Three Million ($3,000,000) Dollars may be contributed to the capital of or loaned to DVI Inc.'s subsidiary, DVI Business Credit, Inc. (f/k/a A/R Advantage, Inc., (2) such Restricted Dividend Action shall be taken on the date of, and shall be in the amount of, such scheduled interest payment or scheduled principal payment, as such payments are scheduled (not by acceleration, redemption or otherwise) as shown in the above-described Note Purchase Agreement as in effect on the date of the approval thereof granted by the Agent as aforesaid, (3) the proceeds of such Restricted Dividend Action shall be used by DVI solely for the concurrent payment of such scheduled interest payment or scheduled principal payment in full on the due date thereof, and shall not in any event be used for late payment or prepayment thereof (provided that the term "late payment" in respect of interest shall be deemed to exclude any particular interest payment made up to seven (7) days later than the scheduled due date thereof if such lateness results exclusively from administrative delay, but any such "administrative" late payments shall be permitted only if no Default or Event of Default (each as defined in the above-described Note Purchase Agreement) then exists under the Parent Subordinated Debt (or if an Event of Default or Default exists thereunder solely due to the lateness of such payment, such Event of Default or Default has been waived) and if all conditions of this subsection (b) shall then have been complied with in each case as of the actual proposed payment date), (4) the making of such scheduled interest payment or scheduled principal payment shall not then be prohibited by the terms of the Parent Subordinated Debt, (5) the aggregate amount of such Restricted Dividend Action and all prior such Restricted Dividend Actions in a single calendar year in respect of interest payments relating to the Parent Subordinated Debt shall not exceed $1,825,000 in respect of the above-described 9 1/8% Subordinated Notes due 2002 and shall not exceed, in respect of any other Parent Subordinated Debt approved in advance in writing by the Agent, an amount equal to the difference between





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

$2,000,000 and the actual sum of the annual scheduled interest payments due under the above-described 9 1/8% Subordinated Notes due 2002 at the rate set forth therein and (B) in the case of a Restricted Dividend Action other than a Restricted Dividend Action referred to in clause (A) above (i.e., relating to matters other than Parent Subordinated Debt), the aggregate amount of such other Restricted Dividend Action and all prior such other Restricted Dividend Actions plus the aggregate cash investment in all Restricted Investments shall not exceed $1,600,000, provided that not less than five (5) Business Days prior to any such proposed Restricted Dividend Action the Agent shall have received a certificate executed by the president or chief executive officer of the Borrower certifying that: no Default or Event of Default then exists hereunder and no default under any other agreement to which the Borrower is a party or by which it is bound or by which any of its properties or assets taken as a whole may be materially affected; the representations and warranties contained in the Loan Agreement and other Loan Documents are true and with the same effect as though made at the time of the proposed Restricted Dividend Action (except for changes which were made in the ordinary course of business, not material and not prohibited by the Loan Documents); and the Borrower and the other Loan Parties shall have complied and shall then be in compliance with all the terms, covenants and conditions of this Agreement and the other Loan Documents; and such certification shall be accompanied by a detailed calculation indicating compliance with the covenants set forth in Sections 6.9, 7.4, 7.8, 7.12 and 7.13.

                 Section 7.5 Stock Issuance. The Borrower shall not issue any additional shares or any right or option to acquire any shares, or any security convertible into any shares, of the capital stock of the Borrower except in connection with stock dividends as permitted under Section 7.4(b).

                 Section 7.6      Changes in Business.  The Borrower shall not
(a) make any material change in its business or in the nature of its operation,
(b) engage in any business other than the purchase, leasing or financing of the purchase of medical, diagnostic and therapeutic equipment (including fee-for-service and joint venture arrangements under which the Borrower's revenues will be dependent on utilization levels of the Equipment) or financial advisory or consulting services relating to the foregoing, (c) liquidate or dissolve itself (or suffer any liquidation or dissolution), (d) convey, sell, lease, assign, transfer or otherwise dispose of any of its property, assets or business except in the ordinary course of business and for a fair consideration, (e) dispose of any shares of its stock or any Indebtedness, whether now owned or hereafter acquired, or (f) discount, sell, pledge, hypothecate or otherwise dispose of any such stock or accounts receivable; provided that the proceeds of any sale or lease of Equipment which results in an obligation to make a prepayment under Section 2.8 shall be applied as and within the period set forth in such Section 2.8.





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

                 Section 7.7 Prepayments. The Borrower shall not make any voluntary or optional prepayment of any amounts outstanding under any Indebtedness for borrowed money that is permitted to be incurred hereunder.

                 Section 7.8 Investments. The Borrower shall not make, or suffer to exist, any Investment in any Person including any shareholder, director, officer or employee of the Borrower except:

                 (a)      Investments in:

                          (i) obligations issued or guaranteed by the United States of America,

                          (ii) certificates of deposit, bankers acceptances and other money market instruments issued by any bank or trust company organized under the laws of the United States of America or any State thereof and having capital and surplus in an aggregate amount not less than $250,000,000,

                          (iii) open market commercial paper bearing the highest credit rating issued by Standard & Poor's Corporation or by another nationally recognized credit rating firm,

                          (iv) repurchase agreements entered into with any bank or trust company organized under the laws of the United States of America or any State thereof and having capital and surplus in an aggregate amount not less than One Hundred Million ($100,000,000) Dollars relating to United States of America government obligations,

                          (v) shares of any money market fund having net assets of not less than $100,000,000, and

                          (vi) interest rate swaps or other derivative agreements limiting interest rate exposure on the Loans and the Pre-Funding Loans entered into with the Agent or any Bank,

in each case maturing or being due or payable in full not more than 180 days after the Borrower's acquisition thereof;

                 (b) advances to DBC evidenced by the DBC Promissory Note in an amount not to exceed the amounts set forth in the definition of "DBC Financed Amount";

                 (c) other Investments, including the Investments listed in the attached Schedule 13 (the "Restricted Investments") so long as (i) no Default or Event of Default shall exist at the time of the making of such Restricted Investment or would exist after giving effect to such Restricted Investment, and (ii) the aggregate cash investment in all Restricted Investments plus the





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

aggregate amount of all Restricted Dividend Actions other than those referred to in Section 7.4(b)(ii)(A) shall not exceed $1,600,000; provided, however, that (A) the Borrower shall not make, nor suffer to exist, any Investment otherwise permitted under this Section 7.8(c) if the intent of such Investment is directly or indirectly to enable DVI to make a payment on any Parent Subordinated Debt, it being the intent of the parties hereto that the terms of
Section 7.4(b)(ii)(A) exclusively shall govern all distributions and payments of any type by the Borrower relating directly or indirectly to the Parent Subordinated Debt.

                 Section 7.9 Fiscal Year. The Borrower shall not change its fiscal year.

                 Section 7.10 ERISA Obligations. (a) The Borrower shall not be or become obligated to the PBGC other than in respect of annual premium payments in excess of $50,000.

                 (b) The Borrower shall not be or become obligated for excise or other penalty taxes provided for in Section 4975 the Code in excess of $50,000.

                 Section 7.11 Amendment of Documents. (a) The Borrower shall not modify, amend, supplement or terminate, or agree to modify, amend, supplement or terminate, its certificate of incorporation or by-laws, the non-recourse provisions of any Non-Recourse Debt or any Partial Recourse Debt or the terms of any Parent Subordinated Debt in a manner that would result in an Event of Default under Section 8.12.

                 (b) The Borrower shall not permit DBC to modify, amend, supplement or terminate, or agree to modify, amend, supplement or terminate, the DBC Financing Agreement relating to any Eligible Healthcare Receivable included in the Borrowing Base so as to adversely affect the Lien in such Eligible Healthcare Receivable granted or assigned to the Agent.

                 Section 7.12 Capital Expenditures. The Borrower shall not make or be or become obligated to make Capital Expenditures in the aggregate for the Borrower and its Subsidiaries in excess of $1,000,000 in any single fiscal year.

                 Section 7.13 Rental Obligations. The Borrower shall not enter into, or permit to remain in effect, any lease as lessee (other than Capitalized Leases which are governed by Section 7.12) if, after giving effect to such lease, the aggregate amount of all rentals and other obligations, including all percentage rents and additional rent, due from the Borrower in any single calendar year would exceed $250,000.

                 Section 7.14 Transactions with Affiliates. Except as expressly permitted by this Agreement, the Borrower shall not directly or indirectly (a) make any Investment in an Affiliate except Restricted Investments subject to Section 7.8(c),

(b) transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate, (c) merge into or consolidate with or purchase or acquire assets from an Affiliate, or (d) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate (including guarantees and assumptions of obligations of an Affiliate); provided, however, that (i) payments on Investments expressly permitted by Section 7.8 may be made, (ii) any Affiliate who is an individual may serve as an employee or director of the Borrower and receive reasonable compensation for his services in such capacity,
(iii) the Borrower may enter into any transaction with an Affiliate providing for the leasing of property, the rendering or receipt of services or the purchase or sale of product, inventory and other assets in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrower as the monetary or business consideration which would obtain in a comparable arm's length transaction with a Person not an Affiliate.

                 Section 7.15     Changes in Calculation of Net Book Value.
The Borrower shall not change the basis on which DVI or the Borrower calculates Net Book Value, depreciation policy, residual value estimations, expense capitalization or other factors significantly affecting the calculation of Net Book Value or Invoiced Cost with respect to Equipment unless such change is required for compliance with GAAP.

                 Section 7.16 Non-DVI Generated Contracts. Permit the aggregate contract receivables in the form of rental, installment or debt service payments due under all Eligible Contracts in the Borrowing Base of the Borrower derived from transactions originated by other than by the Borrower when such transactions commenced to exceed 15% at any one time of the total such contract receivables under all Eligible Contracts in the Borrowing Base.


         ARTICLE 8.  EVENTS OF DEFAULT

                 If any one or more of the following events ("Events of Default") shall occur and be continuing, the Commitments shall terminate and the entire unpaid balance of the principal of and interest on the Notes and the Pre-Funding Note outstanding and all other obligations and Indebtedness of the Borrower to the Banks, the Pre-Funding Lender and the Agent arising under the Loan Documents shall immediately become due and payable upon written notice to that effect given to the Borrower by the Agent (except that in the case of the occurrence of any Event of Default described in Section 8.6 no such notice shall be required), without presentment or demand for payment, notice of non-payment, protest or further notice or demand of any kind, all of which are expressly waived by the Borrower:





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                 Section 8.1      Payments.  Failure to make any payment or
mandatory prepayment of principal or interest upon any Notes or the Pre-Funding Note or to make any payment of any Fee when due; or,

                 Section 8.2 Covenants. Failure to perform or observe any of the agreements of the Borrower contained in Section 6.9 or Article 7; or,

                 Section 8.3 Other Covenants. (a) Failure by the Borrower to perform or observe any other term, condition or covenant of any Loan Documents to which it is a party, including this Agreement, the Notes, the Pre-Funding Note or any of the Security Documents, which shall remain unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Agent; or

                 (b) Failure by any Loan Party to perform or observe any term, condition or covenant of any Loan Documents to which it is a party, including the Security Documents and the Guaranty, which shall remain unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Agent; or

                 Section 8.4 Other Defaults. (a) Failure to perform or observe any term, condition or covenant of any bond, note, debenture, loan agreement, indenture, guaranty, trust agreement, mortgage or similar instrument to which the Borrower is a party or by which it is bound or by which any of its properties or assets may be affected, or failure by DVI to perform or observe any term, condition or covenant of the Parent Subordinated Debt (for purposes of this Section 8.4, each of the foregoing a "Debt Instrument") so that, as a result of any such failure to perform, the Indebtedness included therein or secured or covered thereby may be declared or may become due and payable prior to the date on which such Indebtedness would otherwise become due and payable; or,

                 (b) Any event or condition referred to in any Debt Instrument shall occur or fail to occur so that, as a result, the Indebtedness included in or secured or covered by such Debt Instrument may be declared or may become due and payable prior to the date on which such Indebtedness would otherwise become due and payable; or,

                 (c) Failure to pay any Indebtedness for borrowed money due at final maturity or pursuant to demand under any Debt Instrument.

                 Section 8.5 Representations and Warranties. Any representation or warranty made in writing to the Banks or the Agent in any of the Loan Documents or in connection with the making of the Loans, or any certificate, statement or report made or delivered in compliance with this Agreement, shall have been





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false or misleading in any material respect when made or delivered; or,

                 Section 8.6 Bankruptcy. (a) The Borrower, DVI or DBC shall make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent, petition or apply to any tribunal for the appointment of a receiver, custodian, or any trustee for it or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or the Borrower, DVI or DBC shall take any corporate action to authorize any of the foregoing actions; or there shall have been filed any such petition or application, or any such proceeding shall have been commenced against it, which remains undismissed for a period of 30 days or more, or any order for relief shall be entered in any such proceeding, or the Borrower, DVI or DBC by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties, or shall suffer any custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more; or,

                 (b) The Borrower, DVI or DBC shall generally not pay its debts as such debts become due; or,

                 (c) The Borrower, DVI or DBC shall have concealed, removed or permitted to be concealed or removed any part of its property with intent to hinder, delay or defraud its creditors or any of them, shall have made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid during any period while either the Borrower, DVI or DBC is insolvent, or shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its property through legal proceedings or distraint which is not vacated within 30 days from the date thereof; or,

                 Section 8.7 Judgments. Any judgment against the Borrower or DVI or any attachment, levy or execution against any of its properties for any amount in excess of $1,000,000 shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days or more; or,

                 Section 8.8 ERISA. (a) With respect to the Borrower or DVI, the termination of any Plan or the institution by the PBGC of proceedings for the involuntary termination of any Plan, in either case by reason of, or which results or could result in, a "material accumulated funding deficiency" under Section 412 of the Code; or,





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

                 (b) Failure by the Borrower or DVI to make required contributions in accordance with the applicable provisions of ERISA to each of the Plans hereafter established or assumed by it; or,

                 Section 8.9 Ownership of Stock of Borrower. (a) DVI shall at any time own, beneficially and of record, less than 100% of all of the issued and outstanding shares of capital stock of the Borrower having ordinary voting rights for the election of directors; or,

                 (b) The Pritzker family, Gerald Cohn and members of his immediate family and David Higgins, on a combined basis, shall at any time own, beneficially and of record, less than the greater of (i) 20% of all of the issued and outstanding shares of capital stock of DVI having ordinary voting rights for the election of directors, or (ii) such greater percentage as is necessary so that they constitute the single largest block of stockholders of such shares.

                 Section 8.10 Liens. Any of the Liens created and granted to the Agent under the Security Documents shall fail to be valid, perfected first priority Liens subject to no prior or equal Liens other than Permitted Liens; or,

                 Section 8.11 Guaranty. DVI shall take any action to rescind or revoke the Guaranty, or any court of law shall have found the Guaranty to be invalid or unenforceable, or DBC shall take any action to rescind or revoke the DBC Guaranty, or any court of law shall have found the DBC Guaranty to be invalid or unenforceable; or,

                 Section 8.12 Parent Subordinated Debt. DVI shall modify, amend, or supplement or agree to modify, amend or supplement the terms of the Parent Subordinated Debt relating to or affecting subordination or any of the repayment terms (including principal amount, interest rate, amortization schedule, payment dates or maturity date), or permit or agree to permit the Parent Subordinated Debt to be a secured obligation; or,

                 Section 8.13 Warehouse Loan Transactions. At any time that Indebtedness is outstanding under a Warehousing Loan Agreement:

                 (a) delivery by any Warehousing Lender of any notice (i) seeking the mandatory prepayment by the Borrower of all or a substantial portion of the outstanding Indebtedness under such Warehousing Loan Agreement,
(ii) asserting that a material adverse change has occurred in the Borrower's business or financial condition, (iii) stating that an "event of default" had occurred and was continuing under such Warehousing Loan Agreement, or (iv) seeking to terminate such Warehousing Loan Agreement; or





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

                 (b) failure by any Warehousing Lender to extend the Indebtedness outstanding under such Warehousing Loan Agreement if any Indebtedness shall remain outstanding after the termination or maturity date; or

                 (c) such Warehousing Loan Agreement or any agreements, instruments or documents executed or delivered in connection therewith or pursuant thereto shall have been amended or any provision of any thereof shall have been waived or forgiven or any indulgence thereunder shall have been granted, in each case without the prior written consent of the Majority Banks, other than any extension of the maturity date or termination date; or

                 (d) any original master lease of the Borrower shall have been received or for any reason held by the Warehousing Lender in connection with such Warehousing Loan Agreement or any Securitization or other transaction derived therefrom (which is in any event subject to the prior written consent of the Majority Banks) or by a custodian for a Warehousing Lender; or

                 (e) any "Default", "Event of Default" or their equivalent shall occur under such Warehousing Loan Agreement without regard to the giving of any notice thereunder or lapse of time or both.


         ARTICLE 9.  THE AGENT

                 Section 9.1 Appointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent under the Loan Documents with such powers as are specifically delegated to the Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental to such delegated powers. The Agent shall have no duties or responsibilities except those expressly set forth in the Loan Documents and shall not be a trustee for any Bank. The Agent shall not be responsible to the Banks (a) for any recitals, statements, representations or warranties contained in the Loan Documents, in any certificate or other document referred to or provided for in, or received by any of them under, the Loan Documents, (b) for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Loan Documents or any other document referred to or provided for in the Loan Documents, (c) for the collectibility of the Loans, (d) for the validity, effectiveness or value of any interest or security covered by the Security Documents, (e) for the value of any Collateral, (f) for the validity or effectiveness of any assignment, mortgage, pledge, security agreement, financing statement, document or instrument or for the filing, recording, re-filing, continuing or re-recording of any thereof, or
(g) for any failure by the Borrower or any other Loan Party to perform any of its obligations under the Loan Documents, except that the Agent shall undertake to file continuation statements for the Financing Statements filed naming the Agent as secured party. In





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all its actions and duties, the Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them under the Loan Documents or in connection with the Loan Documents except for its or their own gross negligence or willful misconduct.

                 Section 9.2 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by the Loan Documents, the Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with instructions signed by the Majority Banks, and such instructions of the Majority Banks or other number of Banks as aforesaid and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

                 Section 9.3 Events of Default. The Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans) unless the Agent has received notice from a Bank or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give notice thereof to the Banks (and shall give each Bank notice of each such non-payment). Subject to Section 9.7, the Agent shall take such action with respect to such Default as shall be directed by the Majority Banks.

                 Section 9.4 Rights as a Bank. With respect to its Commitments and the Loans made by it, the Agent in its capacity as a Bank shall have the same rights and powers as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower or its Affiliates as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrower or its Affiliates for services in connection with any of the Loan Documents or otherwise without having to account for the same to the Banks.





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                 Section 9.5      Indemnification.  The Banks shall indemnify
the Agent (to the extent not reimbursed by the Borrower under Sections 10.1 and 10.2) ratably in accordance with the aggregate principal amount of the Loans made by the Banks (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments) for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever imposed on, incurred by or asserted against the Agent in any way relating to or arising out of (a) the Loan Documents, (b) any other documents contemplated by or referred to in the Loan Documents, (c) the transactions contemplated by or referred to in the Loan Documents (including the costs and expenses which the Borrower is obligated to pay under Sections 10.1 and 10.2 but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties under the Loan Documents), or
(d) the enforcement of any of the terms of the Loan Documents or of any other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

                 Section 9.6 Non-Reliance on Agent and other Banks. (a) Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents.

                 (b) At the request of any Bank, NatWest shall provide it with copies of any audit undertaken by it under this Agreement, and each Bank acknowledges that any statements, written or oral, as to the financial condition or creditworthiness of the Borrower, the value or composition of the Collateral or any related matters made by the Borrower or NatWest in anticipation of the restatement of this Agreement or made on or after the date of such restatement, including any audits or reviews of Borrowing Base Reports and Supporting Documents, are and shall be based on documents and material made available to NatWest by the Borrower and Persons affiliated with it or acting on its behalf and, accordingly, the accuracy, completeness and thoroughness of such documents and materials and the conclusions drawn therefrom are the sole responsibility of the Borrower and persons acting on its behalf. Any past or future review of these materials was and shall be undertaken by NatWest for its own benefit and internal use as a Bank, and any characterization of or conclusions drawn from such materials were, are or shall be shared with other Banks solely as a courtesy. NatWest disclaims any responsibility or liability, express or implied, for the data set forth in, any characterization of or any conclusions drawn





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such data as to the financial condition or credit analysis of the Borrower or any other Loan Party, the value or composition of the Collateral and any appraisal of it or any other matter.

                 (c) The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of the Loan Documents or any other document referred to or provided for in the Loan Documents, or to inspect the properties or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent under the Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower which may come into the possession of the Agent or any of its Affiliates.

                 Section 9.7 Failure to Act. Except for action expressly required of the Agent under the Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act under the Loan Documents unless it shall be indemnified to its satisfaction by the Banks against any and all liabilities and expenses that may be incurred by it by reason of taking or continuing to take any such action.

                 Section 9.8 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving not less than 10 days prior written notice to the Banks and the Borrower, and the Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent is appointed by the Majority Banks and accepts such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, after consultation with the Borrower, appoint a successor Agent which shall be one of the Banks. Upon the acceptance of any appointment as Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations the Loan Documents. The Borrower, the Banks and the retiring Agent shall, at the Borrower's expenses, thereupon execute, deliver and file Financing Statements reflecting such change. After any retiring Agent's resignation or removal as Agent, the provisions of this Article 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

                 Section 9.9 Sharing of Collateral and Payments. In the event that at any time any Bank shall obtain payment in respect of a Note or interest thereon, or receive any collateral in respect thereof, whether voluntarily or involuntarily, through





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

the exercise of a right of banker's lien, set-off or counterclaim against the Borrower or otherwise, in a greater proportion than any such payment obtained by any other Bank in respect of the corresponding Note held by it or interest thereon, then the Bank so receiving such greater proportionate payment shall purchase for cash from the other Bank or Banks such portion of each such other Bank's or Banks' Loan, or shall provide such other Banks with the benefits of any such collateral or the proceeds thereof, as shall be necessary to cause such Bank receiving the proportionate over-payment to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks, each of which shall have a Lien on its ratable portion of the amount described hereinafter obtained from Borrower; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from the Bank which received the proportionate over-payment, such purchase shall be rescinded and the purchase price and benefits returned to the extent of such recovery, but without interest.


         ARTICLE 10.  MISCELLANEOUS PROVISIONS

                 Section 10.1 Fees and Expenses; Indemnity. The Borrower will promptly pay all costs of the Agent and the Banks in preparing the Loan Documents, including this restated Agreement, and all costs and expenses of the issue of the Notes and the Pre-Funding Note and of the Borrower's and the other Loan Parties' performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with (including all costs of filing or recording any assignments, mortgages, financing statements and other documents), and the reasonable fees and expenses and disbursements of special counsel to the Agent and the Banks in connection with the preparation, execution, delivery, administration, interpretation and enforcement of the Loan Documents, including this restated Agreement, and all other agreements, instruments and documents relating to this transaction, the consummation of the transactions contemplated by all such documents, the preservation of all rights of the Agent and the Banks, the negotiation, preparation, execution and delivery of any amendment, modification or supplement of or to, or any consent or waiver under, any such document (or any such instrument which is proposed but not executed and delivered) and with any claim or action threatened, made or brought against the Agent or any of the Banks arising out of or relating to any extent to the Loan Documents or the transactions contemplated by the Loan Documents. In addition, the Borrower shall promptly pay all costs and expenses (including reasonable fees and disbursements of counsel) suffered or incurred by the Agent or the Banks in connection with their respective enforcement of the payment of the Notes or the Pre-Funding Note held by each of them or any other sum due to them under the Loan Documents or any of its other rights under the Loan Documents. In addition to the foregoing, the Borrower shall indemnify the Agent and the Banks





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against, and hold each of them harmless from, any loss, liabilities, damages, claims, costs and expenses (including reasonable attorneys' fees and disbursements) suffered or incurred by it arising out of, resulting from or in any manner connected with the execution, delivery and performance of each of the Loan Documents, the Loans and any and all transactions related to or consummated in connection with the Loans, including losses, liabilities, damages, claims, costs and expenses suffered by the Agent and the Banks in investigating, preparing for or defending against, or providing evidence, producing documents or taking any other action in respect of, any commenced or threatened litigation, administrative proceeding or investigation under any Applicable Law that is alleged to arise out of or is based upon (a) any untrue statement or alleged untrue statement of any material fact of the Borrower and its Affiliates in any document or schedule filed with the SEC or any other governmental body, (b) any omission or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading, (c) any acts, practices or omission or alleged acts, practices or omissions of the Borrower or its agents related to the making of any acquisition, purchase of shares or assets pursuant thereto, financing of such purchases or the consummation of any other transactions contemplated by any such acquisitions which are alleged to be in violation of any federal securities law or of any other statute, regulation or other law of any jurisdiction applicable to the making of any such acquisition, the purchase of shares or assets pursuant thereto, the financing of such purchases or the consummation of the other transactions contemplated by any such acquisition, or
(d) any withdrawals, termination or cancellation of any such proposed acquisition for any reason whatsoever. The indemnity set forth in this Section
10.1 shall be in addition to any other obligations or liabilities of the Borrower to the Agent and the Banks under this Agreement, at common law or otherwise. The provisions of this Section 10.1 shall survive the payment of the Notes and the Pre-Funding Note and the termination of this Agreement.

                 Section 10.2 Taxes. If under any law in effect on the date of the closing of any Loan or under any retroactive provision of any law subsequently enacted a Federal, state or local tax is determined to be payable in respect of the issuance of any of the Notes or the Pre-Funding Note, or in connection with the filing or recording of any assignments, mortgages, financing statements or other documents (whether measured by the amount of indebtedness secured or otherwise) as contemplated by this Agreement, then the Borrower shall pay any such tax and all interest and penalties, if any, and shall indemnify the Banks and the Agent against and save each of them harmless from any loss or damage resulting from or arising out of the nonpayment or delay in payment of any such tax. If any such tax or taxes shall be assessed or levied against any Bank or any other holder of its Note, such Bank or such other holder, as the case may be, may





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

notify the Borrower and make immediate payment of such tax together with interest or penalties in connection with such tax, and shall thereupon be entitled to and shall receive immediate reimbursement for such tax from the Borrower.

                 Section 10.3 No Set-Off of Payments. All payments under this Agreement, the Note and the Pre-Funding Note shall be made without set-off or counterclaim and in such amounts as may be necessary in order that such payments will result in the Banks, Pre-Funding Lender or Agent, as the case may be, receiving the amounts specified to be paid under this Agreement, the Notes and the Pre-Funding Note after withholding for or on account of (a) any present or future taxes, levies, imposts, duties or other similar charges of whatever nature imposed by any government or any political subdivision or taxing authority, other than any tax (except those referred to in clause (b) below) on or measured by the net income of the respective Bank, the Pre-Funding Lender or the Agent to which such payment is due pursuant to applicable federal, state and local income tax laws, and (b) deduction of amounts equal to the taxes on or measured by the net income of such Bank, the Pre-Funding Lender or the Agent payable with respect to the amount by which the payments required to be made under this sentence exceed the amounts specified to be paid in this Agreement, the Notes and the Pre-Funding Note.

                 Section 10.4 Survival of Agreements. All agreements, representations and warranties made in the Loan Documents shall survive the delivery and termination of this Agreement and the issuance and payment in full of the Notes and the Pre-Funding Note.

                 Section 10.5 Lien on and Set-off of Deposits. As security for the due payment and performance of the Obligations, the Borrower hereby grants to the Agent for the ratable benefit of the Banks a Lien on any and all deposits or other sums at any time credited by or due from the Agent or any Bank to the Borrower, whether in regular or special depository accounts or otherwise, and any and all monies, securities and other property of the Borrower, and the proceeds thereof, now or hereinafter held or received by or in transit to any Bank or the Agent from or for the Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and any such deposits, sums, monies, securities and other property may at any time after the occurrence and during the continuance of any Event of Default be set-off, appropriated and applied by any Bank or the Agent against any of the Obligations, whether or not any of such Obligations is then due or is secured by any collateral or, if it is so secured, whether or not the collateral held by the Agent is considered to be adequate.

                 Section 10.6 Modifications, Consents and Waivers; Entire Agreement. (a) No modification, amendment or waiver of any provision of the Loan Documents, any other agreement, instrument and document delivered pursuant to the Loan Documents





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

or consent to any departure by the Borrower from any of the terms or conditions of the Loan Documents shall be effective unless it is in writing and signed by the parties to such Loan Document or other agreement, instrument or document or, in the case of this Agreement, by the Agent and by the requisite Banks as set forth in Section 10.6(b). Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand on the Borrower in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances.

                 (b) The provisions of this Agreement may be modified, amended or waived, or a consent given with respect to such provisions, if signed by the Agent and the Majority Banks, except that:

                          (i) any modification, amendment, waiver or consent that has the effect of changing or waiving the Commitment of any Bank, the principal amount of the Loans to be borrowed or repaid, the maturity of any Loans, the dates for and the amount of repayment of any Loans, the interest rate or rates applicable to any Loans and the provisions of this Section 10.6(b) shall require the agreement of the Agent and all of the Banks;

                          (ii) any modification, amendment, waiver or consent with respect to the Pre-Funding Loans shall require the agreement of the Agent and the Pre-Funding Lender;

                          (iii) any modification or amendment that has the effect of increasing the Total Commitment (but not the Commitment of any Bank) shall require the agreement of the Agent and the Super-Majority Banks; and

                          (iv) any modification, amendment waiver or consent with respect to the provisions of Articles 1 and 2 not covered by the preceding Sections 10.6(b)(i) through (iii) shall require the agreement of the Agent and the Super-Majority Banks; and

                          (v) any waiver with respect to the perfection of the Agent's Lien on specific motor vehicles shall require the agreement of only the Agent.

                 (c) The Loan Documents embody the entire agreement and understanding among the Banks, the Pre-Funding Lender, the Agent and the Borrower and supersede all prior agreements and understandings relating to the subject matter of the Loan Documents. Without limiting the generality of
Article 9, no Bank shall have any claim or right of action of any kind whatsoever against the Agent in respect of any action or refraining from action which the Agent is instructed to take or refrain from (including foreclosure on the Agent's Lien) by the requisite Banks as set forth in this Section 10.6.

                 Section 10.7 Remedies Cumulative. Each and every right granted to the Agent and each Bank under the Loan Documents or under any other document delivered in connection with the Loan Documents, or allowed them by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Agent, any Bank or any holder of any Note or the Pre-Funding Note to exercise, and no delay in exercising, any right shall operate as a waiver of such right, nor shall any single or partial exercise of any right preclude any other or future exercise of such right or the exercise of any other right. The due payment and performance of the Borrower's Obligations shall be without regard to any counterclaim, right of offset or other claim that the Borrower may have against any Bank or the Agent and without regard to any other obligation that any Bank or the Agent may have to the Borrower, and no such counterclaim required under federal law or offset shall be asserted by the Borrower in any action, suit or proceeding instituted by any Bank or the Agent for payment or performance of the Borrower's Obligations. Upon the occurrence of an Event of Default, the Agent on behalf of the Banks shall be entitled, at its option, to place any contracts of the Borrower in a Securitization.

                 Section 10.8 Further Assurances. At any time and from time to time, upon the request of the Agent, the Borrower shall execute, deliver and acknowledge, or cause to be executed, delivered and acknowledged, such further documents and instruments and do such other acts and things as the Agent may reasonably request in order to fully effect the purposes of the Loan Documents and any other agreements, instruments and documents delivered pursuant to or in connection with the Loans, including executing and delivering to the Agent mortgages in form and substance satisfactory to the Agent covering all real property or interests therein acquired by the Borrower (provided that any mortgage or owned property may be subject to a first mortgage if herein permitted), and all leases of real property entered into by the Borrower as tenant or lessee, after the date of this Agreement, promptly after such acquisition or the entering into of any such lease.

                 Section 10.9 Notices. All notices, requests, reports and other communications pursuant to the Loan Documents shall be in writing and shall be delivered by hand or commercial delivery service, sent by U.S. Postal Service certified mail, return receipt requested (except for routine reports delivered pursuant to Article 5 which may be sent by first-class mail), or transmitted by telefax or telegram, addressed as follows:

                          (a)     If to any Loan Party:

                                  c/o DVI Financial Services Inc.
                                  500 Hyde Park
                                  Doylestown, Pennsylvania 18901
                                  Attention:  Mr. James Costello
                                              Senior Vice President

                                  Telecopier No.: 215-230-8108

                          (b)     If to the Agent:

                                  NatWest Bank N.A.
                                  175 Water Street
                                  New York, New York  10038
                                  Attention: Leasing Department
                                  Telecopier No.: (212) 602-2180

with a copy (other than in the case of Borrowing Notices and reports and other documents delivered in compliance with Article 5) to:

                                  Winston & Strawn
                                  175 Water Street
                                  New York, New York  10038-4981
                                  Attention:  Loren M. Dollet, Esq.
                                  Telecopier No.:  (212) 858-4700

Any notice, request or communication hereunder shall be deemed to have been given on the day on which it is telecopied to such party at the telecopier number specified above, when delivered by hand or by commercial delivery service to such party at its above address, on the third Business Day after the day given to the U.S. Postal Service for certified mail addressed as aforesaid, or when delivered to the telegraph company addressed as aforesaid. Any party may change the person, address or telecopier number to whom or which notices are to be given under the Loan Documents by notice duly given and actually received by the addressee under this Section 10.9.

                 Section 10.10 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures were upon the same instrument.

                 Section 10.11 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. (a) EACH OF THE LOAN DOCUMENTS AND ALL OTHER DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO IN THE STATE OF NEW YORK BY RESIDENTS OF SUCH STATE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

                 (b) THE BORROWER IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT UNDER, ARISING OUT OF OR IN ANY MANNER RELATING TO ANY LOAN DOCUMENT MAY BE BROUGHT IN ANY COURT OF THE STATE OF NEW YORK OR ANY U.S. DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK. THE BORROWER, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY AND IRREVOCABLY ASSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY

COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO ANY SUCH ACTION OR PROCEEDING BY DELIVERY OF SUCH PROCESS TO IT IN ANY MANNER PROVIDED FOR IN
SECTION 10.9. THE BORROWER EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, FORUM NON CONVENIENS OR ANY SIMILAR BASIS. THE BORROWER SHALL NOT BE ENTITLED IN ANY SUCH ACTION OR PROCEEDING TO ASSERT ANY DEFENSE GIVEN OR ALLOWED UNDER THE LAWS OF ANY STATE OTHER THAN THE STATE OF NEW YORK UNLESS SUCH DEFENSE IS ALSO GIVEN OR ALLOWED BY THE LAWS OF THE STATE OF NEW YORK. NOTHING IN THIS SECTION 10.11 SHALL AFFECT OR IMPAIR IN ANY MANNER OR TO ANY EXTENT THE RIGHT OF THE AGENT OR ANY BANK TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

                 (c) THE BORROWER, EACH OF THE BANKS AND THE AGENT WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS, ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO ANY LOAN DOCUMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT OF ANY LOAN DOCUMENT.

                 Section 10.12 Severability. The provisions of this Agreement are severable, and if any clause or provision of this Agreement is held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause, provision or part in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Agreement in any jurisdiction. Each of the covenants, agreements and conditions contained in this Agreement is independent, and compliance by the Borrower with any of them shall not excuse noncompliance by the Borrower with any other.

                 Section 10.13 Binding Effect; No Assignment by Borrower. This Agreement shall be binding upon and inure to the benefit of the Borrower and its successors and to the benefit of the Banks and the Agent and their respective successors and assigns. The rights and obligations of the Borrower under this Agreement shall not be assigned or delegated without the prior written consent of the Agent and all Banks, and any purported assignment or delegation without such consent shall be void.

                 Section 10.14 Assignments and Participations by Banks. (a) Each Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, the Loans and Pre-Funding Loans owing to it and the Notes or Pre-Funding Notes held by it) by the execution and delivery to the Agent of an Assignment and Acceptance; provided, however, that (i) each such assignment shall be of a constant and not a varying percentage of all of the assigning Bank's rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning

Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 and shall be an integral multiple of $1,000,000, and (iii) the Agent's consent to the such assignment shall have been obtained. Upon such execution, delivery and consent, (1) the assignee shall be a party to this Agreement and, to the extent that rights and obligations under this Agreement have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank, and (2) the assigning Bank shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party to this Agreement).

                 (b) By executing and delivering an Assignment and Acceptance, the assigning Bank and the assignee confirm to and agree with each other, the other Banks, the Agent and the Borrower as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant to this Agreement; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant to this Agreement; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee;
(vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms of this Agreement, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

                 (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee, together with any Note subject to such assignment, the Agent shall (i) accept such Assignment and Acceptance, and (ii) give prompt notice to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment, a new Note to the order of the assigning Bank in an amount equal to the Commitment retained by it. Such new Note shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form attached as Exhibit A.

                 (d) Each Bank may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment, the Loans and Pre-Funding Loans owing to it and the Notes and Pre-Funding Notes held by it; provided, however, that (i) such Bank's obligations under this Agreement (including its Commitment) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties to this Agreement for the performance of such obligations, (iii) such Bank shall remain the holder of any such Note for all purposes of this Agreement, and (iv) the Borrower, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.

                 (e) Any Bank may, in connection with any assignment or participation, or proposed assignment or participation, pursuant to this
Section 10.14, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Bank by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Bank.

                 Section 10.15 Scope of Agent's Lien. Each Bank agrees that the Agent's Lien on the Collateral shall secure only the Obligations and shall not secure any other obligation, liability or indebtedness of the Borrower or any other Loan Party having rights in the Collateral notwithstanding the provisions of any agreement between any Bank and the Borrower or any other Loan Party and whether or not the Agent or any of the other Banks are aware of such agreement.

                 Section 10.16 Waiver of Relief from Bankruptcy Code Stay. The Borrower agrees that, in the event that Borrower, DVI, DBC or any Affiliate of such Persons shall (i) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under Chapter 11 of the Bankruptcy Code, (ii) be the subject of any order for relief issued under the Bankruptcy Code, (iii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or other relief for debtors, (iv) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator, or (v) be the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or relief for debtors, the Banks and the Agent shall thereupon be entitled and the Borrower irrevocably consents to immediate and unconditional relief from any automatic stay imposed by Section 362 of the Bankruptcy Code, or otherwise, on or against the exercise of the rights and remedies otherwise available to the Banks and the Agent as provided for in this Agreement, the Notes, the Pre-Funding Loan Note, the Security Agreement, the other Security Documents and the other Loan Documents delivered in connection herewith and therewith, as otherwise provided by law, and the Borrower hereby irrevocably waives any right to object to such relief and will not contest any motion by any Banks or the Agent, in any manner requested by any Bank or the Agent, in its efforts to obtain relief from any such stay or other prohibition.



                            [SIGNATURE PAGE FOLLOWS]

                 IN WITNESS WHEREOF, the Borrower, the Banks and the Agent have duly signed and delivered this First Amended and Restated Loan Agreement on the date first above written.

                                        DVI FINANCIAL SERVICES INC.



                                        By: /s/ Anthony J. Turek
                                            --------------------
                                        Name: Anthony J. Turek
                                        Title: Senior Vice President

Commitment:      $26,500,000         NATWEST BANK N.A. (successor by
                                        merger to National Westminster
                                        Bank USA)
Pre-Funding
Commitment:      $8,000,000

                                     By: /s/ Mary McLaughlin
                                         -------------------
                                     Name: Mary McLaughlin
                                     Title: Vice President



                                     Lending Office for Prime Rate and
                                          Eurodollar Loans:

                                     NatWest Bank N.A.
                                     175 Water Street
                                     New York, New York 10038
                                     Attention:  Leasing Division



                                     Address for Notices:

                                     NatWest Bank N.A.
                                     175 Water Street
                                     New York, New York 10038
                                     Attention:  Merily McLaughlin

                                     Telex No. 132369
                                     Answer-Back Code:  NBNA UR
                                     Telecopier No. (212) 602-2180

Commitment:      $15,000,000         FIRST BANK NATIONAL ASSOCIATION



                                     By: /s/ David A. Draxler
                                        ----------------------
                                     Name: David A. Draxler
                                     Title: Vice President



                                     Lending Office for Prime Rate and
                                          Eurodollar Loans:

                                     First Bank Place
                                     601 Second Avenue South
                                     Minneapolis, Minnesota 55402-4302
                                     Attention:  Mr. David A. Draxler
                                                 Vice President



                                     Address for Notices:

                                     First Bank Place
                                     601 Second Avenue South
                                     Minneapolis, Minnesota 55402-4302
                                     Attention:  Mr. David A. Draxler
                                                 Vice President

                                     Telex No. N/A
                                     Answer Back Code:  N/A
                                     Telecopier No. (612) 973-0824

Commitment:      $10,000,000         BANK HAPOALIM B.M., LOS ANGELES
                                          BRANCH



                                     By: /s/ C. M. Ciebiera
                                         --------------------
                                     Name: C. M. Ciebiera
                                     Title: Vice President


                                     By: /s/ David L. Rugger
                                         --------------------
                                     Name: David L. Rugger
                                     Title: Vice President



                                     Lending Office for Prime Rate and
                                          Eurodollar Loans:

                                     Bank Hapoalim B.M., Los Angeles
                                          Branch
                                     6222 Wilshire Boulevard
                                     Los Angeles, California 90048
                                     Attention:  Ms. Lori Lake
                                                 Credit Administrator



                                     Address for Notices:

                                     Bank Hapoalim B.M. Los Angeles
                                          Branch
                                     6222 Wilshire Boulevard
                                     Los Angeles, California 90048
                                     Attention:  Mr. Craig Ciebieria
                                                 Vice President

                                     Telex No.:  188610
                                     Answer-Back Code:  (BHAPOLA UT)
                                     Telecopier No. (213) 937-1439

Commitment:      $15,000,000         SUMITOMO BANK OF CALIFORNIA



                                     By: /s/ Bonnie Kehe
                                         ----------------------
                                     Name: Bonnie Kehe
                                     Title: Vice President



                                     Lending Office for Prime Rate and
                                          Eurodollar Loans for
                                          purposes of advances,
                                          paydowns, interest payments
                                          and fee payments, and
                                          notices for such purposes:

                                     Commercial Banking Division
                                     Note Department
                                     611 West 6th Street
                                     Los Angeles, CA  90017
                                     Attention:  Ms. Laura French

                                     Telex No. N/A
                                     Answer Back Code:  N/A
                                     Telecopier No. (213) 622-1385



                                     Lending Office for Prime Rate and
                                          Eurodollar Loans for all
                                          other purposes, and notices
                                          for all other purposes:

                                     Commercial Banking Division
                                     20100 Magnolia Street
                                     Huntington Beach, California
                                     92646-4632
                                     Attention:  Ms. Bonnie E. Kehe

                                     Telex No. N/A
                                     Answer Back Code:  N/A
                                     Telecopier No. (714) 968-4959

Commitment:      $15,000,000         CORESTATES BANK, N.A.




                                     By: /s/ S. Scott Gates
                                         ----------------------
                                     Name: S. Scott Gates
                                     Title: Commercial Officer


                                     Lending Office for Prime Rate and
                                          Eurodollar Loans:

                                     CoreStates Bank, N.A.
                                     1500 Market Street
                                     Center Square Building - 19th Fl.
                                     F.C. 1-3-19-20
                                     Philadelphia, PA 19102
                                     Attention: Mr. John McDonald, AVP
                                                Audrey Wines, Loan
                                                     Administrator

                                     Telephone No. (215) 973-3961
                                     Telecopier No. (215) 973-6054



                                     Address for Notices:

                                     CoreStates Bank, N.A.
                                     1500 Market Street
                                     Center Square Building - 19th Fl.
                                     F.C. 1-3-19-20
                                     Philadelphia, PA 19102

                                     Attention: Mr. David D'Antonio
                                                Vice President

                                     Telephone No. (215) 973-7038
                                     Telecopier No. (215) 786-7704

                                   SCHEDULE 1
                                       TO
                           FIRST AMENDED AND RESTATED
                                 LOAN AGREEMENT
                                    BETWEEN
                          DVI FINANCIAL SERVICES INC.,
                   THE BANKS SIGNATORY TO THE LOAN AGREEMENT
                                      AND
                          NATWEST BANK N.A., AS AGENT


        COMPANY               STATE OF INC.            OUTSTANDING            OWNER          CAPITAL             STATE(S) OF
                                                          SHARES                                                QUALIFICATION
DVI, Inc.                Delaware                       6,684,324        public                           CALIFORNIA

DVI Financial            Delaware                         2,000          DVI, Inc.                        ARKANSAS, CALIFORNIA,
Services Inc.                                                                                             COLORADO, CONNECTICUT,
                                                                                                          FLORIDA, GEORGIA,
                                                                                                          ILLINOIS, IDAHO, IOWA,
                                                                                                          KANSAS, LOUISIANA,
                                                                                                          MARYLAND, MASSACHUSETTS,
                                                                                                          MICHIGAN, MINNESOTA,
                                                                                                          MISSISSIPPI, NEVADA,
                                                                                                          NEW JERSEY, NEW MEXICO,
                                                                                                          NEW YORK, OKLAHOMA,
                                                                                                          OREGON, OHIO,
                                                                                                          PENNSYLVANIA, VIRGINIA,
                                                                                                          WEST VIRGINIA, TEXAS,
                                                                                                          TENNESSEE

DVI Healthcare           Delaware                          100           DVI, Inc.                        CALIFORNIA
Operations, Inc.

DVI Lease Finance        Delaware                          100           DVI, Inc.                        ARKANSAS, CALIFORNIA,
Corporation II                                                                                            LOUISIANA

DVI Lease Finance        Delaware                          100           DVI, Inc.                        ALABAMA, ARKANSAS
Corporation 1993-A                                                                                        CALIFORNIA, MISSISSIPPI

DVI Receivables Corp.    Delaware                          100           DVI, Inc.                        ALABAMA, CALIFORNIA,
                                                                                                          MISSISSIPPI

DVI Business Credit      Delaware                          100           DVI, Inc.                        CALIFORNIA
Corporation

                                   SCHEDULE 2
                         TO FIRST AMENDED AND RESTATED
                                 LOAN AGREEMENT
                                    BETWEEN
                          DVI FINANCIAL SERVICES INC.,
                   THE BANKS SIGNATORY TO THE LOAN AGREEMENT
                                      AND
                               NATWEST BANK N.A.


CONSENTS WAIVERS AND APPROVALS; VIOLATION OF AGREEMENTS.
NONE

                                   SCHEDULE 3
                         TO FIRST AMENDED AND RESTATED
                                 LOAN AGREEMENT
                                    BETWEEN
                          DVI FINANCIAL SERVICES INC.,
                   THE BANKS SIGNATORY TO THE LOAN AGREEMENT
                                      AND
                               NATWEST BANK N.A.


JUDGEMENTS, ACTIONS AND PROCEEDINGS.
NONE

                                   SCHEDULE 4
                         TO FIRST AMENDED AND RESTATED
                                 LOAN AGREEMENT
                                    BETWEEN
                          DVI FINANCIAL SERVICES INC.,
                   THE BANKS SIGNATORY TO THE LOAN AGREEMENT
                                      AND
                               NATWEST BANK N.A.


DEFAULTS, COMPLIANCE WITH LAWS, REGULATIONS AND AGREEMENTS.
NONE

                                   SCHEDULE 5
                         TO FIRST AMENDED AND RESTATED
                                 LOAN AGREEMENT
                                    BETWEEN
                          DVI FINANCIAL SERVICES INC.,
                   THE BANKS SIGNATORY TO THE LOAN AGREEMENT
                                      AND
                               NATWEST BANK N.A.


BURDENSOME DOCUMENTS.
NONE

                                   SCHEDULE 6
                         TO FIRST AMENDED AND RESTATED
                                 LOAN AGREEMENT
                                    BETWEEN
                          DVI FINANCIAL SERVICES INC.,
                   THE BANKS SIGNATORY TO THE LOAN AGREEMENT
                                      AND
                               NATWEST BANK N.A.


PATENTS, TRADEMARKS, TRADE NAMES, SERVICE MARKS AND COPYRIGHTS.
NONE

                                   SCHEDULE 7
                         TO FIRST AMENDED AND RESTATED
                                 LOAN AGREEMENT
                                    BETWEEN
                          DVI FINANCIAL SERVICES INC.,
                   THE BANKS SIGNATORY TO THE LOAN AGREEMENT
                                      AND
                          NATWEST BANK N.A., AS AGENT


NAME CHANGES, MERGERS, ACQUISITIONS.
On February 28, 1994, Borrower acquired all of the outstanding common stock of Medical Device Capital Corporation.


LOCATION OF COLLATERAL.
Following is the list of locations where Borrower stores Equipment constituting Collateral from time to time.


M.E.R.
2756 E. LaCadena Avenue
Riverside, CA  92507


Re-Med Par
101 Old Stone Bridge Parkway
Goodlettsville, TN  37072

                                   SCHEDULE 8
                         TO FIRST AMENDED AND RESTATED
                                 LOAN AGREEMENT
                                    BETWEEN
                          DVI FINANCIAL SERVICES INC.,
                   THE BANKS SIGNATORY TO THE LOAN AGREEMENT
                                      AND
                               NATWEST BANK N.A.


LABOR DISPUTES, COLLECTIVE BARGAINING AGREEMENTS, EMPLOYEE GRIEVANCES.
NONE

                                   SCHEDULE 9
                         TO FIRST AMENDED AND RESTATED
                                 LOAN AGREEMENT
                                    BETWEEN
                          DVI FINANCIAL SERVICES INC.,
                   THE BANKS SIGNATORY TO THE LOAN AGREEMENT
                                      AND
                          NATWEST BANK N.A., AS AGENT


EXISTING NON-RECOURSE AND PARTIAL RECOURSE DEBT

NON-RECOURSE DEBT AS OF MARCH 28, 1995

NONE OUTSTANDING

PARTIAL RECOURSE DEBT AS OF MARCH 28, 1995

UJB Leasing Corp.                                  $174,250

USX Credit Corp.                                   $ 30,000

                                                              Schedule 10
                                                                  to
                                                            First Amended and
                                                         Restated Loan Agreement



                         CONDITIONS PRECEDENT FULFILLED



                 The obligation of each Bank to make the initial Loans made by it under the Original Agreement were subject to the fulfillment to the satisfaction of the Banks and the Agent, unless waived, of the following conditions precedent:

1.       The Borrower executed and delivered to each Bank its Note.

2.       The Borrower:

         a. executed and delivered to the Agent the Security Agreement, the Assignment of Agreements, the Assignment of Leases, the Notes Assignment Agreement and all other Security Documents required to be executed by it;

         b. duly executed and delivered to the Agent appropriate UCC financing statements in order to enable the Agent to perfect and preserve its security interest in the Collateral covered by the Security Agreement, the Assignment of Leases, the Notes Assignment Agreement and the Assignment of Agreements, and delivered to the Agent lien searches relating to the Borrower in such jurisdictions as the Agent requested;

         c. delivered to the Agent each promissory note made to the Borrower and covered by the Notes Assignment Agreement, duly endorsed by the Borrower "Pay to the order of National Westminster Bank USA, as Agent";

         d. delivered to the Agent the evidence of insurance on the Collateral and on the Borrower's liability insurance policies, naming the Agent or the Borrower, as applicable, as loss payee or additional insured as required by Section 6.8 of the Original Agreement and the Security Documents;

         e. delivered to the Agent a Borrowing Notice with respect to the initial Loans;

         f. delivered to the Agent a Borrowing Base Report including all Supporting Documents requested by the Agent, and the Borrowing Base was sufficient to enable the Borrower to borrow the initial Loans;

         g. delivered to the Agent an Acceptable Appraisal with respect to all residual values then included in the Borrowing Base Report;

         h. delivered to the Agent copies of the certificate of title applicable to each motor vehicle owned by the Borrower evidencing the registration of the Lien of the Agent on such motor vehicle, and executed and delivered to the Agent all fixture filings in appropriate form for filing relating to all Equipment of the Borrower that constituted fixtures; and

         i. otherwise duly complied with all of the terms and conditions of the Security Documents.

3.       DVI executed and delivered to the Agent its Guaranty.

4.       The Agent received the Financial Statements.

5. Each of Paul Schmitt, general counsel to the Borrower and DVI, and Messrs. Paul, Hastings, Janofsky & Walker, special counsel to the Borrower and DVI, delivered his or its opinion with respect to the transactions contemplated by the Original Agreement to the Agent.

6. The Agent received the list of insurance required to be in effect under Section 6.8 of the Original Agreement.

7.       The Agent received copies of the following:

         a. all of the consents, approvals and waivers referred to on Exhibit C to the Original Agreement as being delivered;

         b. the certificate of incorporation of each of the Borrower and DVI, certified by the Secretary of State of their respective states of incorporation;

         c. the by-laws of each of the Borrower and DVI, certified as true and complete by their respective secretaries or assistant secretaries;

         d. all corporate action taken by each Loan Party (including the shareholders of each Loan Party) to authorize the execution, delivery and performance of each of the Loan Documents to which it is a party;

         e. good standing certificates or telegrams as of dates prior to the date of the initial Loan with respect to each of the Borrower and DVI from the Secretary of State of each of their respective states of incorporation and from such other states of qualification as the Agent requested;

         f. an incumbency certificate (with specimen signatures) with respect to each of the Borrower and DVI; and

         g. the forms of Lease and related documents, Equipment Note, Security Agreement, Progress Payment Agreement, and documents used in connection with all of the foregoing by the Borrower in connection with its business.

8. The Agent received results of audits, analyses, surveys, reviews and inspections with respect to the Collateral in form and substance satisfactory to the Agent.

9.       The Agent received a certificate to the effect that:

         a. the Borrower and DVI had complied and were then in compliance with all of the terms, covenants and conditions of the Original Agreement and the other Loan Documents;

         b. there existed no Event of Default or Default under the Original Agreement; and

         c. the representations and warranties contained in Article 3 of the Original Agreement were true and correct on the date of making of the initial Loans.

10. All legal matters incident to the initial Loans were reasonably satisfactory to the Agent and counsel to the Agent.

                                  SCHEDULE 11
                         TO FIRST AMENDED AND RESTATED
                                 LOAN AGREEMENT
                                    BETWEEN
                          DVI FINANCIAL SERVICES INC.,
                   THE BANKS SIGNATORY TO THE LOAN AGREEMENT
                                      AND
                          NATWEST BANK N.A., AS AGENT


PERMITTED RECOURSE INDEBTEDNESS.

$733,000 secured facility extended by Hazleton National Bank, Hazleton, Pennsylvania, available for direct borrowings, letters of credit or guaranties. Collateral is specific leases.

                                  SCHEDULE 12
                         TO FIRST AMENDED AND RESTATED
                                 LOAN AGREEMENT
                                    BETWEEN
                          DVI FINANCIAL SERVICES INC.,
                   THE BANKS SIGNATORY TO THE LOAN AGREEMENT
                                      AND
                          NATWEST BANK N.A., AS AGENT


GUARANTIES OF OBLIGATIONS OF AFFILIATES.

West Los Angeles MRI, L.P. ("WLA"): Guaranty by DVI Financial Services Inc. of WLA's obligations under Sublease, executed February 24, 1992, not to exceed $200,000.

                                  SCHEDULE 13
                         TO FIRST AMENDED AND RESTATED
                                 LOAN AGREEMENT
                                    BETWEEN
                          DVI FINANCIAL SERVICES INC.,
                   THE BANKS SIGNATORY TO THE LOAN AGREEMENT
                                      AND
                          NATWEST BANK N.A., AS AGENT


CERTAIN RESTRICTED INVESTMENTS.


ADVANCES TO AFFILIATES:

DVI Business Credit                      $9,418,581
formerly known as A/R Advantage

INVESTMENTS IN AFFILIATES:

SMT                                      $  828,187
HIS                                      $1,341,377

                                                                Exhibit A
                                                                   to
                                                            First Amended and
                                                         Restated Loan Agreement



                       FORM OF AMENDED AND RESTATED NOTE


$__________                                                   New York, New York
                                                                  March __, 1995


                 FOR VALUE RECEIVED, DVI FINANCIAL SERVICES INC., a Delaware
corporation (the "Borrower"), hereby promises to pay to the order of   [NAME OF
BANK]   (the "Bank") the principal sum of   [BANK'S COMMITMENT]   DOLLARS
($__________) or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Bank under the First Amended and Restated Loan Agreement, dated June 14, 1991 and amended and restated as of March __, 1995 (as amended or supplemented from time to time, the "Loan Agreement") between the Borrower, the banks signatory to the Loan Agreement (the "Banks") and NatWest Bank N.A., as Pre-Funding Lender and as agent for the Banks (in such capacity, the "Agent"), in forty-eight (48) equal consecutive monthly installments on the Payment Dates, each of such installments to be in an amount equal to one forty-eighth (1/48th) of the principal amount of the Loans made by the Bank outstanding at the close of business on the Term Conversion Date; provided that the last such payment shall be in an amount sufficient to repay in full the principal amount of such Loans. Capitalized terms used but not defined in this Note shall have the meanings ascribed to such terms in the Loan Agreement.

                 The Borrower shall pay interest on the unpaid principal amount of each Loan from the date of such Loan until such Loan is be paid in full at the rates, on the dates and for the periods set forth in or established by the Loan Agreement and calculated as provided in the Loan Agreement. All indebtedness outstanding under this Note shall bear interest after maturity, whether at stated maturity, by acceleration or otherwise, at the Post-Default Rate (computed in the same manner as interest on this Note prior to maturity) and all such interest shall be payable on demand. Notwithstanding anything to the contrary in this Note, the obligation of the Borrower to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to the Bank to the extent that the Bank's receipt of such interest would not be permissible under Applicable Laws limiting rates of interest that may be charged or collected by the Bank. Any such payments of interest that are not made as a result of the limitation referred to in the preceding sentence shall be made by the Borrower to the Bank on the earliest interest payment date or dates on which the receipt of such interest would be permissible under Applicable Laws limiting rates of interest that may be charged or collected by the Bank.

                 Payments of both principal and interest on this Note are to be made at the office of the Agent at 175 Water Street, New York, New York 10038 or such other place as the holder of this Note shall designate to the Borrower in writing, in lawful money of the United States of America in immediately available funds.

                 This Note is one of the Notes referred to in the Loan Agreement, is secured in the manner provided in the Loan Agreement, may be prepaid on the terms and conditions set forth in the Loan Agreement and is entitled to the benefits of the Loan Agreement.

                 The Bank is authorized by the Borrower to record on the schedule to this Note (or on a supplemental schedule) the amount of each Loan made by the Bank to the Borrower and the amount of each payment or prepayment of principal of such Loan received by the Bank, although failure to make any such notation shall not affect the rights of the Bank or the obligations of the Borrower under this Note. The Bank may, at its option, record such matters in its internal records rather than on such schedule.

                 Upon the occurrence of any Event of Default, the principal amount of and accrued interest on this Note may be declared due and payable in the manner and with the effect provided in the Loan Agreement.

                 The Borrower shall pay all costs and expenses of collection, including attorneys' fees and disbursements, in the event that any action, suit or proceeding is brought by the Bank to collect this Note.

                 THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO PROMISSORY NOTES ENTERED INTO IN THE STATE OF NEW YORK BY RESIDENTS OF SUCH STATE AND TO BE PAID AND PERFORMED ENTIRELY WITHIN SUCH STATE.

                                                   DVI FINANCIAL SERVICES INC.


                                                   By: _________________________
                                                   Name:
                                                   Title:

                                SCHEDULE TO NOTE



                 This Note evidences the principal amounts of the Loans made by the Bank under the Loan Agreement on the dates set forth below and the payments or prepayments of principal by the Borrower as set forth below:


                                              Principal
                      Principal               Amount of
                      Amount of               Loan Paid                 Balance
Date Made             Loan Made               or Prepaid              Outstanding              Initials
- ---------             ---------               ----------              -----------              --------


                                                                Exhibit B
                                                                   to
                                                            First Amended and
                                                         Restated Loan Agreement



                          FORM OF AMENDED AND RESTATED
                                PRE-FUNDING NOTE


$8,000,000                                                    New York, New York
                                                                  March __, 1995


                 FOR VALUE RECEIVED, DVI FINANCIAL SERVICES INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of NATWEST BANK N.A. (successor by merger to National Westminster Bank USA), a national banking association (the "Pre-Funding Lender") on the Pre-Funding Commitment Termination Date or on such earlier date as is provided for in the First Amended and Restated Loan Agreement dated June 14, 1991 and amended and restated as of March __, 1995 (as amended or supplemented from time to time, the "Loan Agreement") between the Borrower, the banks signatory to the Loan Agreement (the "Banks") and NatWest Bank N.A. as Pre-Funding Lender and as agent for the ratable benefit of the Banks (in such capacity, the "Agent"), the lesser of (i) the principal sum of EIGHT MILLION DOLLARS ($8,000,000), or (ii) the aggregate unpaid principal amount of the Pre-Funding Loans. Capitalized terms used but not defined in this Note shall have the meanings ascribed to such terms in the Loan Agreement.

                 The Borrower shall pay interest on the unpaid principal amount of each Pre-Funding Loan from the date of such Pre-Funding Loan until such Pre-Funding Loan is be paid in full at the rates, on the dates and for the periods set forth in or established by the Loan Agreement and calculated as provided in the Loan Agreement. All indebtedness outstanding under this Note shall bear interest after maturity, whether at stated maturity, by acceleration or otherwise, at the Post-Default Rate (computed in the same manner as interest on this Note prior to maturity) and all such interest shall be payable on demand. Notwithstanding anything to the contrary in this Note, the obligation of the Borrower to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to the Pre-Funding Lender to the extent that the Pre-Funding Lender's receipt of such interest would not be permissible under Applicable Laws limiting rates of interest that may be charged or collected by the Pre-Funding Lender. Any such payments of interest that are not made as a result of the limitation referred to in the preceding sentence shall be made by the Borrower to the Pre-Funding Lender on the earliest interest payment date or dates on which the receipt of such interest would be permissible under Applicable Laws limiting rates of interest that may be charged or collected by the Pre-Funding Lender.

                 Payments of both principal and interest on this Note are to be made at the office of the Pre-Funding Lender at 175 Water Street, New York, New York 10038, or such other place as the holder of this Note shall designate to the Borrower in writing, in lawful money of the United States of America in immediately available funds.

                 This Note is the Pre-Funding Note referred to in the Loan Agreement, is secured in the manner provided in the Loan Agreement, may be prepaid on the terms and conditions set forth in the Loan Agreement and is entitled to the benefits of the Loan Agreement.

                 The Pre-Funding Lender is authorized by the Borrower to record on the schedule to this Note (or on a supplemental schedule) the amount of each Pre-Funding Loan made by the Pre-Funding Lender to the Borrower and the amount of each payment or prepayment of principal of such Pre-Funding Loan received by the Pre-Funding Lender, although failure to make any such notation shall not affect the rights of the Pre-Funding Lender or the obligations of the Borrower under this Note. The Pre-Funding Lender may, at its option, record such matters in its internal records rather than on such schedule.

                 Upon the occurrence of any Event of Default, the principal amount of and accrued interest on this Note may be declared due and payable in the manner and with the effect provided in the Loan Agreement.

                 The Borrower shall all pay costs and expenses of collection, including attorneys' fees and disbursements, in the event that any action, suit or proceeding is brought by the Pre-Funding Lender to collect this Note.

                 THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO PROMISSORY NOTES ENTERED INTO IN THE STATE OF NEW YORK BY RESIDENTS OF SUCH STATE AND TO BE PAID AND PERFORMED ENTIRELY WITHIN SUCH STATE.

                                                   DVI FINANCIAL SERVICES INC.


                                                   By: _________________________
                                                   Name:
                                                   Title:

                          SCHEDULE TO PRE-FUNDING NOTE



                 This Note evidences the principal amounts of the Pre-Funding Loans made by the Pre-Funding Lender under the Loan Agreement on the dates set forth below and the payments or prepayments of principal by the Borrower as set forth below:



                                              Principal
                      Principal               Amount of
                      Amount of               Pre-Funding
                      Pre-Funding             Loan Paid                 Balance
Date Made             Loan Made               or Prepaid              Outstanding             Initials
- ---------             ---------               ----------              -----------             --------


                                                                Exhibit C
                                                                   to
                                                            First Amended and
                                                         Restated Loan Agreement



                            FORM OF BORROWING NOTICE



                            [Letterhead of Borrower]


NatWest Bank N.A.,
   as Agent
175 Water Street
New York, New York 10038


                 DVI Financial Services Inc. (the "Borrower") refers to Section
2.3 of the First Amended and Restated Loan Agreement, dated June 14, 1991 and amended and restated as of March __, 1995 (as amended or supplemented, the "Loan Agreement") between the Borrower, the banks signatory to the Loan Agreement and NatWest Bank N.A., as Pre-Funding Lender and Agent. Capitalized terms used but not defined in this borrowing notice have the meanings ascribed to such terms in the Loan Agreement.

FOR NOTICES OF BORROWING:

                          The Borrower requests that a [Prime Rate
         Loan/Eurodollar Loan] in the amount of $_________ be made to the account of the Borrower (Acct. No. ________ at ______________, ABA number ____________) on ____________, 199_. [For Eurodollar Loans:
         The Interest Period for such Eurodollar Loan shall be one/two/three month(s).]

FOR NOTICES OF CONVERSION:

                          The Borrower requests to convert a [Prime Rate Loan into a Eurodollar Loan/Eurodollar Loan into a Prime Rate Loan] in the amount of $_________ on ___________, 199_. [For Conversion of a Prime Rate Loan into a Eurodollar Loan: The Interest Period for such Eurodollar Loan shall be one/two/three month(s).]

FOR NOTICES OF PREPAYMENT:

                          The Borrower requests to prepay a [Prime Rate Loan/Eurodollar Loan] in the amount of $_________ on ___________, 199_.

FOR NOTICES OF TERMINATION/REDUCTION OF TOTAL COMMITMENT:

                          The Borrower requests to [terminate/reduce] the Total Commitment in the amount of $_________ on ___________, 199_.

                 The Borrower certifies that no Default or Event of Default has occurred and is continuing. In addition, the Borrower certifies that after giving effect to the Loans requested by this borrowing notice, the aggregate outstanding principal amount of the Loans shall not exceed the Borrowing Availability as measured by the most recent Borrowing Base Report delivered to the Banks and the Agent or, if it does exceed such Borrowing Availability, the Borrower has attached to this borrowing notice a new Borrowing Base Report or additional Borrowing Base information and Supporting Documents evidencing an increase in the Borrowing Availability from the most recent Borrowing Base Report sufficient so that after giving effect to the Loans requested by this borrowing notice the aggregate outstanding principal amount of Loans and Pre-Funding Loans will not exceed the Borrowing Capacity as of such date.

Dated:  _________, 199_

                                        Very truly yours,

                                        DVI FINANCIAL SERVICES INC.



                                        By:_______________________________
                                        Name:
                                        Title:

                                                               Exhibit D
                                                                   to
                                                           First Amended and
                                                        Restated Loan Agreement



                         FORM OF BORROWING BASE REPORT


A.       CONTRACT RECEIVABLES

         1.      UNFUNDED ELIGIBLE FINANCE AND OPERATING LEASES

                 (a)      Total PV of the Balance of Payments under Unfunded Eligible       $__________
                          Finance and Operating Leases

                 (b)      PV of Eligible Leases where advance formula is governed by        $__________
                          value of lease stream

                 (c)      95% of (a)                                                        $__________

                 (d)      PV of Eligible Leases where advance formula is governed by        $__________
                          Equipment Cost

                 (e)      Equipment Cost of Eligible Leases under (d)                       $__________

                 (f)      Total of (c) and (e)                                              $__________

         (See additional limitations in the definition of "Eligible Contracts" in Section 1.1 of the Loan Agreement regarding non-inclusion of Restructured Leases until 1 year elapses)

         2.      UNFUNDED ELIGIBLE EQUIPMENT NOTE RECEIVABLES

                 (a)      Total PV of Balance of Payments under Unfunded Eligible           $__________
                          Equipment Notes

                 (b)      PV of Contract Receivables where advance formula is               $__________
                          governed by value of payment stream

                 (c)      95% of Item (a)                                                   $__________

        (d)      PV of Equipment Notes where advance formula is governed by        $__________
                 Equipment Cost

        (e)      Equipment Cost of Equipment Notes Leases under (d)                $__________

        (f)      Total of (c) and (e)                                              $__________

3.      UNFUNDED ELIGIBLE CSA RECEIVABLES

        (a)      Total PV of Balance of Payments under Unfunded Eligible           $__________
                 Equipment CSAs

        (b)      PV of CSA Receivables where advance formula is governed by        $__________
                 value of lease stream

        (c)      95% of Item (a)                                                   $__________

        (d)      PV of CSA Receivables where advance formula is governed by        $__________
                 Equipment Cost

        (e)      Equipment Cost of Equipment CSA's under (d)                       $__________

        (f)      Total of (c) and (e)                                              $__________

4.      OBLIGOR CONCENTRATION LIMITS

        (a)      Maximum amount owed by any single Obligor (20% of Tangible        $__________
                 Net Worth)

        (b)      List of Obligors Exceeding Concentration Limits

                 (1)     [Name of Obligor] ineligible amount                       $__________

                 (2)     [Name of Obligor] ineligible amount                       $__________

                 (3)     [Name of Obligor] ineligible amount                       $__________

        (c)      Total ineligible amount in excess of (a) [sum of (b)]             $__________

B.       UNFUNDED PROGRESS PAYMENTS

         1.      Aggregate Balance of Unfunded Progress Payments (see limitations in        $__________
                 Section 1.2(a)(ii) of the Loan Agreement)

         2.      95% of Item 1                                                              $__________

C.       INVENTORY AND PER PROCEDURE

         ELIGIBLE EQUIPMENT WHETHER OR NOT SUBJECT, IDENTIFIED OR COMMITTED TO A
         CONTRACT OR RENTAL AGREEMENT

         1.      Invoiced Cost of Eligible Equipment whether or not subject,                $__________
                 identified or committed to a Contract or Rental Agreement

         2.      Accumulated Depreciation with respect to such Eligible Equipment           $__________

         3.      Item 1 - Item 2                                                            $__________

         4.      70% of Item 3                                                              $__________

         5.      Ineligible amount (if Item 4 is more than 10% of the Total                 $__________
                 Commitment, subtract 10% of the Total Commitment from Item 4)

D.       RESTRUCTURED LEASES

         1.      Invoiced Cost of Eligible Equipment                                        $__________

         2.      Accumulated Depreciation with respect to such Eligible Equipment           $__________

         3.      Item 1 - Item 2                                                            $__________

         4.      75% of Item 3                                                              $__________

         (See limitations in definition of Eligible Six-Month Restructured Lease in Section 1.1 of the Loan Agreement of current payments under restructured terms prior to inclusion)

         5.      (a)      Aggregate Balance of Payments under all Eligible Six-Month        $__________
                          Restructured Leases

E.       HEALTHCARE RECEIVABLES

         1.      Total amount of Healthcare Receivables owned by DBC or in which DBC        $__________
                 has a security interest

         2.      Total of Item 1 that are ineligible                                        $__________

         3.      Total of Item 1 that are Eligible Healthcare Receivables                   $__________

         4.      Eligible Healthcare Receivables included in the Borrowing Base             $__________

         5.      DBC Financed Amount of Item 4                                              $__________

         6.      85% of Item 5 (if greater than $7,000,000, enter $7,000,000)               $__________

F. BORROWING BASE TOTAL (see Section 1.2(b) of the Loan Agreement for overall limitations)

         1.      Item A.l(f) plus A.2(f) plus A.3(f), MINUS A.4(c)                          $__________

         2.      Item B.2                                                                   $__________

         3.      Item C.4 minus, if applicable, C.5                                         $__________

         4.      Item D.4                                                                   $__________

         5.      Item E.6                                                                   $__________

         6.      Sum of Items 1 through 5                                                   $__________

         7.      Excludable Liabilities (estimated):

                 (a)      Accrued Taxes                     $________
                 (b)      Account Payables                  $________
                 (c)      Contingent Liabilities            $________
                 (d)      Recourse Liabilities              $________
                                  TOTAL                                                     $__________

         8.      Unrestricted cash minus $500,000 (if less than $0, enter $0)               $__________

         9.      Item 7 minus Item 8 (if less than $0, enter $0)                            $__________

         10.     Borrowing Base Total (Item 6 - Item 9)                                     $__________

G.       BORROWING CAPACITY

         1.      Borrowing Base Total                                                       $__________

         2.      Total Commitment                                                           $__________

         3.      Borrowing Capacity (lesser of Item 1 or Item 2)                            $__________

H.       BORROWING AVAILABILITY

         1.      Borrowing Capacity                                                         $__________

         2.      Outstanding Principal Balance of Loans                                     $__________

         3.      Item 1 - Item 2 (IF THIS IS A NEGATIVE NUMBER, BORROWER MUST               $__________
                 PREPAY)


                 The Borrower represents and warrants that the foregoing information is accurate and complete as of the date first above written.

                 The Borrower has caused this Borrowing Base Report to be executed and delivered by its chief financial officer, chief accounting officer, chief credit officer or other duly authorized officer on ____________, 199_.


                                        DVI FINANCIAL SERVICES INC.



                                        By:__________________________
                                        Name:
                                        Title:

                        Schedule of Supporting Documents
                             Requested by the Agent


___ A list of all motor vehicles included in the Borrowing Base, and copies of all motor vehicle certificates of title evidencing the registration of the Agent's Lien

___ A schedule of all Contracts included in the Borrowing Base, including name, lease number and address of Obligor, start and end dates of Contracts and monthly rental and equipment cost under Contracts

___ Aging Reports and a schedule of total delinquencies for all receivables included in the Borrowing Base and for the Borrower as a whole

___      A list of Progress Payments including date included in Borrowing Base

___      Other documents requested by the Agent:

         ___     []
         ___     []
         ___     []

                             Borrowing Base Report
                             Compliance Certificate



                 This Compliance Certificate is given in connection with the Borrowing Base Report, dated this date, delivered by DVI Financial Services Inc. (the "Borrower") pursuant to the First Amended and Restated Loan Agreement, dated as of March __, 1995 (as amended, modified or supplemented from time to time, the "Loan Agreement"), between the Borrower, the Banks signatory to the Loan Agreement and NatWest Bank N.A. as Agent, Pre-Funding Lender and a Bank. Capitalized terms used and not defined in this Compliance Certificate have the meanings ascribed to such terms in the Loan Agreement.

                 I certify as follows:

                 1. I am the [chief financial officer] [chief accounting officer] [chief credit officer] of the Borrower.

                 2. The Borrower has complied and is in compliance with all of the terms, covenants and conditions of the Loan Agreement and the other Loan Documents.

                 3. No Default or Event of Default has occurred since the last Compliance Certificate given under the Loan Agreement.

                 4.   The representations and warranties contained in
Article 3 of the Loan Agreement are true as of this date except for changes which have been made in the ordinary course of business, not material and not prohibited by the Loan Agreement.

                 IN WITNESS WHEREOF, I have caused this Compliance Certificate to be duly executed and delivered on ____________, 199_.



                                             ______________________________
                                                   Certifying Officer

                                                               Exhibit E
                                                                   to
                                                           First Amended and
                                                        Restated Loan Agreement



                       FORM OF ASSIGNMENT AND ACCEPTANCE



                 This ASSIGNMENT AND ACCEPTANCE, dated __________, 199_ (this
"Assignment"), is between   [Name of Assigning Bank] (the "Assignor") and
[Name of Assignee Bank]   (the "Assignee") and refers to the First Amended and
Restated Loan Agreement, dated June 14, 1991 and amended and restated as of March __, 1995 (as amended or supplemented, the "Loan Agreement"), between DVI Financial Services Inc. (the "Borrower"), the Assignor and the other banks signatory to the Loan Agreement (collectively, the "Banks") and NatWest Bank N.A., as Pre-Funding Lender and as agent for the Banks (in such capacity, the "Agent"). Capitalized terms used but not defined in this Assignment shall have the meanings ascribed to such terms in the Loan Agreement.

                 For good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Assignor and the Assignee agree as follows:

                 1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, all of the Assignor's rights and obligations in respect of _______________________ Dollars ($_________) of the Assignor's Commitment [and the Pre-Funding Commitment](1) as of the date of this Assignment, including the Assignor's share of the Loans [and the Pre-Funding Loans](1) in such amount owing to the Assignor on the date of this Assignment. After this Assignment has been executed by Assignor and Assignee, this Assignment shall become effective at the time (the "Effective Time") the Assignor receives an amount in immediately available funds equal to the principal amount of the Loans [and the Pre-Funding Loans](1) assigned to the Assignee under this Assignment.

                 2. The Assignor (a) represents and warrants that as of the date of this Assignment and immediately before the Effective Time its Commitment is and will be __________________ Dollars ($__________) and the aggregate outstanding principal amount of Loans [and Pre-Funding Loans](1) owing to it on the date of this Assignment (without giving effect to assignments that have not yet become effective) is ______________________ Dollars ($__________);
(b) represents and warrants that it is the legal and beneficial





____________________

(1) To be inserted if the Pre-Funding Lender is assigning any portion of the Pre-Funding Commitment and Pre-Funding Loans.

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
owner of the interest being assigned by it under this Assignment, and that such interest is free and clear of any adverse claim; (c) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant to the Loan Documents; (d) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Affiliate or the performance or observance by the Borrower or any other Person of any of their respective obligations under the Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant to the Loan Documents; and (e) shall deliver to the Agent promptly and as soon as practicable the Note [and the Pre-Funding Note](2) representing the Assignor's Commitment [and Pre-Funding Commitment](2) and request that the Agent arrange for the Borrower to issue a new Note, dated the date of this Assignment, in the principal amount of the Assignor's Commitment assigned by this Assignment (or such greater amount as shall reflect the amount of the Commitments to be held or acquired by the Assignee), payable to the order of the Assignee [and a new Pre-Funding Note, dated the date of this Assignment, in the principal amount of the Pre-Funding Commitment assigned by this Assignment](2).

                 3. The Assignee hereby (a) confirms that it has received a copy of the Loan Agreement and the other Loan Documents, together with copies of the most recent Financial Statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and the Loan Agreement; (b) agrees that it will, independently and without reliance upon the Agent or the Banks and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (c) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement and the other Loan Documents as are delegated to the Agent by the terms of the Loan Documents, together with such powers as are reasonably incidental to such delegated powers; and (d) agrees that it will perform in accordance with its terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Bank.

                 4. Following the execution of this Assignment, it will be delivered to the Agent for acceptance by the Agent. Upon the later of such acceptance or the Effective Time, (a) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Bank [and the Pre-Funding Lender](2) under the Loan Agreement, and (b) the Assignor shall, to the extent provided in this Assignment,





____________________

(2) To be inserted if the Pre-Funding Lender is assigning any portion of the Pre-Funding Commitment and Pre-Funding Loans.

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
relinquish its rights and be released from its obligations under the Loan Agreement.

                 5. Upon the later of acceptance by the Agent or the Effective Time, the Agent shall make all payments under the Loan Agreement and the Notes [and the Pre-Funding Note](2) in respect of the interest assigned by this Assignment to the Assignee, including all payments of principal, interest and commitment fees with respect to such assigned interest. Assignor and Assignee shall make all appropriate adjustments in payments under the Loan Agreement and the Notes [and the Pre-Funding Note](2) for periods prior to the Effective Time directly between themselves.

                 6. This Assignment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York by residents of such State. This Assignment may be signed in any number of counterparts, all of which, when taken together, shall constitute one and the same document.

                 IN WITNESS WHEREOF, the Assignor and the Assignee have duly signed this Assignment and Acceptance on the date set forth above.

[NAME OF ASSIGNING BANK],                  [NAME OF ASSIGNEE BANK],
       as Assignor                               as Assignee


By:__________________________              By:__________________________
Name:                                      Name:
Title:                                     Title:



                   Accepted this ____ day of _________, 199_.

                                        NATWEST BANK N.A.,
                                             as Agent


                                        By:__________________________
                                        Name:
                                        Title:





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